As filed with the U.S. Securities and Exchange Commission on May 20, 2014

Registration No. 333-193882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment NO. 2 TO FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECNOGLASS INC.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

Avenida Circunvalar a 100 mts de la Via 40

Barrio Las Flores

Barranquilla, Colombia

(57)(5)3734000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joaquin Fernandez

Chief Financial Officer

Avenida Circunvalar a 100 mts de la Via 40

Barrio Las Flores

Barranquilla, Colombia

(57)(5)3734000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(212) 818-8881 – Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, $.0001 par value (3)	7,795,075	$9.75	$76,001,981.25	$9,789.06
Warrants, each to purchase one ordinary share (4)	5,500,000	$1.65	$9,075,000.00	$1,168.86
Ordinary Shares, $.0001 par value, underlying the warrants (5)	5,500,000	$9.75	$—	$—
Ordinary Shares, $.0001 par value, underlying the warrants (6)	4,600,000	$8.00	$36,800,000	$4,739.84
TOTAL			$121,876,981.25	$15,697.76	(7)

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our ordinary shares, the number of shares registered shall automatically be adjusted to cover the additional ordinary shares issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s ordinary shares as reported on the NASDAQ Capital Market on February 4, 2014 and high and low sales prices of the Registrant’s warrants as quoted on the OTCQB marketplace on February 5, 2014.
(3)	Represents ordinary shares being registered for resale that have been issued, or that may be issued upon the exercise of warrants registered for resale described in footnote 4 below, to certain of the Selling Securityholders named in this Registration Statement.
(4)	Represents warrants being registered for resale that were originally issued in a private placement to certain of the Selling Securityholders or that may be issued to certain selling securityholders upon exercise of unit purchase options.

(5)	Represents the issuance of ordinary shares underlying the warrants described in footnote 4 above to the extent the warrants are transferred prior to exercise. The filing fee is included in the filing fee for the ordinary shares underlying the warrants included in footnote 3 above.

(6)	Represents the issuance of ordinary shares underlying the warrants sold as part of the units in the Registrant’s initial public offering and ordinary shares underlying warrants to be issued upon exercise of unit purchase options, which ordinary shares were not registered at the time such warrants were registered.
(7)	The filing fee has been previously paid.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus also relating to 400,000 ordinary shares and 400,000 warrants underlying unit purchase options, which were registered for a fee of $504.24 on Registration Statement No. 333-178061 previously filed by the Registrant on Form S-1 and declared effective March 16, 2012. This Registration Statement, which is a new registration statement, also constitutes a Post-Effective Amendment No. 1 on Form S-1 to such Registration Statement No. 333-178061, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2014

Prospectus

Tecnoglass Inc.

7,795,075 Ordinary Shares and 5,500,000 Warrants (for Resale)

11,000,000 Ordinary Shares and 900,000 Warrants (for Issuance)

This prospectus relates to 7,795,075 ordinary shares and 5,500,000 warrants of Tecnoglass Inc., a Cayman Islands exempted company, that may be sold from time to time by the Selling Securityholders set forth in this prospectus under the heading “Selling Securityholders” beginning on page 47. This represents (i) 649,382 ordinary shares issued to certain Selling Securityholders pursuant to two subscription agreements in connection with our initial business combination described in more detail in this prospectus (the “initial business combination”), (ii) 1,050,000 ordinary shares issued to certain Securityholders in connection with our formation, (iii) 500,000 ordinary shares and 500,000 warrants underlying unit purchase options (and 500,000 ordinary shares underlying the warrants included in the unit purchase options) originally issued to certain Selling Securityholders in connection with our initial public offering, (iv) 4,800,000 warrants, or “insider warrants,” (and 4,800,000 ordinary shares underlying the insider warrants) purchased by certain of the Selling Securityholders in a private placement that was consummated simultaneously with our initial public offering, (v) 200,000 warrants, or “working capital warrants,” (and 200,000 ordinary shares underlying the working capital warrants) issued to a certain Selling Securityholder upon conversion of a promissory note issued by us in consideration of a working capital loan made by such Selling Securityholder and (vi) 95,693 ordinary shares sold to a certain selling securityholder pursuant to a subscription agreement in March 2014.

This prospectus also relates to the issuance of (i) 4,200,000 ordinary shares underlying outstanding warrants issued in our initial public offering pursuant to a prospectus dated March 16, 2012, (ii) 900,000 ordinary shares and 900,000 warrants underlying unit purchase options (and 900,000 ordinary shares underlying the warrants included in the unit purchase options) issued in connection with our initial public offering and (iii) 5,000,000 ordinary shares underlying the insider warrants and working capital warrants to the extent such warrants are transferred prior to exercise, so that such warrants and unit purchase options may be exercised by their holders.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $40,000,000 upon the exercise of all of the insider warrants and working capital warrants, up to $9,400,000 upon the exercise of the unit purchase options, up to $7,200,000 upon the exercise of the warrants underlying such unit purchase options and up to $33,600,000 upon the exercise of the warrants issued in our initial public offering. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Certain of the Selling Securityholders are restricted from selling any of their securities covered by this prospectus until December 20, 2014, as more fully described in this prospectus. However, we are registering all of the securities covered hereby pursuant to contractual obligations we have to permit the Selling Securityholders to sell the securities from time to time in the public market at prices determined by the prevailing market prices or in privately negotiated transactions when they are permitted to do so. Information regarding the Selling Securityholders, the amounts of ordinary shares and warrants that may be sold by them and the times and manner in which they may offer and sell the ordinary shares and warrants under this prospectus is provided under the sections titled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “TGLS,” and our warrants are quoted on the OTCQB marketplace under the symbol “TGLSW.” On May 13, 2014, the last reported sales price of our ordinary shares and warrants were $10.33 and $2.65, respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014

Table of Contents

PROSPECTUS SUMMARY	1
RISK FACTORS	6
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	17
DIVIDEND POLICY	18
MARKET PRICE FOR OUR SECURITIES	18
BUSINESS OF THE COMPANY	19
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	29
MANAGEMENT OF THE COMPANY	35
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	41
PRINCIPAL SHAREHOLDERS	45
SELLING SECURITYHOLDERS	47
PLAN OF DISTRIBUTION	52
DESCRIPTION OF SECURITIES	54
LEGAL MATTERS	57
EXPERTS	57
WHERE YOU CAN FIND MORE INFORMATION	57

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we originally filed on Form S-3 and later amended on Form S-1 with the Securities and Exchange Commission, or SEC. You should read this prospectus together with the more detailed information regarding our company, our ordinary shares and warrants and our financial statements and the notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus, we use the terms “our company,” “we,” “us,” “our,” and similar references to refer to Tecnoglass Inc., formerly named Andina Acquisition Corporation, and its subsidiaries. References to “Tecnoglass Holding” are to our wholly owned subsidiary, Tecno Corporation; references to “TG” are to Tecnoglass Holding’s indirect subsidiary, Tecnoglass S.A.; and references to “ES” are to Tecnoglass Holding’s indirect subsidiary, C.I. Energia Solar S.A. E.S. Windows.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company, our ordinary shares, our warrants and our financial statements and the notes to those statements appearing elsewhere in this prospectus.

Overview

We were originally formed for the purpose of effecting a business combination with one or more businesses or entities. On December 20, 2013, we consummated our initial business combination, whereby we acquired Tecnoglass Holding and its indirect, wholly-owned subsidiaries, TG and ES. As a result of the merger, the business of Tecnoglass Holding and its subsidiaries became our business. Accordingly, we are now a holding company operating through our direct and indirect subsidiaries.

Company History

We were formed under the name “Andina Acquisition Corporation” as an exempted company incorporated in the Cayman Islands on September 21, 2011 in order to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On March 22, 2012, we closed our initial public offering of 4,000,000 units, with each unit consisting of one ordinary share and one warrant to purchase one ordinary share at an exercise price of $8.00 per share. On March 30, 2012, we consummated the closing of the sale of an additional 200,000 units which were sold subject to the underwriters’ over-allotment option. The 4,200,000 units sold in the initial public offering, including the units sold subject to the over-allotment option, were sold at an offering price of $10.00 per unit, generating total gross proceeds of $42,000,000. Simultaneously with the consummation of the initial public offering, we consummated a private placement of 4,800,000 warrants at a price of $0.50 per warrant and options to purchase an aggregate of 900,000 units at a price of $500,100, generating total proceeds of $2,900,100. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us were $43,163,000 (which included the $2,900,100 we received from the sale of warrants and the underwriters’ unit purchase options), of which $42,740,000 was deposited into a trust account. The remaining proceeds of $423,000 became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-178061), that became effective on March 16, 2012.

From the consummation of our initial public offering until August 17, 2013, we were searching for a suitable target business to acquire. On August 17, 2013, we entered into an agreement and plan of reorganization, which agreement, as amended, we sometimes refer to as the “merger agreement,” with Tecnoglass Holding, TG and ES, pursuant to which we were to acquire TG and ES as indirect subsidiaries. Pursuant to the merger agreement, our wholly-owned subsidiary was to merge with and into Tecnoglass Holding, with Tecnoglass Holding surviving as our wholly-owned subsidiary. On December 20, 2013, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger and other related proposals. On the same date, we closed the merger. In connection with the merger, our business became the business of Tecnoglass Holding, TG and ES, and we changed our name to Tecnoglass Inc.

Our Business

We are a leading manufacturer of hi-spec, architectural glass and windows for the western hemisphere residential and commercial construction industries, operating through our direct and indirect subsidiaries. Headquartered in Barranquilla, Colombia, we operate out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. We sell our products to more than 800 customers in North, Central and South America. The United States accounted for approximately 36% and 38% of our combined revenues in 2013 and 2012, respectively, and Panama accounted for approximately 6% and 11% of our combined revenues in 2013 and 2012, respectively. Our tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

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TG products are installed in hotels, residential buildings, commercial and corporate centers, universities, airports and hospitals in a variety of applications such as floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. Approximately 38% of TG products are supplied to ES for installation in various products that ES manufactures, with the balance of TG products being sold to customers throughout North, Central and South America.

TG also produces aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacture of windows. In 2007, TG established its Alutions plant in Barranquilla, Colombia for extrusion, smelting, painting and anodizing processes, and for exporting, importing and marketing aluminum products. The Alutions plant contributes more than 90% of the raw materials needed for production of TG aluminum products.

ES designs, manufactures, markets and installs architectural systems for high, medium and low rise construction, glass and aluminum windows and doors, office dividers and interiors, floating facades and commercial display windows.

ES recently expanded into the high-tech market for curtain walls, a product that is in high demand and represents a new trend in architecture, and floating facades. Curtain walls produced by ES are composed of “high performance” materials that are produced by Alutions and TG with state of the art technology.

Company Information

Our principal executive office is located at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia and our telephone number is (57)(5) 3734000. TG and ES each maintain a website at www.tecnoglass.com and www.energiasolarsa.com, respectively, that contain information about their operations, but that information is not part of this prospectus.

Background of this Prospectus

The securities offered hereby, and being registered on the registration statement of which this prospectus forms a part, were acquired in different transactions since our inception and are being registered to satisfy certain contractual obligations described below.

Insider Shares

In connection with our formation, we issued 1,437,500 ordinary shares, the “insider shares,” for an aggregate purchase price of $25,000. In March 2012, the holders of these shares returned an aggregate of 287,500 ordinary shares to us at no cost for cancellation in connection with a change in the size of our initial public offering, so that immediately preceding our initial public offering, 1,150,000 insider shares were outstanding. Of these shares, 100,000 were cancelled on May 1, 2012 because the underwriters did not exercise their over-allotment option in full, resulting in an aggregate of 1,050,000 insider shares remaining outstanding.

We granted certain registration rights to the holders of the above-referenced insider shares. Accordingly, we are registering the resale of 1,050,000 insider shares on the registration statement of which this prospectus forms a part. However, in connection with our initial public offering, the insider shares were deposited in an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these insider shares will not be released from escrow until December 20, 2014 and may not be sold by Selling Securityholders until such time.

Public Warrants

In our initial public offering, we sold 4,200,000 units, each unit consisting of one ordinary share and one warrant to purchase one ordinary share at a price of $8.00 per share. These units, and the ordinary shares and warrants underlying such units, were registered on the Registration Statement on Form S-1 (File No. 333-178061), declared effective March 16, 2012. The ordinary shares issuable upon exercise of the warrants were not registered at the time.

The warrants became exercisable on December 20, 2013 (the date of the consummation of our initial business combination). The public warrants are exercisable for cash, or on a “cashless basis,” all as more fully described in the section entitled “Description of Securities—Warrants” beginning on page 54 of this prospectus. However, no public warrants may be exercised for cash unless we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares.

Under the terms of the warrant agreement governing the public warrants, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. Accordingly, we are registering the issuance of the 4,200,000 ordinary shares underlying such public warrants on the registration statement of which this prospectus forms a part.

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Insider Warrants and Working Capital Warrants

In a private placement taking place simultaneously with the consummation of our initial public offering, we sold 4,800,000 insider warrants at a price of $0.50 per warrant to certain of the Selling Securityholders.

On May 20, 2013, the A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust, a trust of which our non-executive chairman of the board, his spouse and his descendants are beneficiaries, loaned us an aggregate of $100,000. The loan was evidenced by a promissory note that was non-interest bearing and payable at the consummation of our initial business combination. The principal balance of the note was convertible, at the holder’s option, at any time until the repayment in full of such note, into warrants at a price of $0.50 per warrant, or an aggregate of up to 200,000 warrants. The trust exercised its conversion right (which conversion was also approved by our shareholders at the meeting held on December 20, 2013 to approve the merger agreement), and was issued 200,000 working capital warrants.

We granted certain registration rights to the holders of the above-referenced warrants. Accordingly, we are registering (A) the resale of 4,800,000 insider warrants, 200,000 working capital warrants, and 5,000,000 ordinary shares underlying such warrants and (B) the issuance of the 5,000,000 ordinary shares underlying the insider warrants and working capital warrants on the registration statement of which this prospectus forms a part.

Unit Purchase Options

EarlyBirdCapital, Inc. (and its designees) purchased two unit purchase options from us in connection with our initial public offering. The first unit purchase option entitles the holder to purchase up to an aggregate of 400,000 units. EarlyBirdCapital, Inc. paid us $100 for the first unit purchase option. The units issuable upon exercise of the first unit purchase option are identical to those offered in our initial public offering. The first purchase option is exercisable for $11.00 per unit, and may be exercised on a cashless basis. The first purchase option became exercisable on December 20, 2013 (the date of the consummation of our initial business combination) and expires March 16, 2017.

The second purchase option entitles the holder to purchase up to 500,000 units. EarlyBirdCapital, Inc. paid us $500,000 for the second purchase option, or $1.00 per unit underlying each option. The units issuable upon exercise of the second purchase option are identical to those offered in our initial public offering, except that the warrants included in the units are not redeemable so long as they are held by EarlyBirdCapital, Inc. or its affiliates. The second purchase option is exercisable for $10.00 per unit, and may be exercised on a cashless basis. The second purchase option became exercisable on December 20, 2013 (the date of the consummation of our initial business combination) and expires March 16, 2017.

The first unit purchase option, the units and the ordinary shares and warrants issuable upon exercise of the first unit purchase option were registered on the Registration Statement on Form S-1 (File No. 333-178061), declared effective March 16, 2012. The second unit purchase option (and underlying securities) and the ordinary shares issuable upon exercise of the warrants underlying the first unit purchase option were not registered at the time.

We granted certain registration rights to the holders of the above-referenced unit purchase options. Accordingly, we are registering the resale of the 500,000 warrants and 1,000,000 ordinary shares underlying the second unit purchase option and the issuance of the 900,000 warrants and 1,800,000 ordinary shares underlying both unit purchase options on the registration statement of which this prospectus forms a part.

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December 2013 Agreements

On December 19, 2013, we entered into subscription agreements with two investors pursuant to which such investors purchased an aggregate of 649,382 ordinary shares at a price of $10.18 per share, or an aggregate of $6,610,709. Additionally, the A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust transferred an aggregate of 608,796 insider warrants to these two investors. The sales pursuant to the subscription agreement, as well as the transfer of the insider warrants, were conditioned upon, and consummated after, the closing of the merger transaction with Tecnoglass Holding. Pursuant to these subscription agreements, we agreed to file a registration statement covering these securities within four months of the closing of our initial business combination and to use our best efforts to have such registration statement declared effective as soon as possible.

Also on December 19, 2013, we entered into an agreement with a third party shareholder pursuant to which the shareholder agreed to use commercially reasonable efforts to purchase up to 1,000,000 ordinary shares in the open market and agreed that it would not seek conversion or redemption of any such purchased shares in connection with the merger agreement. This holder and its affiliates purchased an aggregate of 985,896 ordinary shares pursuant to this agreement. Pursuant to the agreement, the A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust transferred to the holder and its affiliates an aggregate of 2,167,867 insider warrants. Additionally, EarlyBirdCapital transferred to the holder and its affiliates an aggregate of 88,731 of the unit purchase options described above. The transfer of these insider warrants and unit purchase options was conditioned upon, and consummated after, the closing of the merger transaction with Tecnoglass Holding.

We granted certain registration rights to the two investors and the third party shareholder and its affiliates related to the above-agreements. Accordingly, in addition to registering for resale all insider warrants (and underlying shares) and underlying securities of the second unit purchase options for resale and issuance as described above, we are also registering the resale of the 649,382 ordinary shares sold in this private placement on the registration statement of which this prospectus forms a part.

March 2014 Private Placement

On March 5, 2014, we entered into a subscription agreement with A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust, pursuant to which the Trust agreed to purchase an aggregate of 95,693 ordinary shares at an aggregate price of $1,000,000, or approximately $10.45 per share, representing a slight premium to the closing price of our ordinary shares immediately prior to the execution of the subscription agreement. The closing of the purchase took place on March 14, 2014.

We agreed to file a registration statement covering the resale of these shares by July 14, 2014 and accordingly, are registering the resale of the 95,693 ordinary shares sold in this private placement on the registration statement of which this prospectus forms a part.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 6.

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The Offering

Shares Offered by Selling Securityholders:	7,795,075(1)

Number of Ordinary Shares Outstanding:	24,310,363(2)

Warrants Offered by Selling Securityholders:	5,500,000(3)

Number of Warrants Outstanding:	9,200,000(4)

Use of Proceeds:	We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $40,000,000 upon the exercise of all of the insider warrants and working capital warrants, up to $9,400,000 upon the exercise of the unit purchase options issued to the representative of the underwriters of our initial public offering and their designees, up to $7,200,000 upon the exercise of the warrants underlying such unit purchase options and up to $33,600,000 upon the exercise of the warrants issued in our initial public offering. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. See the section titled “Use of Proceeds” for further information on our use of proceeds from this offering.

Risk Factors:	You should carefully consider all of the information contained in, and incorporated by reference into, this prospectus, and in particular, you should evaluate the specific risks set forth under “Risk Factors,” beginning on page 6.

NASDAQ Capital Market Symbol for Ordinary Shares:	TGLS

OTCQB Marketplace Symbol for Warrants	TGLSW

(1)  Includes an aggregate of 6,000,000 ordinary shares that may be issued to the Selling Securityholders upon exercise of insider warrants, working capital warrants and unit purchase options held by such holders, which shares, when issued, may also be sold by the Selling Securityholders pursuant to this prospectus .

(2) Does not include (a) 4,200,000 ordinary shares issuable upon the exercise of warrants issued in our initial public offering, (b) 1,800,000 ordinary shares underlying unit purchase options issued in connection with our initial public offering, 1,000,000 shares of which may be sold pursuant to this prospectus by the Selling Securityholders upon exercise of such unit purchase options, (c) 5,000,000 ordinary shares issuable upon the exercise of insider warrants or working capital warrants, which shares may be sold pursuant to this prospectus by the Selling Securityholders upon exercise of such warrants or (d) 3,000,000 ordinary shares that may be issued to Energy Holding Corporation, the former shareholder of TG and ES, upon the attainment of certain financial and stock performance goals in accordance with the merger agreement.

(3)  Includes 500,000 warrants that may be issued to the Selling Securityholders upon exercise of unit purchase options held by such holders, which warrants when issued, may also be sold by the Selling Securityholders pursuant to this prospectus.

(4) Does not include 900,000 warrants issuable upon the exercise of unit purchase options, of which 500,000 may be sold pursuant to this prospectus by the Selling Securityholders upon exercise of such unit purchase options.

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RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors set forth below, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our ordinary shares and other securities and the loss of all or part of your investment.

Risks Related to Our Business Operations

We operate in competitive markets, and our business could suffer if we are unable to adequately address potential downward pricing pressures and other factors that may reduce operating margins.

The principal markets that our subsidiaries, TG and ES, serve are highly competitive. Competition is based primarily on the precision and range of achievable tolerances, quality, price and the ability to meet delivery schedules dictated by customers. Our competition comes from companies of various sizes, some of which have greater financial and other resources than we do and some of which have more established brand names in the markets that we serve. Any of these competitors may foresee the course of market development more accurately than we will, develop products that are superior to ours, have the ability to produce similar products at a lower cost than us or adapt more quickly than we can to new technologies or evolving customer requirements. Increased competition could force us to lower our prices or to offer additional services at a higher cost to us, which could reduce gross profit and net income. Accordingly, we may not be able to adequately address potential downward pricing pressures and other factors, which as a consequence may adversely impact our financial condition and results of operations.

Failure to maintain the performance, reliability and quality standards required by our customers could have a materially negative impact on our financial condition and results of operation.

We manufacture a significant portion of our products based on the specific requirements of our customers. If our products or services have performance, reliability or quality problems, or products are installed with incompatible glazing materials, we may experience additional warranty and service expenses, reduced or canceled orders, diminished pricing power, higher manufacturing or installation costs or delays in the collection of accounts receivable. Additionally, performance, reliability or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages that could negatively impact our financial results.

The volatility of the cost of raw materials used to produce our products could materially adversely affect our results of operations in the future.

The cost of raw materials included in our products, including aluminum extrusion and polyvinyl butyral, are subject to significant fluctuations. A variety of factors over which we have no control, including global demand for aluminum, fluctuations in oil prices, speculation in commodities futures and the creation of new laminates or other products based on new technologies, impact the cost of raw materials which we purchase for the manufacture of our products. While we may attempt to minimize the risk from severe price fluctuations by entering into aluminum forward contracts to hedge these fluctuations in the purchase price of aluminum extrusion we use in production, substantial, prolonged upward trends in aluminum prices could significantly increase the cost of our aluminum needs and have an adverse impact on our results of operations. If we are not able to pass on significant cost increases to our customers, our results in the future may be negatively impacted by a delay between the cost increases and price increases in our products. Accordingly, the price volatility of raw materials could adversely affect our financial condition and results of operations in the future.

6

We depend on third-party suppliers for our raw materials and any failure of such third-party suppliers in providing raw materials could negatively impact our ability to manufacture our products.

Our ability to offer a wide variety of products to our customers depends on receipt of adequate material supplies from manufacturers and other suppliers. It is possible in the future that our competitors or other suppliers may create products based on new technologies that are not available to us or are more effective than our products at surviving hurricane-force winds and wind-borne debris or that they may have access to products of a similar quality at lower prices. We do not have long-term contracts with the suppliers of our raw materials. Failures of third-party suppliers to provide raw materials to us in the future could have an adverse impact on our operating results or our ability to manufacture our products.

The home building industry and the home repair and remodeling sector are regulated and any increased regulatory restrictions could negatively affect our sales and results of operations.

The home building industry and the home repair and remodeling sector are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design and safety, construction, and similar matters, including regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can be built within the boundaries of a particular area. Increased regulatory restrictions could limit demand for new homes and home repair and remodeling products, which could negatively affect our sales and results of operations. We may not be able to satisfy any future regulations, which consequently could have a negative effect on our sales and results of operations.

Changes in building codes could lower the demand for our impact-resistant windows and doors.

The market for our impact-resistant windows and doors depends in large part on our ability to satisfy state and local building codes that require protection from wind-borne debris. If the standards in such building codes are raised, we may not be able to meet such requirements, and demand for our products could decline. Conversely, if the standards in such building codes are lowered or are not enforced in certain areas, demand for impact-resistant products may decrease. If we are unable to satisfy future regulations, including building code standards, it could negatively affect our sales and results of operations. Further, if states and regions that are affected by hurricanes but do not currently have such building codes fail to adopt and enforce hurricane protection building codes, our ability to expand our business in such markets may be limited.

Equipment failures, delays in deliveries and catastrophic loss at any of our manufacturing facilities could lead to production curtailments or shutdowns that prevent us from producing our products.

An interruption in production capabilities at any of our facilities as a result of equipment failure or other reasons could result in our inability to produce our products, which would reduce our sales and earnings for the affected period. In addition, we generally manufacture our products only after receiving the order from the customer and thus do not hold large inventories. If there is a stoppage in production at our manufacturing facilities, even if only temporarily, or if they experience delays as a result of events that are beyond our control, delivery times could be severely affected. Any significant delay in deliveries to our customers could lead to increased returns or cancellations and cause us to lose future sales. Our manufacturing facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. If we experience plant shutdowns or periods of reduced production as a result of equipment failure, delays in deliveries or catastrophic loss, it could have a material adverse effect on our results of operations or financial condition. Further, we may not have adequate insurance to compensate for all losses that result from any of these events.

Our business involves complex manufacturing processes that may result in costly accidents or other disruptions of our operations in the future.

Our business involves complex manufacturing processes. Some of these processes involve high pressures, temperatures, hot metal and other hazards that present certain safety risks to workers employed at our manufacturing facilities. The potential exists for accidents involving death or serious injury. The potential liability resulting from any such accident, to the extent not covered by insurance, could cause us to incur unexpected cash expenditures, thereby reducing the cash available to operate our business. Such an accident could disrupt operations at any of our facilities, which could adversely affect our ability to deliver products to our customers on a timely basis and to retain our current business.

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Our operations are located in Colombia, which may make it more difficult for U.S. investors to understand and predict how changing market conditions will impact our financial results.

Our operations are located in Colombia and, consequently, are subject to the economic, political and tax conditions prevalent in that country. The economic conditions in Colombia are subject to different growth expectations, market weaknesses and business practices than seen in the U.S. market. We may not be able to predict how changing market conditions in Colombia will impact our financial results.

Our net sales and operating profits may be difficult to predict and could fall below our expectations and those of securities analysts and investors which likely would have an adverse impact on the market price of our securities.

Our net operating revenues and operating results may fall below provided guidance and the expectations of securities analysts or investors in future periods. Our annual net sales and operating results may vary depending on a number of factors, including, but not limited to, fluctuating customer demand, delay or timing of shipments, construction delays or cancellations due to lack of financing for construction projects or market acceptance of new products. Manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment or staffing requirements may also adversely impact annual net sales and operating results. In addition, competition, including new entrants into TG and ES’s markets, the introduction of new products by competitors, adoption of improved technologies by competitors and competitive pressures on prices of products and services, could adversely impact our annual net sales and operating results. Finally, our annual net sales and operating results may vary depending on raw material pricing, the potential for disruption of supply and changes in legislation that could have an adverse impact on labor or other costs. Our failure to meet net sales and operating result expectations would likely adversely affect the market price of our securities.

New construction remains below average, and repair and remodeling markets are still flat and such market pressures could negatively impact our results of operations.

The glass industry is subject to the cyclical market pressures of the larger new construction and repair and remodeling markets. In turn, these larger markets may be affected by adverse changes in economic conditions such as demographic trends, employment levels and consumer confidence. Any future downturn or any other negative market pressures could negatively impact our results of operations in the future.

We may be adversely affected by disruptions to our manufacturing facilities or disruptions to our customer, supplier or employee base.

Any disruption to our facilities resulting from weather-related events, fire, an act of terrorism or any other cause could damage a significant portion of our inventory, affect our distribution of products and materially impair our ability to distribute products to customers. We could incur significantly higher costs and longer lead times associated with distributing our products to customers during the time that it takes for us to reopen or replace a damaged facility. In addition, if there are disruptions to our customer and supplier base or to our employees caused by weather-related events, acts of terrorism or any other cause, our business could be temporarily adversely affected by higher costs for materials, increased shipping and storage costs, increased labor costs, increased absentee rates and scheduling issues. Any interruption in the production or delivery of our supplies could reduce sales of our products and increase costs.

The nature of our business exposes each of our subsidiaries to product liability and warranty claims that, if adversely determined, could negatively impact our financial condition and results of operations and the confidence of customers in our products.

TG and ES are, from time to time, involved in product liability and product warranty claims relating to the products they manufacture and distribute that, if adversely determined, could adversely affect our financial condition, results of operations and cash flows. In addition, they may be exposed to potential claims arising from the conduct of homebuilders and home remodelers and their sub-contractors. We may not be able to maintain insurance on acceptable terms or insurance may not provide adequate protection against potential liabilities in the future. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in us and our products.

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We are subject to potential exposure to environmental liabilities and are subject to environmental regulation and any such liabilities or regulation may negatively impact our costs and results of operations in the future.

TG and ES are subject to various federal, state and local environmental laws, ordinances and regulations. Although we believe that our facilities are in material compliance with such laws, ordinances and regulations, as owners of real property, TG and ES can be held liable for the investigation or remediation of contamination on such properties, in some circumstances, without regard to whether we knew of or were responsible for such contamination. Remediation may be required in the future as a result of spills or releases of petroleum products or hazardous substances, the discovery of unknown environmental conditions, or more stringent standards regarding existing residual contamination. More burdensome environmental regulatory requirements may increase our general and administrative costs and may increase the risk that TG and ES may incur fines or penalties or be held liable for violations of such regulatory requirements.

Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance existing products and services through product development initiatives and technological advances; any failure to make such improvements could harm our future business and prospects.

We have continuing programs designed to develop new products and to enhance and improve our existing products. We are expending resources for the development of new products in all aspects of our business, including products that can reach a broader customer base. Some of these new products must be developed due to changes in legislative, regulatory or industry requirements or in competitive technologies that render certain of our existing products obsolete or less competitive. The successful development of our products and product enhancements are subject to numerous risks, both known and unknown, including unanticipated delays, access to significant capital, budget overruns, technical problems and other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of these new products. The events could have a materially adverse impact on our results of operations.

Given the uncertainties inherent with product development and introduction, including lack of market acceptance, we cannot provide assurance that any of our product development efforts will be successful on a timely basis or within budget, if at all. Failure to develop new products and product enhancements on a timely basis or within budget could harm our business and prospects. In addition, we may not be able to achieve the technological advances necessary for us to remain competitive, which could have a materially negative impact on our financial condition.

We are dependent on sales to customers outside Colombia and any failure to make these sales may adversely affect our operating results in the future.

A significant portion of our sales are to customers outside Colombia, including to Panama and the U.S., and we expect sales in foreign markets to continue to represent a significant portion of our net sales. Foreign sales and operations are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, property ownership rights, taxation, exchange controls and repatriation of earnings. Changes in the relative values of currencies occur from time to time and could affect our operating results. This risk and the other risks inherent in foreign sales and operations could adversely affect our operating results in the future.

We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects in the future.

Our continued success depends to a large extent upon the continued services of our senior management and certain key employees. Each member of our senior management teams has substantial experience and expertise in his or her industry and has made significant contributions to our growth and success. We face the risk, however, that members of our senior management may not continue in their current positions and the loss of the services of any of these individuals could cause us to lose customers and reduce our net sales, lead to employee morale problems and the loss of other key employees or cause disruptions to production. Also, we may be unable to find qualified individuals to replace any senior executive officers who leave the company.

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Our results of operations could be significantly affected by foreign currency fluctuations and currency regulations.

A majority of our revenues are derived in the Colombian peso. Accordingly, we are subject to risks relating to fluctuations in currency exchange rates. In the future, and especially as we further expand our sales in other markets, our customers may increasingly make payments in non-U.S. currencies. Fluctuations in foreign currency exchange rates could affect our sales, cost of sales and operating margins. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not actively traded. We cannot predict the effect of future exchange rate fluctuations on our operating results.

In addition, we are subject to risks relating to governmental regulation of foreign currency, which may limit our ability to:

•	transfer funds from or convert currencies in certain countries;

•	repatriate foreign currency received in excess of local currency requirements; and

•	repatriate funds held by foreign subsidiaries to the United States at favorable tax rates.

As we continue to increase our operations in foreign countries, there is an increased risk that foreign currency controls may create difficulty in repatriating profits from foreign countries in the form of taxes or other restrictions, which could restrict our cash flow.

We conduct all of our operations through our subsidiaries, and will rely on payments from our subsidiaries to meet all of our obligations and may fail to meet our obligations if our subsidiaries are unable to make payments to us.

We are a holding company and derive all of our operating income from our subsidiaries, ES and TG. All of our assets are held by our subsidiaries, and we rely on the earnings and cash flows of our subsidiaries to meet our debt service obligations. The ability of our subsidiaries to make payments to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization (which may limit the amount of funds available for distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries, including their credit facilities, and the covenants of any future outstanding indebtedness we or our subsidiaries incur.

As a result of the merger, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause investors to lose some or all of their investment.

As a result of the merger, we may be forced to write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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Risks Related to Operations in Colombia

Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.

Our financial condition and results of operations depend significantly on macroeconomic and political conditions prevailing in Colombia. Decreases in the growth rate, periods of negative growth, increases in inflation, changes in law, regulation, policy, or future judicial rulings and interpretations of policies involving exchange controls and other matters such as (but not limited to) currency depreciation, inflation, interest rates, taxation, banking laws and regulations and other political or economic developments in or affecting Colombia may affect the overall business environment and may, in turn, adversely impact our financial condition and results of operations in the future. Colombia’s fiscal deficit and growing public debt could adversely affect the Colombian economy. The Colombian fiscal deficit was 3.2% of GDP in 2010, 2.2% of GDP in 2011, and 2.4% of GDP in 2012.

The Colombian government frequently intervenes in Colombia’s economy and from time to time makes significant changes in monetary, fiscal and regulatory policy. Our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia. We cannot predict what policies will be adopted by the Colombian government and whether those policies would have a negative impact on the Colombian economy or on our business and financial performance in the future.

We cannot assure you as to whether current stability in the Colombian economy will be sustained. If the condition of the Colombian economy were to deteriorate, we would likely be adversely affected.

The Colombian government and the Central Bank may seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. Dollar and fostering domestic price stability. The Central Bank may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents, including TG and ES. Although no mandatory deposit requirement is currently in effect, a mandatory deposit requirement was set at 40% in 2008 after the Colombian peso appreciated against foreign currencies. We cannot predict or control future actions by the Central Bank in respect of such deposit requirements, which may involve the establishment of a different mandatory deposit percentage. The U.S. dollar/Colombian peso exchange rate has shown some instability in recent years. We cannot assure you that measures adopted by the Colombian government and the Central Bank will suffice to control this instability. We cannot predict the effects that such policies will have on the Colombian economy. In addition, we cannot assure you that the Colombian peso will not depreciate relative to other currencies in the future, which could have a materially adverse effect on our financial condition.

Economic instability in Colombia could negatively affect our ability to sell its products.

A significant decline in economic growth of any of Colombia’s major trading partners — in particular, the United States, China, Ecuador and Venezuela — could have a material adverse effect on each country’s balance of trade and economic growth. In addition, a “contagion” effect, where an entire region or class of investments becomes less attractive to, or subject to outflows of funds by, international investors could negatively affect the Colombian economy.

The recent global economic and financial crisis, which began in the U.S. financial system and spread to different economic sectors and countries around the world, has had negative effects on the Colombian economy. During 2009, the economies of the United States and some European countries contracted, which, in turn, affected the Colombian economy. Although there have recently been signs of recovery in the global economy, this recovery may be fragile and also may reflect temporary benefits from government stimulus programs that may not be sustained. Moreover, several European Union members have been obliged to reduce their public expenditures due to their high indebtedness rates, which has negatively affected the Eurozone’s economy. The ability of certain countries, such as Greece, Italy, Portugal, Spain and Cyprus, and companies in those countries and in the Eurozone to repay their debt obligations remains uncertain. In addition, certain events, such as the outbreak of civil and political unrest in several countries in Africa and the Middle East, including Bahrain, Egypt, the Ivory Coast, Libya, Syria and Tunisia, might further strain and adversely affect the global economy and the global financial system.

Even though exports from Colombia have grown at an accelerated rate in recent years, fluctuations in commodity prices pose a significant challenge to their sustainability. Unemployment continues to be high in Colombia compared to other economies in Latin America. Furthermore, recent political and economic actions in the Latin American region, including actions taken by the Argentine and Venezuelan governments, may negatively affect international investor perception of the region. We cannot assure you that growth achieved over the past decade by the Colombian economy will continue in future periods. The long-term effects of the global economic and financial crisis on the international financial system remain uncertain. In addition, the effect on consumer confidence of any actual or perceived deterioration of household incomes in the Colombian economy may have a material adverse effect on our results of operations and financial condition.

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Colombia has experienced and continues to experience internal security issues that have had or could have a negative effect on the Colombian economy and our financial condition.

Colombia has experienced and continues to experience internal security issues, primarily due to the activities of guerrilla groups such as the Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia), or “FARC,” paramilitary groups and drug cartels. In remote regions of the country with minimal governmental presence, these groups have exerted influence over the local population and funded their activities by protecting, and rendering services to, drug traffickers. Even though the Colombian government’s “democratic security” program has reduced guerilla and criminal activity, particularly in the form of terrorism attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative effect on the Colombian economy and on us, including our customers, employees, results of operations and financial condition. The Colombian government commenced peace talks with the FARC in August 2012. Our business or financial condition could be adversely affected by rapidly changing economic or social conditions, including the Colombian government’s response to current peace negotiations which may result in legislation that increases our tax burdens or that of other Colombian companies.

Tensions with Venezuela, Ecuador and Nicaragua may affect the Colombian economy and, consequently, our results of operations and financial condition in the future.

Diplomatic relations with Venezuela and Ecuador, two of Colombia’s main trading partners, have from time to time been tense and affected by events surrounding the Colombian armed forces combat of the FARC throughout Colombia, particularly on Colombia’s borders with Venezuela or Ecuador. On November 19, 2012, the International Court of Justice placed a sizeable area of the Caribbean Sea within Nicaragua’s exclusive economic zone. Until then, Colombia had deemed this area as part of its own exclusive economic zone. A worsening of diplomatic relations between Colombia and Nicaragua involving the disputed waters could result in the Nicaraguan government taking measures, or a reaction among the Nicaraguan public, which is detrimental to Colombian-owned interests in that country. Any future deterioration in relations with Venezuela, Ecuador and Nicaragua may result in the closing of borders, the imposition of trade barriers or a breakdown of diplomatic ties, any of which could have a negative effect on Colombia’s trade balance, economy and general security situation, which may adversely affect our results of operations and financial condition.

Government policies and actions, and judicial decisions, in Colombia could significantly affect the local economy and, as a result, our results of operations and financial condition in the future.

Our results of operations and financial condition may be adversely affected by changes in Colombian governmental policies and actions, and judicial decisions, involving a broad range of matters, including interest rates, exchange rates, exchange controls, inflation rates, taxation, banking and pension fund regulations and other political or economic developments affecting Colombia. The Colombian government has historically exercised substantial influence over the economy, and its policies are likely to continue to have a significant effect on Colombian companies, including our subsidiaries. The president of Colombia has considerable power to determine governmental policies and actions relating to the economy, and may adopt policies that negatively affect our subsidiaries. Future governmental policies and actions, or judicial decisions, could adversely affect our results of operations or financial condition.

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New or higher taxes resulting from changes in tax regulations or the interpretation thereof in Colombia could adversely affect our results of operations and financial condition in the future.

New tax laws and regulations, and uncertainties with respect to future tax policies, pose risks to us. In recent years, Colombian tax authorities have imposed additional taxes in a variety of areas, such as taxes on financial transactions and taxes to fund Colombia’s war against terrorism. Changes in tax-related laws and regulations, and interpretations thereof, can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting tax deductions, and eliminating tax-based incentives and non-taxed income. In addition, tax authorities or courts may interpret tax regulations differently than we do, which could result in tax litigation and associated costs and penalties. On December 26, 2012, the Colombian Congress approved a number of tax reforms that took effect on January 1, 2013. These changes include, among others, VAT rate consolidation, a reduction in corporate income tax, changes to transfer pricing rules, the creation of a new corporate income tax to pay for health, education and family care issues, modifications to the individual income tax rules, new “thin capitalization” rules and a reduction of social contributions paid by certain employees. Although, the implementation of such tax reforms requires further administrative regulation, no assurance can be made that the final regulations will not impose a greater tax burden on us in the future and therefore decrease profits and net income.

Natural disasters in Colombia could disrupt our business and affect our results of operations and financial condition in the future.

Our operations are exposed to natural disasters in Colombia, such as earthquakes, volcanic eruptions, tornadoes, tropical storms and hurricanes. Heavy rains in Colombia, attributable in part to the La Niña weather pattern, have resulted in severe flooding and mudslides. La Niña is a recurring weather phenomenon, and it may contribute to flooding, mudslides or other natural disasters on an equal or greater scale in the future. In the event of a natural disaster, our disaster recovery plans may prove to be ineffective, which could have a material adverse effect on its ability to conduct our businesses. In addition, if a significant number of our employees and senior managers were unavailable because of a natural disaster, our ability to conduct our businesses could be compromised. Natural disasters or similar events could also result in substantial volatility in our results of operations for any fiscal quarter or year.

Risks Related to Us and Our Securities

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our third amended and restated memorandum and articles of association, the Companies Law (2013 Revision) of the Cayman Islands (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

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We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganisation plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarised above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts' discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court's decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Our warrants and unit purchase options may be exercised, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Our warrants are currently exercisable. There are warrants outstanding to purchase 9,200,000 ordinary shares. In addition, in connection with our initial public offering, we granted to the underwriters in the initial public offering (and their designees) options to purchase (i) at $11.00 per unit, an aggregate of 400,000 units, each consisting of one ordinary share and one warrant (exercisable at $8.00 per share) and (ii) at $10.00 per unit, an aggregate of 500,000 units, each consisting of one ordinary share and one warrant (exercisable at $8.00 per share). All of these unit purchase options are outstanding, which options and underlying warrants, if fully exercised, would result in an additional 1,800,000 ordinary shares being outstanding. To the extent our outstanding warrants and unit purchase options are exercised, additional ordinary shares of ours will be issued, which will result in dilution to the holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our ordinary shares.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our ordinary shares may be adversely affected.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems for the foreseeable future. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of our subsidiaries as privately-held companies in Colombia prior to the business combination. Management may not be able to effectively implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If our management is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our ordinary shares.

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As a public company, we must implement financial and disclosure control procedures and corporate governance practices that enable us to comply, on a stand-alone basis, with the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission, or the SEC, rules. For example, we will need to further develop accounting and financial capabilities, including the establishment of an internal audit function and development of documentation related to internal control policies and procedures. Failure to quickly establish the necessary controls and procedures would make it difficult to comply with SEC rules and regulations with respect to internal control and financial reporting. We will need to take further actions to continue to improve our internal controls. If we are unable to implement solutions to any weaknesses in our existing internal controls and procedures, or if we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our ordinary shares may be adversely impacted.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal controls over financial reporting and file annual management assessments of their effectiveness with the SEC. The management assessment to be filed is required to include a certification of our internal controls by our chief executive officer and chief financial officer. In addition to satisfying requirements of Section 404, we may also make improvements to our management information system to computerize certain manual controls, establish a comprehensive procedures manual for US GAAP financial reporting, and increase the headcount in the accounting and internal audit functions with professional qualifications and experience in accounting, financial reporting and auditing under US GAAP.

If we become an “accelerated filer” or a “large accelerated filer” as those terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no longer qualify as an “emerging growth company”, our auditors will be required to attest to our evaluation of internal controls over financial reporting. Unless we successfully design and implement changes to our internal controls and management systems, or if we fail to maintain the adequacy of these controls as such standards are modified or amended from time to time, we may not be able to comply with Section 404 of the Sarbanes-Oxley Act of 2002. As a result, our auditors may be unable to attest to the effectiveness of our internal controls over financial reporting. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, adversely affect the price of our ordinary shares and our ability to raise additional capital.

Our financial results may vary due to fluctuations in our warrant liability.

Our financial results may vary due to fluctuations in our warrant liability. Because our ordinary shares are publicly traded, these fluctuations are expected to increase or decrease significantly based on changes in the price of our ordinary shares. Accordingly, our financial results for any period should not be relied upon as indications of future operating performance.

NASDAQ may delist our ordinary shares from quotation on its exchange. Failure to maintain NASDAQ listing could limit investors’ ability to make transactions in our ordinary shares and subject us to additional trading restrictions.

Our ordinary shares are currently listed on NASDAQ. We may not be able to meet the continued listing requirements for our ordinary shares in the future. Failure to meet the continued listing requirements could result in NASDAQ delisting our ordinary shares from trading on its exchange. If this should happen, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for us; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our warrants were previously listed on NASDAQ but we were unable to meet certain continued listing requirements and NASDAQ delisted the warrants from trading on its exchange.

We believe we were classified as a “passive foreign investment company” for the year ended December 31, 2013, which may have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of our ordinary shares should be aware that we believe we were classified as a PFIC during the taxable year ended December 31, 2013. Based on current business plans and financial projections, management does not believe we will be a PFIC during the current taxable year; however, if the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of ordinary shares, or any so-called “excess distribution” received on their ordinary shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. U.S. shareholders should be aware that there can be no assurance that we will satisfy record keeping requirements that apply to a QEF Election, or that we will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that we are a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their ordinary shares. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the ordinary shares over the taxpayer’s basis therein. Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of our ordinary shares.

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Risks Relating to the Offering

The market price for our shares may be volatile.

The market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	conditions in the markets for our products;

•	announcements by us and our affiliates or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;

•	addition or departure of our senior management and key personnel; and

•	fluctuations of exchange rates between the Colombian Peso and the U.S. dollar.

Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the United States and other countries have experienced significant price and volume fluctuations, and market prices have been and continue to be extremely volatile. Volatility in the price of our shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against such company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

If we do not pay dividends on our shares, shareholders may be forced to benefit from an investment in our shares only if those shares appreciate in value.

The payment of dividends in the future will be entirely within the sole discretion of our board of directors at such times. Accordingly, we may never declare or pay any dividend in the future. Even if the board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board may deem relevant. If we determine not to pay any dividends, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares, and there is no guarantee that our shares will appreciate in value.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more additional credit facilities. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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FORWARD-LOOKING STATEMENTS

When used in this prospectus, the words or phrases “will likely result,” “management expects” or “we expect,” “will continue,” “is anticipated,” “estimated,” “believes,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “may,” or “should” or other variations or similar words are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on any such forward-looking statements. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.

Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. In assessing forward-looking statements contained herein, readers are urged to carefully read those statements. Among the factors that could cause actual results to differ materially are: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth; increases of costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; and foreign government regulations and risks of doing business abroad.

A description of key factors that have a direct bearing on our results of operations is provided above under “Risk Factors” beginning on page 6 of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to $40,000,000 upon the exercise of all of the insider warrants and working capital warrants, up to $9,400,000 upon the exercise of the unit purchase options issued to the representative of the underwriters of our initial public offering and their designees, up to $7,200,000 upon the exercise of the warrants underlying such unit purchase options and up to $33,600,000 upon the exercise of the warrants issued in our initial public offering. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the warrants are not obligated to exercise the warrants and we cannot assure you that the holders of the warrants will choose to exercise all or any of the warrants.

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DIVIDEND POLICY

We have not paid any dividends on our ordinary shares to date. The payment of any dividends is within the discretion of our board of directors. It is the present intention of the board of directors to retain all earnings for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition.

MARKET PRICE FOR OUR SECURITIES

Currently, our ordinary shares are listed on the NASDAQ Capital Market under the symbol TGLS, and our warrants are quoted on the OTCQB marketplace under the symbol TGLSW.

Until January 2014, our warrants were listed on the NASDAQ Capital Market. Prior to the merger described elsewhere in this prospectus, the trading symbols of our ordinary shares and warrants were ANDA and ANDAW, respectively. From March 2012 through November 2013, our units, sold in our initial public offering and described elsewhere in this prospectus, were traded on the NASDAQ Capital Market under the symbol ANDAU. However, as a condition to the merger, we separated the units into their component securities (one ordinary share and one warrant) on a mandatory basis and the units ceased public trading.

The following table sets forth the high and low sales prices for our ordinary shares and warrants for the periods indicated since our ordinary shares and warrants commenced trading on May 10, 2012.

	Ordinary Shares		Warrants
Period*	High	Low	High	Low

Fiscal 2014:
Second Quarter**	$10.95	$10.20	$3.00	$2.60
First Quarter	$11.15	$8.50	$2.95	$1.08

Fiscal 2013:
Fourth Quarter	$10.40	$8.15	$1.45	$0.45
Third Quarter	$10.23	$9.93	$0.60	$0.18
Second Quarter	$10.00	$9.90	$0.25	$0.15
First Quarter	$10.00	$9.87	$0.27	$0.13

Fiscal 2012:
Fourth Quarter	$12.66	$9.80	$0.25	$0.13
Third Quarter	$9.85	$9.60	$0.25	$0.21
Second Quarter**	$10.00	$9.50	$0.40	$0.25

*	Prior to consummation of the merger, our fiscal year end was February 28th. We changed our fiscal year end to December 31st in connection with the merger and all periods are stated on a December 31st year end.
**	Through May 13, 2014.
***	Period Commences May 10, 2012.

On May 13, 2014, the last reported sales price of our ordinary shares and our warrants was $10.33 and $2.65, respectively. As of May 13, 2014, there were 319 holders of record of our ordinary shares and 18 holders of record of our warrants.

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BUSINESS OF THE COMPANY

Overview

We were originally formed under the name “Andina Acquisition Corporation” for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On March 22, 2012, we consummated our initial public offering, and on December 20, 2013, we consummated our initial business combination, whereby our wholly-owned subsidiary merged with and into Tecnoglass Holding. As a result of this transaction, Tecnoglass Holding and its indirect, wholly-owned subsidiaries, TG and ES, became our direct and indirect subsidiaries. Accordingly, the business of Tecnoglass Holding and its subsidiaries became our business. We are now a holding company operating through our direct and indirect subsidiaries.

The transaction with Tecnoglass Holding was accounted for as a reverse acquisition with Tecnoglass Holding being considered the accounting acquirer in the transaction. For accounting and financial purposes, we were treated as the acquired company, and Tecnoglass Holding was treated as the acquiring company. Accordingly, historical information, including historical financial information and the historical description of our business, for periods and dates prior to December 20, 2013, include information for Tecnoglass Holding and its subsidiaries.

General

We are a leading manufacturer of hi-spec, architectural glass and windows for the western hemisphere residential and commercial construction industries, operating through our direct and indirect subsidiaries. Headquartered in Barranquilla, Colombia, we operate out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific.

We sell our products to more than 800 customers in North, Central and South America. The United States accounted for approximately 36% and 38% of our combined revenues in 2013 and 2012, respectively, and Panama accounted for approximately 6% and 11% of our combined revenues in 2013 and 2012, respectively. Our tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

TG. TG is a leading manufacturer of a variety of glass products installed primarily in commercial and residential buildings, including tempered safety, double thermo-acoustic and laminated glass. TG products are installed in hotels, residential buildings, commercial and corporate centers, universities, airports and hospitals in a variety of applications such as floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. Approximately 38% of TG products are supplied to ES for installation in various products that ES manufactures, with the balance of TG products being sold to customers throughout North, Central and South America.

TG also produces aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacture of windows. In 2007, TG established its Alutions plant in Barranquilla, Colombia for extrusion, smelting, painting and anodizing processes, and for exporting, importing and marketing aluminum products. The Alutions plant contributes more than 90% of the raw materials needed for production of TG aluminum products.

Glass Magazine ranked TG as the second largest glass fabricator serving the U.S. market in 2013. We believe that it is the leading glass transformation company in Colombia, capturing 40% of the market share in the country.

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ES. ES is a leader in the production of high-end windows, with more than 29 years of experience in the glass and aluminum structure assembly market in Colombia. ES designs, manufactures, markets and installs architectural systems for high, medium and low rise construction, glass and aluminum windows and doors, office dividers and interiors, floating facades and commercial display windows.

To facilitate its participation in the international market, ES’s U.S. commercial ally located in Miami, ES Windows LLC (“ESW LLC”), a company partially owned by Christian T. Daes and José M. Daes, who are also our executive officers and directors, opened two new exclusive distributors in Florida aimed at international customers: AIP (Miami) and IFP (Fort Myers). ESW LLC is a member of the American Architectural Manufacturers Association, a technical information center for the architecture industry with highest standards. ESW LLC sends project specifications and orders from its clients to ES, and in turn, receives pricing quotes from ES which are conveyed to the client. ESW LLC does not install any of our products.

Based on our knowledge of the south Florida construction market, we believe that ES participated in 80% of the high rise building projects in South Florida in the years leading up to the 2008 economic crises through the sale of its products to RC Aluminum Industries. ES also possesses the requisite permits to commercialize hurricane windows in Miami-Dade County, Florida, one of the most demanding certifications in the world for manufacturers of windows and window frames.

Through sales to customers such as National Enclosure Company and Enclos Corp., ES has expanded its U.S. sales outside of the Florida market for windows, into the high-tech market for curtain walls, a product that is in high demand and represents a new trend in architecture, and floating facades. Due to the sophistication of these new products, ES believes that sales of curtain walls will generate higher margins as compared to traditional window frames from walls or floor to ceiling windows. Curtain walls produced by ES are composed of “high performance” materials that are produced by Alutions and TG with state of the art technology.

In Panama, ES sells products primarily to companies participating in large construction projects in the most exclusive areas of Panama City. For example, ES products were supplied in the construction of the tallest building in Central and South America, The Point, as well as in the construction of other modern hotels in the region such as Megapolis and The Trump. Based on ES’s knowledge of the construction market in Central America, we have entered into one of the highest value window supply contracts in the hotel industry in Central America for the Hotel Soho with an estimated value of $9.0 million.

Competitive Strengths

Vertical Integration

We believe we are unique in vertically integrating the purchase of raw materials, the manufacture of glass and aluminum products and the subsequent production of customized glass and windows for architectural and industrial settings. By vertically integrating these functions, we are able to price our products competitively while maintaining strict quality control measures to guarantee the high quality of our products. Additionally, we benefit from significant advantages in efficiency and time-to-market for new or customized products. This vertically integrated model provides attractive margins with significant operating leverage.

Innovation

We have made significant investments in machinery and equipment in order to utilize the latest technology on our production lines, including a recently completed approximately $27 million capital investment in land, warehouses and state-of-the-art glass making equipment thereby expanding our manufacturing capacity. For certain of our products, we offer DuPont Sentryglas® laminated glass interlayers which are recognized as industry-leading laminated glass solutions with five times the resistance strength of other materials available on the market. We also use a laminator and jumbo tempering oven capable of producing extra-large slabs of laminated glass which are sought after in the high-end window market. These investments in machinery and equipment, together with our highly trained labor force, allow us to offer state-of-the-art custom designed products quickly modified to meet customer demands. We also have a staff of specialists dedicated to product design in order to meet customer specifications.

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Superior Customer Service

In addition to manufacturing high quality products, our value proposition to our customers is based on industry-leading lead times, on-time delivery and superior after-sale support. Through the coordinated efforts of our sales teams, product specialists, and field service teams, we deliver high quality service to our customers, from the time the initial order is placed through the delivery and installation of our products. By providing an efficient flow of product from order through delivery, our manufacturing processes allow us to deliver made-to-order products consistently on time, which we believe is an important competitive strength.

Management Experience

José Daes, our chief executive officer, and Christian Daes, our chief operating officer, have more than 30 and 25 years of industry experience, respectively. In addition, our executive management teams have worked together for many years at our operating subsidiaries. This long tenure in the industry, and as a team, has enabled our management to build significant relationships with both clients and field level management. We believe that these relationships, coupled with management’s strong technical expertise, create a significant competitive advantage.

Location

Our headquarters and manufacturing campus is located in Barranquilla, Colombia, which is strategically located near three major ports in Barranquilla, Cartagena and Santa Marta. These ports, which are only two hours’ drive from each other, provide us with sea access to all major markets globally.

High Barriers to Entry

Entry into many of the markets that we serve is limited due to the technical certifications required on high specification building projects. Our success is due in large part to the breadth of our product offering and our reputation for delivering high quality, made-to-order architectural glass on time. These factors are required to compete successfully for multimillion dollar projects typical of our business. Given the vertically-integrated nature of our operations, including the aluminum extrusion products provided by TG, there is a more limited set of competitors and entry into these markets. In addition, the equipment needed to operate in the glass and window industry is expensive, requiring a significant upfront capital investment.

Competitive pricing

We offer our customers highly competitive prices due to efficiencies realized from vertical integration and low labor costs. These competitive advantages allow us great flexibility in pricing their components to be competitive in a variety of markets.

Strategy

We have identified the following items that we believe are important in advancing our business:

Continued investments in machinery and equipment with state-of-the-art technology

We spend approximately $1.7 million per year in designing and developing new products. Additionally, during 2013 we made approximately $10 million in capital investments in warehouses and construction and $19 million investment in state-of-the-art glass making equipment, including jumbo tempering machines capable of producing extra-large glass dimensions, thereby expanding our manufacturing capacity by over 50,000 square feet for TG and over 100,000 square feet for ES in order to double our combined capacity for the next three years.

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Development of additional high value products

We have a demonstrated track record of developing new products and will continue to focus on capitalizing on new product opportunities in the future. We constantly identify shifting global trends and growing marketplace needs, and design proposals to meet those needs. A feasibility and tuning program, including testing at specialized laboratories in the U.S., is carried out before marketing a new product. One example is the development of “Thermal Break” products, which consists of extruding two profiles of glass and binding them through a thermal insulator which provides the same structural resistance of aluminum. Thermal Break products are designed for regions that endure extreme temperatures, such as Canada and the northern U.S.

Manufacture the highest quality products in the market through a rigorous quality assurance program

Our plants are organized internally by processes, each of which is independently and continually supervised by the Quality Assurance department. The Quality Assurance department maintains rigorous oversight over energy, water, recyclable waste and process optimization indicators, in order to produce high quality sustainable products. Approximately 30% of all our waste is recycled.

Continued vertical integration provides margin enhancement

We benefit from operating together under a combined facility, providing advantages in meeting customer and market needs and managing costs. By continuing to expand our degree of vertical integration, we can further enhance productivity, create cost efficiencies and increase operating margins.

Leverage strength in Colombia market to further penetrate Latin America

With a strong base in Colombia, we have already successfully expanded into nearby geographies. Our glass products are featured in major construction projects in Argentina, Aruba, Costa Rica, Panama and Puerto Rico. As the construction market throughout Latin America grows, we are positioned to capture new growth in the markets we have currently penetrated, as well as in new high growth countries.

Leverage strength in Florida market to further penetrate U.S.

We believe we have an established and leading presence in the Florida construction market as providers of high value, impact-resistant glass products. ES’s hurricane-proof products are certified in compliance with the stringent requirements of hurricane-proof windows in accordance with applicable U.S. regulations. With a quality of product proven by our success and compliance in the impact-resistant market, we have successfully entered the U.S. remodeling and replacement parts market. In addition, we have the opportunity to grow geographically in the U.S., particularly into other coastal markets on the East Coast which are affected by hurricanes, significant temperature fluctuations and other extreme weather.

Maintain fast and reliable delivery to customers due to strategic location

From the Port of Barranquilla, products can be transported to Panama in one hour and to Houston and Miami within two hours by air, within two days by sea to Panama and within four days by sea to Houston and Miami.

Penetrate additional markets

With a strong base in Colombia and Florida, we will seek to expand into further geographies, such as Asia and Europe. We believe the centralized location of the Port of Barranquilla will aid in our expanding into such new markets.

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Products

TG manufactures and sells the following products:

Laminated/Thermo-Laminated Glass — produced by bonding two glass sheets with an intermediate film in-between. As a safety feature, this product fractures into small pieces if it breaks.

Thermo-Acoustic Glass — manufactured with two or more glass sheets separated by an aluminum or micro-perforated steel profile. This product has a double-seal system that ensures the unit’s tightness, buffering noise and improving thermal control. This product serves as an excellent noise barrier, which is used especially in zones close to airports, traffic or wherever there are unpleasant sounds.

Tempered Glass — glass subject to a tempering process through elevated temperatures resulting in greater superficial elasticity and resistance than conventional glass.

Silk-Screened Glass — special paint is applied to glass using automatic machinery and numerical control which ensures paint homogeneity and an excellent finish.

Curved Glass — produced by bending a flat glass sheet over a mold, using an automated heat process, which maintains the glass’ physical properties.

Digital Print Glass — digital printing allows any kind of appearance required by the client, offering versatility to projects. T.

TG’s aluminum products sold through its Alutions brand include bars, plates, profiles, rods and tubes used primarily in the manufacture of architectural glass settings including windows, doors, spatial separators and similar products.

ES manufactures and sells the following products:

Floating facades — act as a window screen hanging outside a building and are available in many technical specifications and profiles to define colors, thickness, glass types, finishes, type of ventilation and design complements.

Windows and Doors — line of window and door products defined by the different types of glass finish, such as normal, impact resistant, hurricane-proof, safety, soundproof and thermal, available in numerous structures, including fixed body, sliding, projecting and guillotine windows, sliding and swinging doors.

Commercial display windows — commercial and interior display windows with a broad range of profiles, colors and crystal finishes. Products combine functionality, aesthetics and elegance and are available in a broad range of structures and materials

Hurricane-proof windows — combine heavy-duty aluminum or vinyl frames with special laminated glass to provide protection from hurricane-force winds up to 180 mph and wind-borne debris by maintaining their structural integrity and preventing penetration by impacting objects.

Automatic doors — exclusive representative in Colombia of Horton Automatics, a manufacturer of automatic doors including glass window systems.

Bathroom dividers — bathroom cubicle division systems, formed by combining glass panels, frames and doors.

Other — Polyvinyl structures and other components of architectural systems.

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Brands and Trademarks

Our brands include TG, ES Windows and Alutions. Our registered trademarks include “Alutions by TG” with the accompanying logo and “Alutions”. TG and ES Windows are not registered as trademarks by us.

Sales, Marketing and Customer Service

Sales and Marketing

Our sales strategy primarily focuses on attracting and retaining customers by consistently providing exceptional customer service, leading product quality, and competitive pricing. Our customers also value their shorter lead times, knowledge of building code requirements and technical expertise, which collectively generate significant customer loyalty. Our products are marketed using a combination of their internal sales representatives and independent sales representatives and directly to distributors. Our internal sales representatives receive performance-based compensation based on sales and profitability metrics. We primarily market our products based on product quality, outstanding service, shorter lead times and on-time delivery.

Customer Service

We believe that our ability to provide customers outstanding service quality serves as a strong competitive differentiator. Our customer relationships are established and maintained through the coordinated efforts of our sales and production teams. We employ a team of highly seasoned professionals devoted to addressing customer support with the goal of resolving any issue in a timely manner. In order to promote customer loyalty and employee development, we developed ES Windows University with the primary objectives of training employees to be aware of client and supplier needs and familiarizing them with the our strategic goals in order to improve the competitiveness, productivity and quality of all products and services offered.

Working Capital Requirements

Trade accounts receivable is our largest component of working capital, including receivables relating to contractual retention amounts that can be outstanding throughout the project duration for large-scale architectural projects. Our inventory requirements are not significant since our products are made-to-order rather than build-to-stock. As a result, inventory levels follow customer demand for products produced.

Customers

Our customers include architects, building owners, general contractors and glazing subcontractors in the commercial construction market. We have over 800 customers. Of our 200 most representative customers, about 18% are located in North America, 15% in Central America and 67 % in South America. Excluding revenue from related parties, no customer accounted for 10% or more of our net sales during 2013 or 2012.

Materials and Suppliers

Our primary manufacturing materials include glass, ionoplast, polyvinyl butyral, aluminum and vinyl extrusions. Although in some instances we have agreements with our suppliers, these agreements are generally terminable by us or the supplier counterparties on limited notice. Typically, all of our materials are readily available from a number of sources, and no supplier delays or shortages are anticipated.

We source raw materials and glass necessary to manufacture our products from a variety of domestic and foreign suppliers. Our main supplier of glass is PPG Industries, located in Pittsburgh, Pennsylvania, one of the world’s leading producers of glass products. In 2013 and 2012, PPG supplied TG with 19% and 21% of its raw material requirements, respectively. Our main suppliers of aluminum are Danostro S.A.S., a Colombian company, and Mitsubishi International Corporation.

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Warranties

We offer product warranties which we believe are competitive for the markets in which our products are sold. The nature and extent of these warranties depend upon the product. Our standard warranties are generally from five to ten years for architectural glass, curtain wall, laminated and tempered glass, window and door products. In the event of a claim against a product for which we have received a warranty from the supplier, we pass the claim back to the supplier.

Certifications

Among our many designations and certifications, TG has earned The Miami-Dade County Notice of Acceptance, one of the most demanding certificates in the industry and a requirement to market hurricane-resistant glass in Florida. TG’s products comply with Miami-Dade county’s safety code standards as its laminated anti-hurricane glass resists impact, pressure, water and wind. TG is also the only company in Latin America authorized by PPG Industries and Guardian Industries to manufacture floating glass facades.

Our subsidiaries have received a number of other certifications from other national and international standard-setting bodies.

TG Certifications include:

·	NTC-1578
·	ASTM E774 1997
·	ISO 9001: 2008 Certificate of Quality Assurance
·	ISO 14001: 2004 Certificate of Environmental Management
·	Safety Glazing Certification Council (SGCC) for tempered and laminated glass: ANZI
·	Z97 1-2004
·	International Glass Certification Council (IGCC) for insulated glass: ASTM E774 – 97
·	Pittsburgh Plate Glass (PPG) certified supplier
·	Member of ACOLVISE (Colombia Association of Safety Glass Transformers)

ES Certifications include:

·	NTC-ISO 9001: 2008 Certificate of Quality Assurance
·	NTC-ISO 14001: 2004 Certificate of Environmental Management
·	Member of the American Architectural Manufacturers Association (AAMA)
·	Complies with Miami-Dade County’s stringent safety code regulations for hurricane-proof windows

Competitors

We have local competitors in Colombia as well as competitors in the markets internationally, in each of the glass, aluminum and finished products sectors. Glass Technologia en Vidrios y Ventanas S.A., Arquicentro S.A., Industrias Lehner and Aluminum Estructural S.A. compete with us in Colombia in the finished products market. Apogee Enterprises, Inc., PGT, Inc. and WinDoor Inc. compete with us in the U.S. in the finished products market. Golden Glass Security, Vid-plex Universal S.A., Aluace Ltda and Laminados y Blindados compete with us locally in the glass and aluminum markets. Oldcastle, Inc., Trulite Inc., and PRL Glass Systems among others compete with us in the U.S. in the glass and aluminum products markets.

The key factors on which we and our competitors compete for business include: quality, price, reputation, breadth of products and service offerings, and production speed. We face intense competition from both smaller and larger market players who compete against us in our various markets including glass, window and aluminum manufacturing. As we attempt to expand into Asian markets, we face competition from local and regional Asian competitors with low labor costs as well.

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The principal methods of competition in the window and door industry are the development of long-term relationships with window and door distributors and dealers, and the retention of customers by delivering a full range of high-quality customized products on demand with short turnaround times while offering competitive pricing. The vertical integration of our operations, our geographic scope, low labor costs and economies of scale have helped our subsidiaries consolidate their leading position in Colombia and bolstered their expansion in the U.S. and other foreign markets.

Sales and Marketing

We employ a limited number of in-house sales employees. Most of our sales and marketing efforts are handled by area sales representatives who work on a commission basis.

We do not rely on significant traditional advertising expenditures to drive net sales. We have established and maintain credibility primarily through the strength of our products, our customer service and quality assurance, the speed at which we deliver finished products and the attractiveness of our pricing. Our advertising expenditures consist primarily of maintaining our subsidiaries’ websites.

Backlog

We had combined outstanding orders of $120 million as of December 31, 2013, as compared to $110 million as of December 31, 2012. Our backlog is comprised mostly of ES’ contract sales for projects that can last up to several years until completion. Backlog grew less than sales between December 31, 2013 and December 31, 2012 as a result of an increase of sales in non-contract form, standard sales. We do not believe that backlog is indicative of our future results of operations or prospects.

Government Regulations

We are subject to extensive and varied federal, state and local government regulation in the jurisdictions in which we operate, including laws and regulations relating to our relationships with our employees, public health and safety and fire codes. Additionally, certain of the jurisdictions in which we operate require that installation of doors and windows be approved by competent authorities that grant distribution licenses.

Although our business and facilities are subject to federal, state and local environmental regulation, environmental regulation does not have a material impact on our operations.

Research and Development

During the years ended December 31, 2013 and December 31, 2012, we spent approximately $1.7 and $0.7 million in research and development. During 2013 the design and production of new matrices for the extrusion of aluminum profiles for new products and improvements on existing ones represented an increase of $1.0 million compared with the previous year.

Our commercial ally in the United States, ES Windows LLC bears significant costs related to the development of new products, since they pay for the external tests than need to be performed on our products in order to comply with strict building codes. ESWindows LLC is fully permitted to commercialize hurricane windows in the Miami-Dade County, Florida, which has one of the most demanding certifications in the world of window frames.

Employees

As of December 31, 2013, we had a total of 3,102 employees, with 2,031 employed directly by ES and 1,071 employed directly by TG, none of whom is represented by a union. Most of our employees are hired through seven temporary staffing companies and are employed under one-year fixed-term employment contracts. Management believes it has good relations with our employees. We provide ongoing training programs to our employees through the self-established E.S. Windows University.

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Properties

We own and operate a 1.2 million square foot manufacturing complex located in Barranquilla, Colombia. This manufacturing campus houses a glass production plant, aluminum plant and window and facade assembly plant. The glass plant has four lamination machines with independent assembly rooms, six specialized tempering furnaces and glass molding furnaces, a computer numerical-controlled profile bending machine, as well as five silk-screening machines. The Alutions plant has an effective installed capacity of 1,000 tons per month and can create a variety of shapes and forms for windows, doors and related products. We also own three natural gas power generation plants with a capacity of 1,750 kilowatts each which supply the electricity requirements of the entire manufacturing complex and are supported by three emergency generators.

We believe that our existing properties are adequate for the current operating requirements of our business and that additional space will be available as needed.

Legal Proceedings

TG and Tecnoglass USA, Inc., a related party, are named in civil actions for wrongful death, negligence and negligent infliction of emotional distress arising out of a workplace accident where a crate of glass fell and fatally crushed a worker during the unloading process. The case, Olga Conesa, as Personal Representative of the Estate of Wilfredo Tour Fernandez, deceased, and Efrain Tour Roa v. Tecnoglass USA, Inc., Tecnoglass SA, Power Dispatch, Inc., and Amaurys Alvarez, Case No. 11-26873 CA 31, is pending in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. Plaintiff Olga Conesa is the widow of the worker and has filed the claim on behalf of the Estate, herself and her minor children. Plaintiff Efrain Tour Roa, the decedent's son, also claims he was injured in the accident and is seeking compensatory damages. TG denies liability and intends to rigorously defend the claim. Because the plaintiffs are only suing for non-economic damages (i.e., pain and suffering and loss of enjoyment of husband/father), the total maximum exposure is difficult to predict. TG’s insurance carrier, AIG, is providing coverage to TG under a $3 million wasting policy, which means that the attorneys’ fees and expenses incurred during the defense of the claim reduce the amount of coverage available. The case is scheduled for the trial calendar in Miami-Dade County beginning September 15, 2014.

TG is also a named defendant in In the matter of Diplomat Properties, Limited Partnership as assignee of Shower Concepts, Inc. v. TG Colombia, S.A. et al., Case No. CACE 11-02811(09), 17th Judicial Circuit in and for Broward County, Florida.Plaintiff Diplomat Properties, Limited (“Diplomat”) has asserted a claim for indemnification against TG and TG USA, a related party. The claim arises from the supplying of glass shower doors to a hotel/spa in Broward County, Florida. Specifically, in 2006, Diplomat commenced arbitration against Shower Concepts, Inc. seeking damages for breach of contract due to fractures in the installed glass shower doors. The claim was based upon a contract between Diplomat and Shower Concepts for the sale and installation of glass shower and bath doors to be used by Diplomat in hotel that it owned. Shower Concepts chose not to defend against the breach of contract claim and in 2007, the arbitrator rendered an award in the amount of approximately $2 million in favor of Diplomat and against Shower Concepts. The award was confirmed by the Circuit Court and, on July 23, 2008, a final judgment for breach of contract was entered against Shower Concepts. No appeal of the decision was made. On August 11, 2009, Shower Concepts assigned its rights under the contract to Diplomat. On November 9, 2011, Diplomat initiated the underlying action against the TG entities and co-defendant, Guardian Industries Corp. The complaint asserted various claims which were dismissed with prejudice. The only remaining claim against the TG entities is common law indemnification. TG denies liability and asserts that Shower Concepts was at fault and that as a joint tortfeasor, it cannot sue for indemnity. A trial date has not yet been set for this case.

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Company History

We were formed under the name “Andina Acquisition Corporation” as an exempted company incorporated in the Cayman Islands on September 21, 2011 in order to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On March 22, 2012, we closed our initial public offering of 4,000,000 units, with each unit consisting of one ordinary share and one warrant to purchase one ordinary share at an exercise price of $8.00 per share. On March 30, 2012, we consummated the closing of the sale of an additional 200,000 units which were sold subject to the underwriters’ over-allotment option. The 4,200,000 units sold in the initial public offering, including the units sold subject to the over-allotment option, were sold at an offering price of $10.00 per unit, generating total gross proceeds of $42,000,000. Simultaneously with the consummation of the initial public offering, we consummated a private placement of 4,800,000 warrants at a price of $0.50 per warrant and, to the underwriters, options to purchase an aggregate of 900,000 units at a price of $500,100, generating total proceeds of $2,900,100. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to us were $43,163,000 (which included the $2,900,100 we received from the sale of warrants and the underwriters’ unit purchase options), of which $42,740,000 was deposited into a trust account. The remaining proceeds of $423,000 became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. The initial public offering was conducted pursuant to a registration statement on Form S-1 (Reg. No. 333-178061), that became effective on March 16, 2012.

From the consummation of our initial public offering until August 17, 2013, we were searching for a suitable target business to acquire. On August 17, 2013, we entered into an agreement and plan of reorganization, pursuant to which agreement, as amended, we acquired Tecnoglass Holding, TG and ES as direct and indirect subsidiaries. On December 20, 2013, we held an extraordinary general meeting of our shareholders, at which our shareholders approved the merger with Tecnoglass Holding and other related proposals. On the same date, we closed the merger and Tecnoglass Holding and its indirect, wholly-owned subsidiaries, TG and ES, became our direct and indirect subsidiaries.

Tecnoglass Holding is a corporation formed under the laws of the Cayman Islands that was founded in 2013 in connection with the merger. TG is a corporation formed under the laws of Colombia that was founded in 1994 by Jose M. Daes, our Chief Executive Officer, and Christian T. Daes, our Chief Operating Officer. ES is a corporation formed under the laws of Colombia that was founded in 1984 by Jose M. Daes and Christian Daes.

At the closing of the merger, 2,251,853 of the 4,200,000 public shares sold in our initial public offering were converted to cash at a conversion price of approximately $10.18 per share, or an aggregate of approximately $22.9 million of the approximately $42.7 million held in the trust account. As consideration for the merger, we issued Energy Holding Corporation, a holding company and sole shareholder of Tecnoglass Holding, of which former shareholders of TG and ES are the sole shareholders, an aggregate of 20,567,141 ordinary shares, or approximately 87% of the outstanding ordinary shares. Energy Holding Corporation also has the contractual right to receive an additional 3,000,000 ordinary shares, to be released upon the attainment of specified share price targets or targets based on our EBITDA in the fiscal years ending December 31, 2014, 2015 or 2016.

In connection with the merger, we changed our name to “Tecnoglass Inc.” We also changed our fiscal year end from February 28th to December 31st in order to coincide with the fiscal year end of Tecnoglass Holding and its subsidiaries.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act), and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. However, we have irrevocably opted not to take advantage of one such exemption which would have allowed us an extended transition period for complying with new or revised accounting standards. We are, and will continue to be, subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We could remain an emerging growth company until the last day of our fiscal year following March 22, 2017 (the fifth anniversary of the consummation of our initial public offering). However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

The Company is a holding company operating through its indirect, wholly-owned subsidiaries: TG, which manufactures, transforms, markets and exports a variety of glass products since 1994 and established the Alutions plant in 2007 for aluminum products, and ES, a leader in the production of high-end windows and architectural glass systems. We have more than 30 years’ experience in the glass and aluminum structure assembly market in Colombia.

The Company manufactures hi-specification, architectural glass and windows for the global residential and commercial construction industries. Currently the Company offers design, production, marketing, and installation of architectural systems for buildings of high, medium and low elevation size. Products include windows and doors in glass and aluminum, office partitions and interior divisions, floating façades and commercial window showcases. The Company sells to more than 800 customers in North, Central and South America, and exports almost half of its production to foreign countries.

In Panama, ES sells products primarily to companies participating in large construction projects in the higher income areas of the city. ES products were supplied in the Soho Plaza, a complex of a shopping mall and two skyscrapers which brought in approximately $18 million in revenues to the Company since the inception of the contract in 2012.

TG sells to its customers using several sales teams based out of Colombia to specifically target regional markets in South, Central and North America. In addition, TG has approximately ten free-lance sales representatives based in North America.

ES sells its products through four sales teams based out of Colombia, Peru, Panama and the US. The Colombia sales team is the largest sales group and has deep contacts throughout the construction industry, and markets ES’s products and installation services. The sales team in Peru is responsible for sales in South America excluding Colombia. Sales forces in Panama and the US are not through subsidiaries but arms-length agreements with sales representatives.

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Liquidity

As of March 31, 2014 and December 31, 2013, the Company had cash and cash equivalents of approximately $23.8 million and $6.5 million, respectively. The significant change is due to the receipt in January 2014 of approximately $22.5 million proceeds from the reverse merger and stock subscription agreement in December 2013 as described below.

The Company expects that cash flow from operations, proceeds from borrowings under the Company’s lines of credit, and the proceeds from the merger will be its primary sources of liquidity and will be sufficient to fund the Company’s cash requirements for the next twelve months.

On December 20, 2013 as a result of the merger described in the “Business of the Company” section of this prospectus, $42.7 million were released from the Company’s trust fund. Holders of 2,251,853 ordinary shares of the Company issued in its initial public offering exercised their rights to convert those shares to cash for approximately $22.9 million. The Company also entered into subscription agreements with two investors to purchase 649,382 ordinary shares for an aggregate of $6.6 million. After approximately $3.9 million in transaction expenses, the merger and the related sales of ordinary shares generated $22.5 million for working capital and general corporate purposes.

On March 5, 2014, the Company entered into a subscription agreement with an affiliate of A. Lorne Weil, the Company’s Non-Executive Chairman of the Board, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 ordinary shares of the Company for $1.0 million, or approximately $10.45 per share, representing a slight premium to the closing price of the ordinary shares immediately prior to the execution of the subscription agreement. The transaction closed on March 14, 2014.

Additionally, the Company could receive up to $90.2 million from the exercise of warrants and unit purchase options comprised of: up to $40 million upon the exercise of all of the insider warrants and working capital warrants, up to $9.4 million upon the exercise of the unit purchase options, up to $7.2 million upon the exercise of the warrants underlying such unit purchase options and up to $33.6 million upon the exercise of the warrants issued in the Company’s IPO. Any amounts received from such exercises will be used for working capital and other general corporate purposes.

Capital Resources

The Company transforms glass and aluminum which requires significant investments in state of the art technology. In the twelve month period ended March 31, 2014, the Company made investments primarily in building and construction, and machinery and equipment in the amount of $17.6 million of which $1.2 million occurred during the three month period ended March 31, 2014. During the years ended December 31, 2013 and 2012, the Company made such investments in the amount of $26.5 million and $25.9 million, respectively.

New technology investments

Between the quarters ended in March 31, 2013 and 2014 the company made significant capital expenditures of approximately $17.5 million. This included the creation of a complete jumbo glass production line that includes washing, tempering, laminating, insulating, silk screening and cutting of glass pieces of up to three meters by six meters. In addition, four new state of the art glass tempering ovens were purchased which increased the plant efficiency and the quality of the finished products.

Land purchase

As of May 2014, the Company had closed on its contract executed in 2013 for the purchase of land adjacent to the Company’s current facilities for $7.3 million. This brings the Company’s total manufacturing facilities to approximately 2.3 million square feet.

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Results of Operations

Comparison of quarterly periods ended March 31, 2014 and March 31, 2013

	For the three months ended March 31
	2014	2013
Net operating revenues	$47,841	$39,631
Cost of sales	33,245	27,718
Operating expenses, net	6,739	6,991
Operating income	7,857	4,922
Non-operating revenues, net	1,286	879
Interest Expense	1,973	1,669
Change in fair value of warrant liability	(8,880)	-
Income tax provision	2,971	1,631
Net income (loss)	$(4,681)	$2,501

The Company’s net operating revenues increased $8.2 million or 20.7% from $39.6 million to $47.8 million for the quarterly period ended March 31, 2014 compared the quarterly period ended March 31, 2013.

Sales in the U.S. market for the quarterly period ended March 31, 2014 increased $9.4 million or 76.7% when compared to the quarterly period ended March 31, 2013. The Company recorded increased sales outside of its traditional base in the South Florida region and is now selling in several major cities including Washington. Baltimore, San Francisco and New York on the basis of timely delivery, competitive prices, and high quality. Sales in the Colombian market, with a significant participation of long-term contracts priced in local currency, presented a $2.0 million decline or 8.7% for the quarters ended March 31, 2014 compared to the same period of 2013 as an effect of currency translation adjustments. In terms of local currency sales in Colombia grew by 3.2%, offset by a decline in the exchange rates used for translating sales in Colombian pesos, into U.S. dollars, the reporting currency. Sales to Panama grew by $1.1 million, or 35% from the first quarter of 2013 to the first quarter of 2014.

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Sales margins increased slightly from 30.0 % to 30.5% in the quarterly periods ended March 31, 2013 and 2014 Costs of sales increased $5.5 million in the quarters ended March 31, 2014 and 2013. Purchase of raw materials grew by $4.2 million, or 25.8%, in direct relation with the increase in sales. The cost of direct labor decreased $0.2 million .Indirect costs of manufacturing grew $1.5 million or 17%. The increase in indirect cost of manufacturing is below the growth level for sales since many of these are fixed costs. Increases were mostly experienced in purchases of natural gas because of increased price and shipping charges.

Selling and Administrative Expenses declined 3.6% from $7.0 million to $6.7 million, or in the quarterly period ended March 31, 2014 when compared to the quarterly period ended March 31, 2013. The decrease was the result of decreases in sales commissions resulting from new sales arrangements in key markets, partially offset by modest increases in personnel costs driven by the growth in the Company’s operations, significant expenses resulting from the Company becoming a publicly traded Company and favorable exchange rates used in translating expenses to U.S. dollars, the reporting currency.

An extraordinary non-cash, non-operating loss of $8.9 million arose from the increase in the fair value of the warrant liability in the three month period ended March 31, 2014 relative to its fair value at December 31, 2013. There was no comparable warrant liability at March 31, 2013 as this derivative obligation was included in the results of operations of the Company since the date of the merger December 20, 2013 forward. The fair value of the warrants liability changes in response to market factors not directly controlled by the Company such as the market price of the Company’s shares and the volatility index of comparable companies. There are no income tax effects as the Company is registered in the Cayman Islands. See the footnotes to the financial statements.

As a result of the foregoing, the Company recorded a net loss for the three month period ended March 31 2014 of $4.9 million ($0.20 per diluted share), compared to $2.5 million net income ($0.12 per diluted share) in the three month period ended March 31, 2013.

During the three month periods ended March 31, 2014 and 2013, $11.1 million and less than $0.1 million were generated and used from operations. The principal sources of cash from operating activities was the receipt of $22.5 million of proceeds in January from the merger and subscription agreements executed in December 2013. Major uses of cash for operating activities are as follows:

	Three months ended
In millions	March 31, 2014	March 31, 2013
Payments to Suppliers	$17.4	15.9
Payments to Employees	6.3	5.9
Interest	1.4	1.1
Taxes	-	-

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Increases in payments to suppliers and employees are directly related to increases in cost of materials and direct labor in line with the increase of sales.

Major differences between our net income and cash provided by operating activities are primarily depreciation, along with the timing differences between when we recognize revenues (principally contract and export sales) and expenses (customer advances) and when those revenues and expenses are collected or paid.

Cash generated from financing activities was $7.6 million and $10.5 million during the three month periods ended March 31, 2014 and 2013, respectively, primarily proceeds and repayments of bank loans and credit lines.

Comparison of years ended December 31, 2013 and December 31, 2012

	For the Years ended
	December 31,
	2013	2012
Net operating revenues	183,294	130,324
Cost of sales	127,875	95,451
Operating expenses
Selling expenses	17,287	11,756
Administrative expenses	10,862	12,138
Total operating expenses	28,149	23,894
Operating income	27,270	10,979
Non-operating revenues and expenses (net)	3,738	1,864
Income tax provision	8,696	3,223
Net income (loss)	22,312	5,892

The Company’s net operating revenues increased from $130 million in 2012 to $183 million in 2013, or 40%. The increase mostly was driven by planning strategies designed to increase participation in the U.S. market.

The increase is partially due to high quality, reliability, and competitive prices which allowed the Company to further penetrate its existing markets. Sales increase in the U.S. market has accounted for an $17.6  million increase. The increase is also partially due to a diversification of markets within the country since the Company’s sales in the U.S. have historically been in the South Florida region and is now expanding to other regions of the United States. Additionally, the Company has increased market share in the national market with timely delivery, competitive prices, and high quality. Excluding related party sales, sales in Colombia grew by $38.5 million, which represents a 61% increase.

Costs of sales increased $33 million from 2012 to 2013. Purchase of raw materials grew by $21.5 million, or 40%, in direct relation with the increase in sales. The cost of direct labor did not experience significant growth. During previous years the cost of direct labor had grown faster than sales, because there is a lag between when new employees are hired and the company benefits fully from the new hires as most employees at the Company undergo extensive training which usually takes several months. Indirect costs of manufacturing grew $8.7 million. The increase in indirect cost of manufacturing is below the growth level for sales since many of these are fixed costs. Increases were mostly experienced in purchases of natural gas because of increased price and shipping charges.

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Selling and Administrative Expenses increased 18%, or $4.3 million, from 2012 to 2013. The increase was comprised of an increase in Selling Expenses of $5.5 million due to increases in the cost of shipping, insurance and personnel offset by a decrease in administrative expenses of $1.3 million comprised mostly due decrease in rent expense.

A gain in non-operating income of $7.6 million arose from the decrease in the fair value of the Warrants liability.

As a result of the foregoing, net income increased 278% from $5.9 million in 2012 to $22.3 million in 2013.

Operating activities

Net cash used in operating activities was $10.7 million, and $(7.3) million during years ended December 31, 2013 and 2012, respectively. Major uses of cash are as follows:

	December 31, 2013	December 31, 2012
Payments to Suppliers and Employees	121.3	83.1

Taxes	2.7	2.3

Increases in payments to suppliers and employees are a direct consequence of the increase in cost of sales in line with the increase of sales.

Major differences between our net income and cash provided by operating activities are primarily depreciation, along with the timing differences between when we recognize revenues and expenses and when those revenues and expenses are collected or paid.

Investing activities

On December 20, 2013, the Company received $22.3 million as a result of the merger.

Financing activities

Our net cash provided by financing activities was $8.4 million, $9.2 million during the years ended December 31, 2013 and 2012, respectively.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2014 or December 31, 2013.

Contractual Obligations

Future contractual obligations represent an impact to future cash flows as shown in the table for the period ending December 31:

	Payments Due by Period
Contractual Obligations	TOTAL	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long Term Debt Obligations	48,254	14,850	24,098	8,321	985
Capital Lease Obligations	17,833	3,141	6,060	3,426	5,206
Total	66,087	17,991	30,158	11,747	6,191

The above financial liabilities do not include future interest to be paid on this debt, as such rates are variable. The average interest rate is approximately 9.4% and 9.5% per annum for long term debt and capital lease obligations respectively and can vary up or down in accordance with money market rates in Colombia.

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MANAGEMENT OF THE COMPANY

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	53	Chief Executive Officer and Director
Christian T. Daes	49	Chief Operating Officer and Director
Joaquin Fernandez	53	Chief Financial Officer
A. Lorne Weil	63	Non-Executive Chairman of the Board
Samuel R. Azout	54	Director
Juan Carlos Vilariño	51	Director
Martha (Stormy) L. Byorum	59	Director
Julio A. Torres	46	Director

José M. Daes  has served as our chief executive officer and a director since December 2013. Mr. Daes has over 30 years’ experience starting and operating various businesses in Colombia and the U.S. Mr. Daes has served as chief executive officer of ES since its inception in 1984, responsible for all aspects of ES’s operations. Mr. Daes began his career in textiles, importing textiles from Japan to Colombia and later owned and operated an upscale clothing store with multiple locations in Miami. Mr. Daes is the older brother of Christian T. Daes, our chief operating officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Christian T. Daes  has served as our chief operating officer and a director since December 2013. Mr. Daes has served as the chief executive officer of TG since its inception in 1994, responsible for all aspects of TG’s operations. Mr. Daes’s philanthropic activities include founding the TG-ES Windows Foundation, which promotes local development, health and social programs in Barranquilla, Colombia. Mr. Daes is the younger brother of José M. Daes, our chief executive officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Joaquín F. Fernández  has served as our chief financial officer since December 2013 and the chief financial officer for TG and ES since 2007. He has also served as a director of ES since January 2002. Mr. Fernández oversees the gathering, reporting, presentation and interpretation of the historical financial information for us and our subsidiaries, as well as implementation of financial strategy for us. Prior to joining TG and ES, Mr. Fernández worked at fuel distribution, outsourcing, and public service companies.

A. Lorne Weil  has served as a member of our board of directors and non-executive chairman of the board since our inception. He has also served as a director of Sportech Plc, one of the largest suppliers and operators of pools/tote (often also referred to as pari-mutuel) betting in the world, since October 2010. From October 1991 to November 2013, Mr. Weil served as chairman of the board of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, and served as its chief executive officer from April 1992 until November 2013. Mr. Weil also served as president of Scientific Games from August 1997 to June 2005. From 1979 to November 1992, Mr. Weil was president of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Previously, Mr. Weil was vice president of corporate development at General Instrument Corporation, working with wagering and cable systems.

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We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his contacts he has fostered throughout his career, as well as his operational experience.

Samuel R. Azout  has served on our board of directors since December 2013 and on the board of TG since February 2009. Since March 2013, Mr. Azout has served as an investment manager for Abacus Real Estate. From January 2012 to March 2013, Mr. Azout served as the chief executive officer of the National Agency for Overcoming Extreme Poverty in Colombia, an organization formed by the government of Colombia to assist families in poverty. From September 2008 to January 2012, Mr. Azout was the senior presidential advisor for Social Prosperity, employed by the administration of the President of Colombia. Prior to this, Mr. Azout served as chief executive officer of Carulla Vivero S.A., the second largest retailer in Colombia, for 10 years, until he led its sale to Grupo Exito in 2006.

We believe Mr. Azout is well-qualified to serve as a member of our board of directors due to his contacts and business relationships in Colombia.

Juan Carlos Vilariño  has served on our board of directors since December 2013, on the board of TG since November 1995 and on the board of ES since March 1997. Mr. Vilariño has worked as the general manager of various business highway concession consortiums in Colombia including the Malla Vial del Atlántico Highway Concession Consortium since 1993 and the Barranquilla-Ciénaga Highway Concession consortium since 1999. Mr. Vilariño began his career as the assistant vice president in the general consulting department of Finance Corporation of the North, S.A. We believe Mr. Vilariño is well-qualified to serve as a member of our board of directors due to his contacts and business relationships in Colombia.

Martha (Stormy) L. Byorum  has served as a member of our board of directors since November 2011. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. Ms. Byorum was also an executive vice president of Stephens Inc. from January 2005 until August 2013. From March 2003 to December 2004, Ms. Byorum served as chief executive officer of Cori Investment Advisors, LLC, which was spun off from VB&P in 2003. Ms. Byorum co-founded VB&P in 1996 and served as a Partner until February 2003. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other things, she served as chief of staff and chief financial officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She was later appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and a Customer Group Executive with global responsibilities.

Ms. Byorum is a Life Trustee of Amherst College and a chairman of the finance committee of the board of directors of Northwest Natural Gas, a large distributor of natural gas services in the Pacific Northwest.

We believe Ms. Byorum is well-qualified to serve as a member of the board of directors due to her operational experience with Cori Capital Advisors, VB&P and Citibank and her financial background, which includes having served on the audit committees of four publicly-traded companies.

Julio A. Torres  has served on our board of directors since October 2011. He previously served as our co-chief executive officer from October 2011 through January 2013. Since March 2008, Mr. Torres has served as managing director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as director general of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as managing director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as vice president with JPMorgan Chase Bank.

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We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

Director Independence

Our ordinary shares are listed on the NASDAQ Capital Market and therefore, we adhere to the NASDAQ listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NASDAQ listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Azout, Vilariño, Torres and Ms. Byorum qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Code of Ethics

In March 2012, we adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our code of ethics. Requests for copies of our code of ethics should be sent in writing to TG Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, Attn: Corporate Secretary.

Corporate Governance

Audit Committee

We have a standing audit committee of the board of directors, which consists of Martha L. Byorum, Samuel R. Azout and Julio Torres, with Martha L. Byorum serving as chairman. Each of the members of the audit committee is independent under the applicable NASDAQ listing standards.

The audit committee has a written charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013. The purpose of the audit committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;

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•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ listing standards and the rules and regulations of the Securities and Exchange Commission, who are “financially literate,” as defined under NASDAQ’s listing standards. NASDAQ’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The board of directors has determined that Martha Byorum satisfies NASDAQ’s definition of financial sophistication and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating Committee

We have a standing nominating committee, which consists of A. Lorne Weil, Martha L. Byorum, Samuel R. Azout and Juan Carlos Vilariño, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under NASDAQ listing standards. Pursuant to its written charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which shareholders may recommend nominees to the nominating committee.

Compensation Committee

We have a standing compensation committee consisting of Julio Torres, Samuel R. Azout and Juan Carlos Vilariño, with Julio Torres serving as chairperson. Pursuant to the compensation committee charter, a copy of which was filed with our Definitive Proxy Statement on Schedule 14A filed with the SEC on December 4, 2013, the compensation committee oversees our compensation and employee benefit plans and practices, including our executive, director and other incentive and equity-based compensation plans. The specific responsibilities of the compensation committee include making recommendations to the board regarding executive compensation of our executive officers and non-employee directors, administering our 2013 Long-Term Incentive Equity Plan, and preparing and reviewing compensation-related disclosure, including a compensation discussion and analysis and compensation committee report (if required), for our filings with the Securities and Exchange Commission.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to our board.

Prior to consummation of the merger in December 2013, none of our executive officers or directors received compensation for services rendered to us. No compensation or fees of any kind, including finders, consulting or other similar fees, were paid to any of our initial shareholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they rendered in order to effectuate, the consummation of the initial business combination.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2013 and 2012 of each of our named executive officers. Our named executive officers include: B. Luke Weil, Julio Torres and Luis Eduardo Robayo Salom, each of whom previously served as our chief executive officer during the year ended December 31, 2013; Jose M. Daes, our current chief executive officer; and Christian T. Daes and Joaquin Fernández, our two most highly compensated executive officers for the fiscal year ended December 31, 2013 other than our current chief executive officer.

Name and principal position	Year	Salary	Bonus	Total
B. Luke Weil (1)	2013	—	—	—
Former Chief Executive Officer	2012	—	—	—
Julio Torres (2)	2013	—	—	—
Former Co-Chief Executive Officer	2012	—	—	—
Luis Eduardo Robayo Salom (2)	2013	—	—	—
Former Co-Chief Executive Officer	2012	—	—	—
Jose M. Daes (3)	2013	$720,000	$100,000	$820,000
Chief Executive Officer	2012	$720,000	$100,000	$820,000
Christian T. Daes (4)	2013	$720,000	$100,000	$820,000
Chief Operating Officer	2012	$720,000	$100,000	$820,000
Joaquin Fernández (5)	2013	$120,000	-	$120,000
Chief Financial Officer	2012	$105,808	$4,514	$110,322

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(1)	Mr. Weil served as the chief executive officer from January 2013 to December 2013. Mr. Weil resigned as chief executive officer in connection with the Merger. Mr. Weil is the son of A. Lorne Weil, our non-executive chairman of the board.
(2)	Messrs. Torres and Salom served as co-chief executive officers from October 2011 to January 2013.
(3)	Mr. Daes was appointed chief executive officer in December 2013 in connection with the merger. Mr. Daes also serves as chief executive officer of ES. Compensation information for 2012 and 2013 includes amounts paid to Mr. Daes in his capacity as chief executive officer of ES prior to the merger.
(4)	Mr. Daes was appointed chief operating officer in December 2013 in connection with the merger. Mr. Daes also serves as chief executive officer of TG. Compensation information for 2012 and 2013 includes amounts paid to Mr. Daes in his capacity as chief executive officer of TG prior to the merger.
(5)	Mr. Fernández was appointed chief financial officer in December 2013 in connection the merger. Mr. Fernández also serves as chief financial officer of TG and ES. Compensation information for 2012 and 2013 includes amounts paid to Mr. Fernández in his capacity as chief financial officer of TG and ES prior to the merger.

Compensation Arrangements with Named Executive Officers

At present, we do not have employment agreements in place for our current executive officers. We have determined to continue the compensation arrangements that were in place for each Messrs. Daes and Daes with ES and TG, respectively, providing for an annual base salary of $720,000, and to provide an annual base salary to Mr. Fernández equal to approximately $150,000 going forward. Our compensation committee may determine to award a discretionary cash bonus to such executive officers as has been awarded in the past by TG and ES, and may also determine to award to such executive officers share options, share appreciation rights or other awards under our 2013 Long-Term Equity Incentive Plan. We anticipate continuing these compensation arrangements until we enter into employment agreements with our executive officers. Upon entry into employment agreements with our executive officers, we will file a Current Report on Form 8-K to disclose the material terms of such agreements.

Equity Awards at Fiscal Year End

As of December 31, 2013, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

Director Compensation

For the year ended December 31, 2013, we did not compensate any of our directors for their service on the board. However, we did reimburse our directors for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Equity Compensation Plans

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	1,593,917	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,593,917

(1) On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan. Under this plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Pre-Merger Related Transactions of the Company

Prior to our initial public offering, A. Lorne Weil advanced to us an aggregate of $100,000 to cover expenses related to the initial public offering. The loan was payable without interest on the earlier of (i) November 8, 2012, (ii) the consummation of our initial public offering or (iii) the date on which we determined not to proceed with the IPO. We paid this loan using proceeds of our IPO not placed in trust.

In May 2012, our initial shareholders forfeited an aggregate of 100,000 shares since the underwriters in our initial public offering did not exercise their over-allotment option in full. We recorded the aggregate fair value of the shares forfeited to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares forfeited and the price paid for such repurchased shares. The repurchased shares were immediately cancelled, resulting in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

Certain of the initial shareholders, including our former chief executive officers and former and certain current directors, and other persons purchased warrants from us on a private placement basis simultaneously with the consummation of our initial public offering, for an aggregate purchase price of $2,400,000. The funds from such purchase were deposited into the trust account simultaneously with the consummation of our initial public offering. These warrants are identical to the warrants underlying the units sold in our initial public offering, except that they are exercisable for cash or on a cashless basis, at the holder’s option, and will are not redeemable by us, in each case so long as such warrants are held by the initial purchasers or their permitted transferees.

On May 20, 2013, the A. Lorne Weil 2006 Irrevocable Trust — Family Investment Trust, a trust of which A. Lorne Weil, his spouse and his descendants are among the beneficiaries, loaned us $100,000 to meet our working capital needs pending our initial business combination. This loan was evidenced by a promissory note payable upon consummation of our initial business combination, in cash without interest, or, at the holder’s discretion and upon approval by our shareholders (which was obtained in connection with the merger), by conversion into warrants at a price of $0.50 per warrant. This note was converted into 200,000 warrants upon consummation of the merger.

Pre-Merger Related Transactions of TG and ES

TG

In the fiscal year ended December 31, 2013 prior to the merger, transactions with TG shareholders resulted in TG generating $39,209,282 in revenues exclusively comprised of sales to ES which was a shareholder of TG leading up to the merger and $5,853,178 in accounts receivables. Transactions with directors resulted in $22,000 in accounts receivable. TG also paid its directors $517,000 in salaries.

In the fiscal year ended December 31, 2012, transactions with TG shareholders resulted in TG generating $28,294,000 in revenues and $25,076,000 in accounts receivables. TG also purchased equipment from its shareholders of $16,000 and paid its directors $483,000 in salaries.

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ES

In the fiscal year ended December 31, 2013 prior to the merger, transactions with ES shareholders resulted in ES generating $244,000 in revenues, $147,000 in accounts receivables and $17,270,828 in accounts payables. ES also purchased equipment from its shareholders $5,276,000. Transactions with its directors resulted in $2,000 in accounts receivables and $22,000 in revenues. ES paid its directors $775,000 in salaries.

In the fiscal year ended December 31, 2012, transactions with ES shareholders resulted in ES generating $30,000 in revenues, $461,000 in accounts receivables and $25,076,000 in accounts payables. ES also purchased equipment from its shareholders $29,086,000. Transactions with its directors resulted in $109,000 in accounts receivables and $4,000 in revenues. ES also paid its directors $638,000 in salaries.

E.S. Windows, LLC

The majority of shares of ESW LLC, a Florida limited liability company, are owned by Jose Daes, Christian Daes and Evelyn Daes. ESW LLC acts as one of ES’s importers and distributors in the U.S. ESW LLC sends project specifications and orders from its clients to ES, and in turn, receiving pricing quotes from ES which are conveyed to the client. ESW LLC does not install any of our products. ESW LLC’s ownership is as follows: 30% of its membership interests are held by Jose Daes, 20% of its membership interests are held by Christian Daes, 10% of its membership interests are held by Evelyn Daes, and the remaining 40% of membership interests are held by two Panamanian companies unaffiliated with the Daes family. Sales to ESW LLC amounted to $28.9 million and $19.6 million during the years ended in December 31, 2013 and December 31, 2012.

Merger Consideration

Energy Holding Corporation, the sole shareholder of Tecnoglass Holding whose shareholders are all of the former shareholders of TG and ES, received 20,567,141 ordinary shares in consideration of all of the outstanding and issued ordinary shares of Tecnoglass Holding. Energy Holding Corporation may not sell or transfer its shares until December 20, 2014, subject to certain limited exceptions.

Energy Holding Corporation also has the contractual right to receive an additional 3,000,000 ordinary shares, to be released upon the attainment of specified share price targets or targets based on our EBITDA in the fiscal years ending December 31, 2014, 2015 or 2016.  The following table sets forth the targets and the number of earnout shares issuable to Tecnoglass Holding shareholders upon the achievement of such targets:

	Ordinary Share	EBITDA Target		Number of Earnout Shares
	Price Target	Minimum	Maximum	Minimum	Maximum
Fiscal year ending 12/31/14	$12.00 per share	$30,000,000	$36,000,000	416,667	500,000
Fiscal year ending 12/31/15	$13.00 per share	$35,000,000	$40,000,000	875,000	1,000,000
Fiscal year ending 12/31/16	$15.00 per share	$40,000,000	$45,000,000	1,333,333	1,500,000

If either the ordinary share target or the maximum EBITDA target is met in any fiscal year, Energy Holding Corporation receives the maximum number of earnout shares indicated for the year. In the event the ordinary share target is not met but the combined company’s EBITDA falls within the minimum and maximum EBITDA target for a specified year, the number of earnout shares to be issued will be interpolated between such targets. In the event neither the ordinary share target nor the minimum EBITDA target is met in a particular year, but a subsequent year’s share price or EBITDA target is met, Energy Holding Corporation will earn the earnout shares for the previous year as if the prior year’s target had been met.

Joaquin Fernandez and Alberto Velilla Becerra are directors of Energy Holding Corporation. Jose Daes and Christian Daes are shareholders of Energy Holding Corporation.

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Registration Rights

Our initial shareholders, Energy Holding Corporation, holders of the private warrants and warrants issued upon conversion of the promissory note (described above) (and all underlying securities), are entitled to registration rights pursuant to an agreement entered into on December 20, 2013. The holders of a majority of these securities are entitled to make up to two demands that we register such securities, and have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the merger. Pursuant to the agreement, we will bear the expenses incurred in connection with the filing of any such registration statements. All such securities, except for securities held by Energy Holding Corporation, are included in the registration statement of which this prospectus forms a part.

Transfer Agreements in connection with Merger

On December 19, 2013, we entered into an agreement with an affiliate of A. Lorne Weil, our non-executive chairman of the board, and a third party shareholder pursuant to which the third party shareholder agreed to use commercially reasonable efforts to purchase up to 1,000,000 ordinary shares in the open market and agreed that it would not seek conversion or redemption of any such purchased shares in connection with the Merger. This third party shareholder and its affiliates purchased an aggregate of 985,896 ordinary shares pursuant to this agreement. Pursuant to the agreement, Mr. Weil’s affiliate transferred to the third party shareholder and its affiliates an aggregate of 2,167,867 private warrants. Additionally, EarlyBirdCapital, Inc., our financial advisor, transferred to the third party shareholder and its affiliates certain unit purchase options, each to purchase one ordinary share and one warrant to purchase one ordinary share. We agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, as well as the unit purchase options and underlying securities, transferred to the shareholder and its affiliates, which such registration statement was filed on February 11, 2014. In the event the registration statement is not declared effective by June 1, 2014, we will be required to pay the shareholder and its affiliates a cash penalty of $0.20 per security transferred to them for each month until the registration statement has been declared effective.

Also on December 19, 2013, we entered into subscription agreements with two investors pursuant to which such investors agreed to purchase an aggregate of 649,382 ordinary shares at $10.18 per Share, or an aggregate of $6,610,709. In connection with this purchase, the affiliate of Mr. Weil transferred an aggregate of 608,796 private warrants to such investors. We agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the warrants and shares underlying the warrants, transferred to these investors, which such registration statement was filed on February 11, 2014, and agreed to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible. All such securities are included in the registration statement of which this prospectus forms a part.

Indemnification Agreements

Effective March 5, 2014, we entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys' fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

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Private Placement with Affiliate of A. Lorne Weil

On March 5, 2014, we entered into a subscription agreement with an affiliate of A. Lorne Weil, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 ordinary shares at an aggregate price of $1,000,000, or approximately $10.45 per share, representing a slight premium to the closing price of our ordinary shares immediately prior to the execution of the subscription agreement. The closing of the purchase took place on March 14, 2014. We have agreed to file a registration statement covering the resale of these shares by July 14, 2014. All such securities are included in the registration statement of which this prospectus forms a part.

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth information as of April 21, 2014 regarding the beneficial ownership of our ordinary shares by:

•	Each person known to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	Each director and each named executive officer; and
•	All current executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The percentage of beneficial ownership is calculated based on 24,310,363 ordinary shares outstanding as of April 21, 2014. Shares which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Named Executive Officers
Jose M. Daes Chief Executive Officer and Director	0	(2)	0%
Christian T. Daes Chief Operating Officer and Director	0	(2)	0%
Samuel R. Azout Director	0		0%
Juan Carlos Vilarino Director	0		0%
Joaquin F. Fernandez Chief Financial Officer	20,567,141	(3)	84.6%
A. Lorne Weil Chairman of the Board	10,000	(4)	*
Julio A. Torres Director	172,000	(5)	*
Martha L. Byorum Director	205,000	(5)	*
B. Luke Weil Former Chief Executive Officer	1,116,000	(6)	4.6%
Luis Eduardo Robayo Salon Former Chief Executive Officer	165,000	(5)	*
All current directors and executive officers as a group (8 persons)	20,954,141	(7)	85.3%
Five Percent Holders:
Energy Holding Corporation	20,567,141	(3)	84.6%
David Sandberg 304 Park Avenue South, 11th Floor New York, NY 10010	1,855,114	(8)	7.6%
Polar Securities Inc. 401 Bay Street, Suite 1900 PO Box 19 Toronto, Ontario M5H 2Y4 Canada	1,260,648	(9)	5.2%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

(2)	Does not include shares held by Energy Holding Corporation, in which this person has an indirect ownership interest.

(3)	Represents all ordinary shares held by Energy Holding Corporation, of which Messrs. Fernandez and Alberto Velilla Becerra are directors and may be deemed to share voting and dispositive power over such shares. Does not include the shares that may be issued to Energy Holding Corporation upon achievement of certain share price and earnings targets.

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(4)	Represents shares held by LWEH LLC, of which Mr. Weil is the operating manager. Does not include 253,000 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 253,000 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children. Does not include 95,693 ordinary shares and 473,337 ordinary shares issuable upon exercise of 473,337 private warrants held by The A. Lorne Weil 2006 Irrevocable Trust - Family Investment Trust, of which Mr. Weil, his spouse and his descendants are beneficiaries but over which Mr. Weil does not exercise voting or dispositive power.

(5)	Includes 125,000 ordinary shares issuable upon the exercise of 125,000 private warrants held by such reporting person, which became exercisable upon consummation of our initial business combination. Does not include ordinary shares held by LWEH LLC, of which the individual is a member.

(6)	Includes (i) 148,000 ordinary shares held by Mr. Weil, (ii) 168,000 ordinary shares held by Child Trust f/b/o B. Luke Weil u/a dated March 4, 2010 and (iii) 800,000 ordinary shares issuable upon the exercise of 800,000 private warrants held by Mr. Weil, which warrants became exercisable upon consummation of our initial business combination.

(7)	Includes (i) 20,567,141 shares held by Energy Holding Corporation, of which Mr. Fernandez may be deemed to be the beneficial owner and (ii) 250,000 ordinary shares issuable upon the exercise of 250,000 warrants held by the directors as indicated in the above notes.

(8)	Includes (i) 224,538 ordinary shares held by The Red Oak Fund, LP (“Red Oak”), (ii) 710,292 ordinary shares issuable upon the exercise of warrants held by Red Oak, (iii) 40,416 ordinary shares issuable upon exercise of unit purchase options (and the underlying warrants) held by Red Oak, (iv) 205,581 ordinary shares held by Pinnacle Opportunities Fund, LP (“Pinnacle”), (v) 637,282 ordinary shares issuable upon the exercise of warrants held by Pinnacle and (vi) 37,004 ordinary shares issuable upon exercise of unit purchase options (and the underlying warrants) held by Pinnacle. Mr. Sandberg is the controlling member of Red Oak Partners, LLC, the general partner of Red Oak and a managing member of Pinnacle Partners LLC, the general partner of Pinnacle, and accordingly may be deemed to beneficially own the ordinary shares held by Red Oak and Pinnacle. Information was derived from an Amendment No. 1 to Schedule 13G filed on February 13, 2014.

(9)	Includes (i) 2,470 ordinary shares issuable upon the exercise of warrants held by North Pole Capital Master Fund (“North Pole”), (ii) 55,067 ordinary shares held by Altaris Offshore (“AO”), (iii) 51,625 ordinary shares issuable upon the exercise of warrants held by AO, (iv) 594,315 ordinary shares held by Altaris Offshore Levered (“AOL”) and (v) 557,171 ordinary shares issuable upon exercise of warrants held by AOL. Polar Securities serves as investment advisor to North Pole, AO and AOL. Information was derived from an Amendment No. 2 to Schedule 13G filed on January 27, 2014.

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SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares and warrants for resale to the public,

•	the number of ordinary shares (including shares issuable upon exercise of warrants and unit purchase options, including the warrants underlying such unit purchase options) and warrants (including warrants issuable upon exercise of unit purchase options) that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number of ordinary shares and warrants that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•	the number and percentage of ordinary shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares and warrants are sold by the Selling Securityholders).

This table is prepared solely based on information supplied to us by the listed Selling Securityholders, any Schedules 13D or 13G and other public documents filed with the SEC and assumes the sale of all of the ordinary shares and warrants offered hereby.

	Ordinary Shares Beneficially Owned Prior to Offering							Ordinary Shares Beneficially Owned After Offering
Selling Securityholder(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(2)	Shares Being Offered		Warrants Being Offered		Shares Underlying Warrants Being Offered	Number of Shares Beneficially Owned		Percent of Shares
The A. Lorne Weil 2006 Irrevocable Trust (3)	569,030	2.30%	569,030		473,337		473,337	0		0%
Martha L. Byorum (4)	205,000	*	205,000		125,000		125,000	0		0%
Capital Advisory Partners L.A (5)	165,000	*	165,000		125,000		125,000	0		0%
Eric Carrera	5,000	*	5,000		0		0	0		0%
Child Trust f/b/o Francesca Weil u/a dated March 4, 2010 (36)	253,000	1.04%	253,000		0		0	0		0%
Child Trust f/b/o Alexander Weil u/a dated March 4, 2010 (36)	253,000	1.04%	253,000		0		0	0		0%
Graubard Miller (6)	150,000	*	150,000		150,000		150,000	0		0%
Marjorie Hernandez	100,000	*	100,000		100,000		100,000	0		0%
LWEH LLC (7)	10,000	*	10,000		0		0			0%
Eduardo Robayo (8)	165,000	*	165,000		125,000		125,000	0		0%
Julio A. Torres (9)	172,000	*	172,000		125,000		125,000	0		0%
Robert Stevens	6,000	*	6,000		0		0	0		0%
B. Luke Weil (10)	1,116,000	4.44%	1,116,000		800,000		800,000	0		0%
Nicholas B. Weil	200,000	*	200,000		200,000		200,000	0		0%
EarlyBirdCapital, Inc. (11)	1,222,538	4.85%	901,410	(19)	450,705	(19)	450,705	321,128	(20)	1.27%
Altairis Offshore (12)	106,692	*	106,692		51,625		51,625	0		0%
Altairis Offshore Levered (12)	1,151,486	4.63%	1,151,486		557,171		557,171	0		0%
The Cascade Fund LLLP/Ascent (13)	253,859	1.04%	172,718	(21)	168,961	(22)	168,961	81,141	(23)	*
Hoak Public Equities, LP (14)	981,369	3.93%	667,691	(24)	653,169	(25)	653,169	313,678	(26)	1.26%
Pinnacle Opportunities Fund LP (15)	879,868	3.55%	472,606	(27)	462,327	(28)	462,327	407,262	(29)	1.64%
Ptolemy Capital, LLC (16)	318,584	1.30%	218,628	(30)	213,873	(31)	213,873	99,956	(32)	*
The Red Oak Fund, LP (17)	975,247	3.93%	516,186	(33)	504,959	(34)	504,959	459,061	(35)	1.85%
J. Randall Waterfield (18)	759,028	3.09%	218,628	(30)	213,873	(31)	213,873	540,400	(32)	2.20%

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* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals and entities is c/o Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia.

(2)	For purposes of calculating the percent of shares beneficially owned by each holder, the number of ordinary shares issuable upon the exercise of warrants and/or unit purchase options was included in the number of shares outstanding.

(3)	A. Lorne Weil, his spouse and descendents are beneficiaries of this Selling Stockholder. Mr. Weil has served as our Non-Executive Chairman of the Board since our inception in September 2011. The business address for this Selling Stockholder is c/o Neuberger Berman Trust Company, 919 N. Market Street, Suite 506, Wilmington, DE 19801. The trustee of this Selling Securityholder, which has voting and dispositive power of such Selling Securityholder’s securities, is Neuberger Berman Trust Company of Delaware N.A., acting through William M. Hearn, Senior Vice President.

(4)	Ms. Byorum has served as one of our directors since November 2011.

(5)	Dr. Rudolf M. Hommes, who served on our board of directors from our inception until December 2013, is a partner and managing director for this Selling Stockholder, and as such, has voting and dispositive power over such entity’s securities. The business address for this Selling Stockholder is Carrera 10 No. 28-49, Torre A. Oficina 20-05, Bogota, Colombia.

(6)	Graubard Miller has served as our general counsel since our inception. David Alan Miller, Esq. exercises voting and dispositive power over securities held by such Selling Stockholder, as the firms managing partner.

(7)	A. Lorne Weil, our Non-Executive Chairman of the Board, is the operating manager for this Selling Stockholder, and as such, has voting and dispositive power over such entity’s securities.

(8)	Mr. Robayo served as one of our directors from our inception until December 2013. Mr. Robayo also served as co-chief executive officer from October 2011 to January 2013. The business address for this Selling Stockholder is Calle 100 No. 19-54 / Bogotá, Colombia.

(9)	Mr. Torres has served on our board of directors since our inception. Mr. Torres also served as co-chief executive officer from October 2011 to January 2013.

(10)	Mr. Weil served as our chief executive officer from January 2013 until December 2013. He also served on our board of directors from September 2011 until March 2012.

(11)	EarlyBirdCapital, Inc., a broker-dealer, acted as representative of the underwriters for our initial public offering, as well as one of our investment bankers in connection with our business combination with Tecnoglass Holding. The business address of EarlyBirdCapital, Inc. is 275 Madison Avenue, 27th Floor, New York, New York 10016. Steven Levine, chief executive officer of Early Bird Capital, Inc., has voting and dispositive power over Early Bird Capital’s securities.

(12)	The business address of this Selling Stockholder is 1 First Canadian Place, P.O. Box 150, Toronto, Ontario M5X1H3, Canada. Polar Securities, Inc. is the investment advisor with respect to the securities held by this Selling Stockholder, with voting and dispositive power over such securities.

(13)	The business address of this Selling Stockholder is 2810 N Speer Blvd., Denver, CO 80211. As Manager of the general partner of this Selling Stockholder, Charles Bernard exercise voting and dispositive power over such entity’s securities.

(14)	The business address of this Selling Stockholder is Reagan Place at Old Parkland, 3963 Maple Avenue, Suite 450, Dallas, TX 75219. J. Hale Hoak, president of Hoak & Co which is the general partner of Hoak Fund Management LP which is the general partner of this Selling Stockholder, has voting and dispositive power of securities held by this Selling Stockholder.

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(15)	The business address of this Selling Stockholder is 2810 North Speer Boulevard, Denver, CO 80211. David Sandberg, as the controlling member of Red Oak Partners, LLC, which serves as a managing member of Pinnacle Partners LLC, the general partner of Pinnacle Opportunities Fund, LP, has voting and dispositive power over such entity’s securities.

(16)	The business address of this Selling Stockholder is c/o Freestyle Capital, 1250 Prospect St, Suite 200, La Jolla, CA 92037. This Selling Stockholder is managed by Ortelius, LLC, which is managed by Thomas Hagerty. Thomas Hagerty and Mitchell Otolski, as an agent, have voting and dispositive power over securities held by this Selling Stockholder.

(17)	The business address of this Selling Stockholder is 304 Park Avenue South, 11th Floor, New York, NY 10010. David Sandberg as the controlling member of Red Oak Partners, LLC, which serves as the general partner of The Red Oak Fund, LP, has voting and dispositive power over such entity’s securities.

(18)	The business address of this Selling Stockholder is 4775 Collins Ave, #4401, Miami Beach, FL 33140.

(19)	Includes securities underlying 450,705 unit purchase options. Does not include securities underlying 160,564 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(20)	Includes ordinary shares underlying 160,564 unit purchase options (including ordinary shares underlying the warrants included in the unit purchase options), which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(21)	Includes 7,514 ordinary shares underlying 3,757 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options). Does not include ordinary shares underlying 3,005 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(22)	Includes 3,757 warrants underlying 3,757 unit purchase options. Does not include warrants underlying 3,005 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(23)	Includes 6,010 ordinary shares underlying 3,005 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options).

(24)	Includes 29,044 ordinary shares underlying 14,522 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options). Does not include ordinary shares underlying 11,618 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(25)	Includes 14,522 warrants underlying 14,522 unit purchase options. Does not include warrants underlying 11,618 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(26)	Includes 23,236 ordinary shares underlying 11,618 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options).

(27)	Includes 20,558 ordinary shares underlying 10,279 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options). Does not include ordinary shares underlying 8,223 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(28)	Includes 10,279 warrants underlying 10,279 unit purchase options. Does not include warrants underlying 8,223 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

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(29)	Includes 185,234 ordinary shares underlying warrants and 16,446 ordinary shares underlying unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options) not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(30)	Includes 9,510 ordinary shares underlying 4,755 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options). Does not include ordinary shares underlying 3,804 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(31)	Includes 4,755 warrants underlying 4,755 unit purchase options. Does not include warrants underlying 3,804 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(32)	Includes 7,608 ordinary shares underlying 3,804 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(33)	Includes 22,454 ordinary shares underlying 11,227 unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options). Does not include ordinary shares underlying 8,982 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(34)	Includes 11,227 warrants underlying 11,227 unit purchase options. Does not include warrants underlying 8,982 unit purchase options, which are not registered for resale pursuant to the registration statement of which this prospectus forms a part.

(35)	Includes 216,560 ordinary shares underlying warrants and 17,964 ordinary shares underlying unit purchase options (including the ordinary shares underlying the warrants included in the unit purchase options) not registered for resale pursuant to this registration statement.

(36)	Mr. John C. Novogrod and Mr. Richard Weil, trustees for this Selling Stockholder, share voting and dispositive power with respect to these securities.

Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the Securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those Securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

Acquisition of Resale Securities

The securities offered for resale by the Selling Securityholders were acquired in different transactions since our inception described below.

Insider Shares

In connection with our formation, we issued 1,437,500 ordinary shares, the “insider shares,” for an aggregate purchase price of $25,000. An aggregate of 387,500 insider shares were returned to us for cancellation in connection with our initial public offering, resulting in an aggregate of 1,050,000 insider shares remaining outstanding. None of the insider shares may be transferred or sold, subject to certain limited exceptions, until December 20, 2014.

The following Selling Securityholders acquired insider shares, which are included herein for resale, in connection with our formation: Martha Byorum, Captial Advisory Partners L.A., Eric Carrera, Child Trust f/b/o Francesca Weil u/a dated March 4, 2010, Child Trust f/b/o Alexander Weil u/a dated March 4, 2010, LWEH LLC, Eduardo Robayo, Julio A. Torres, Robert Stevens and B. Luke Weil. Except as described below, all insider shares were acquired in September and October 2011.

In January 2013, LWEH LLC distributed 30,000 of its insider shares to certain of its members as follows: 20,000 insider shares to Ms. Byorum, 3,000 insider shares to Mr. Carrera and 7,000 insider shares to Mr. Torres. Each of Ms. Byorum and Messrs. Carrera’s and Torres’ number of insider shares includes the insider shares acquired from LWEH LLC. Ms. Byorum received from another of the initial shareholders 20,000 insider shares as consideration of past and future advisory services to be performed by her related to such shareholder’s investment vehicles.

Insider Warrants and Working Capital Warrants

In a private placement taking place simultaneously with the consummation of our initial public offering, we sold 4,800,000 insider warrants at a price of $0.50 per warrant. Each insider warrant is exercisable for $8.00 per share. The following Selling Securityholders acquired insider warrants included herein for resale (including the ordinary shares underlying such warrants) in such private placement: The A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust, Martha L. Byorum, Capital Advisory Partners L.A, Graubard Miller, Marjorie Hernandez, Eduardo Robayo, Julio A. Torres and B. Luke Weil.

On May 20, 2013, the Trust loaned us an aggregate of $100,000, evidenced by a convertible promissory note that was non-interest bearing and payable at the consummation of our initial business combination. The Trust exercised its conversion right (which conversion was also approved by our shareholders at the meeting held on December 20, 2013 to approve the merger agreement), and was issued 200,000 working capital warrants.

The A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust (“Trust’) purchased 3,250,000 insider warrants in the private placement; however, the Trust has since transferred 2,576,663 warrants as described below in the subsection entitled “December 2013 Agreements” and, in January 2014, transferred 200,000 warrants to Nicholas B. Weil as a gift.

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Unit Purchase Options

EarlyBirdCapital, Inc. (and its designees) purchased two unit purchase options from us in connection with our initial public offering. Only the securities underlying the second unit purchase option (500,000 ordinary shares, 500,000 warrants and 500,000 ordinary shares underlying these warrants) are included in this prospectus for resale. EarlyBirdCapital, Inc. paid us $500,000 for the second purchase option, or $1.00 per unit underlying each option. The second purchase option is exercisable for $10.00 per unit, and may be exercised on a cashless basis. The second purchase option became exercisable on December 20, 2013 (the date of the consummation of our initial business combination) and expires March 16, 2017.

EarlyBirdCapital, Inc. transferred 49,295 of such unit purchase options as described in the subsection entitled “December 2013 Agreements.”

December 2013 Agreements

In December 2013, Altaris Offshore and Altaris Offshore Levered purchased from us in a private placement 649,382 ordinary shares at a price of $10.18 per share, or an aggregate of $6,610,709. Concurrently therewith, the Trust transferred an aggregate of 608,796 insider warrants to these two investors.

Also in December 2013 pursuant to an agreement entered into in connection with the merger, the Trust transferred an aggregate of 2,167,867 insider warrants to: The Cascade Fund LLLP/Ascent, Hoak Public Equities, LP, Pinnacle Partners LLC, Ptolemy Capital, LLC, The Red Oak Fund, LP and J. Randall Waterfield. EarlyBirdCapital, Inc. transferred to such Selling Securityholders an aggregate of 49,295 of the unit purchase options described above, which are included in this prospectus for resale.

March 2014 Private Placement

In a private placement pursuant to a subscription agreement entered into on March 5, 2014, the A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust purchased 95,693 ordinary shares at an aggregate price of $1,000,000, or approximately $10.45 per share.

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PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus.

The Selling Securityholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•    on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•    in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•    through the writing of options, whether such options are listed on an options exchange or otherwise;

•    in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•    through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•    in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•    on an exchange distribution in accordance with the rules of the applicable exchange;

•    in privately negotiated transactions;

•    through short sales;

•    in sales pursuant to Rule 144;

•    by broker-dealers that may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•    in a combination of any such methods of sale; and

•    by any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The Selling Securityholders may also sell the securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any supplement or amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be Selling Securityholders for purposes of this prospectus.

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The Selling Securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement for the insider securities and unit purchase option securities, or such Selling Securityholders will be entitled to contribution. We may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus or we may be entitled to contribution.

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DESCRIPTION OF SECURITIES

Ordinary Shares

As of May 13, 2014, 24,310,363 ordinary shares are outstanding, held by 319 shareholders of record. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

The ordinary shares are listed on the NASDAQ Capital Market under the symbol TGLS. We cannot assure you that our ordinary shares will continue to be listed on the NASDAQ Capital Market as we might not in the future meet certain continued listing standards.

Warrants

As of May 13, 2014, 9,200,000 warrants are outstanding, including 4,200,000 public warrants and 5,000,000 insider and working capital warrants, held by 18 holders of record. Each public warrant entitles the registered holder to purchase one ordinary share at a price of $8.00 per share, subject to adjustment as discussed below. The warrants became exercisable on December 20, 2013 (the date of the consummation of our initial business combination). Warrants may be exercised for cash or, at the option of the holder, on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise; provided, however, that in the event the warrants are being called for redemption, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Notwithstanding the foregoing, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus, relating to such ordinary shares. The warrants expire December 20, 2016 (three years following the date of consummation of our initial business combination) at 5:00 p.m., New York City time.

The insider and working capital warrants are identical to the public warrants except that such warrants may be exercisable for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.

We may call the warrants for redemption (excluding the insider and working capital warrants and any warrants issued upon exercise of the second purchase option sold to EarlyBirdCapital, but including any warrants issued upon exercise of the first purchase option granted to EarlyBirdCapital), in whole and not in part, at a price of $0.01 per warrant,

•	at any time while the warrants are exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the ordinary shares (or the closing bid price of our ordinary shares in the event the ordinary shares are not traded on any specific trading day) equals or exceeds $14.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

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•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

If the number of outstanding ordinary shares is increased by a share dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of outstanding ordinary shares is decreased by a consolidation, combination, reverse shares split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares. Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

55

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of its outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if more than 30% of the consideration receivable by the holders of ordinary shares in the applicable event is payable in the form of ordinary shares in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

The warrants are quoted on the OTCQB marketplace under the symbol TGLSW.

Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful default, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

56

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus is being passed upon for us by Maples and Calder, Cayman Islands. The validity of the warrants offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York.

EXPERTS

The financial statements of the Company for the year ended December 31, 2013 have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus. The financial statements of the Company for the year ended December 31, 2012 have been audited by Crowe Horwath CO S.A., an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this registration statement and in the registration statement. The financial statements and the reports of Marcum LLP and Crowe Horwath CO S.A. are included in reliance upon their reports given upon the authority of Marcum LLP and Crowe Horwath CO S.A. as experts in auditing and accounting.

Upon consummation of the merger, Marcum LLP was selected as the auditor for the Company, including its subsidiaries for the year ended December 31, 2013 and future periods. The reports that Crowe Horwath CO S.A. has issued for each of TG and ES for the years ended December 31, 2011 and 2012 and for the consolidated financial information of the Company for the year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Crowe Horwath CO S.A.’s engagement by TG, ES and the Company, there were no disagreements with Crowe Horwath CO S.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Crowe, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Crowe Horwath CO S.A.’s engagement and the subsequent interim period preceding Crowe Horwath CO S.A.’s dismissal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement, and you should refer to the registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

57

TECNOGLASS INC.

F-1

Tecnoglass Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March	December
	31, 2014	31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$20,268	$2,866
Restricted cash	3,564	3,633
Due from transfer agent	-	15,908
Subscription receivable	-	6,611
Trade accounts receivable, net	69,927	59,010
Due from related parties	18,993	19,058
Inventories	23,696	24,181
Other current assets	38,761	29,303
Total current assets	175,209	160,570

Long term assets:
Property, plant and equipment, net	84,937	87,382
Other long term assets	257	262
Total long term assets	85,194	87,644
Total assets	$260,403	$248,214

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$34,014	$37,682
Current portion of customer advances on uncompleted contracts	33,068	28,470
Short-term debt and current portion of long term debt	38,579	29,720
Note payable to shareholder	80	80
Other current liabilities	16,504	12,545
Total current liabilities	122,245	108,497

Long term liabilities:
Warrant liability	27,160	18,280
Customer advances on uncompleted contracts	5,140	8,220
Long term debt	44,595	48,097
Total liabilities	199,140	183,094
COMMITMENTS AND CONTINGENCIES

Shareholders' equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2014	-	-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 24,310,363 and 24,214,670 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	2	2
Legal Reserves	1,367	1,367
Additional paid-in capital	41,693	40,693
Retained earnings	13,807	18,488
Cumulative Translation Adjustment	4,394	4,570
Total shareholders’ equity	61,263	65,120
Total liabilities and shareholders’ equity	$260,403	$248,214

The Accompanying Notes are an Integral Part of these Condensed Consolidated Financial Statements.

F-2

Tecnoglass Inc. and Subsidiaries

Condensed Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2014	2013

Operating revenues	$47,841	$39,631
Cost of sales	33,245	27,718
Gross profit	14,596	11,913

Operating expenses, net	6,739	6,991

Operating income	7,857	4,922

Loss on change in fair value of warrant liability	(8,880)	-
Non-operating revenues	1,286	879
Interest expense	(1,973)	(1,669)

(Loss) income before taxes	(1,710)	4,132

Income tax provision	2,971	1,631

Net (loss) income	$(4,681)	$2,501

Comprehensive income:

Net (loss) income	(4,681)	2,501
Foreign currency translation adjustments	(176)	1,978

Total comprehensive (loss) income	$(4,857)	$4,479

Basic (loss) income per share	$(0.20)	$0.12

Diluted (loss) income per share	$(0.20)	$0.12

Basic weighted average common shares outstanding	24,242,315	20,567,141

Diluted weighted average common shares outstanding	24,242,315	20,567,141

F-3

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(4,681)	$2,501
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Provision for bad debts	20	805
Provision for obsolete inventory	-	146
Depreciation and amortization	1,952	1,635
Change in fair value of derivative liability	(67)	-
Loss on change in fair value of warrant liability	8,880	-
Deferred income taxes	548	216
Changes in operating assets and liabilities:
Due from transfer agent	15,908	-
Subscription receivable	6,611	-
Trade accounts receivable	(4,436)	(1,166)
Inventories	1,480	(1,852)
Prepaid expenses and other current assets	(297)	(897)
Other assets	-	182
Accounts payable and accrued expenses	(7,400)	(21,410)
Customer advances on uncompleted contracts	1,909	18,454
Other current liabilities	(9,289)	1,398
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	11,138	12

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	59	1,054
Purchase of investments	(409)	(520)
Acquisition of property and equipment	(1,185)	(3,685)
CASH USED IN INVESTING ACTIVITIES	(1,535)	(3,151)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	23,229	18,754
Proceeds from the sale of common stock	1,000	-
Repayments of debt	(16,530)	(8,247)
CASH PROVIDED BY FINANCING ACTIVITIES	7,699	10,507

Effect of exchange rate changes on cash and cash equivalents	100	(6,771)

NET INCREASE IN CASH	17,402	597

Cash — Beginning of period	2,866	2,135
Cash — End of period	$20,268	$2,732

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,469	$1,139
Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Assets acquired under capital lease	$55	$-

F-4

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 1. Organization, Plan of Business Operation

Tecnoglass Inc. (“TGI,” the “Company,” “we,” “us” or “our”) was incorporated in the Cayman Islands on September 21, 2011 under the name “Andina Acquisition Corporation” (“Andina”) as a blank check company. Andina’s registration statement for its initial public offering (the “Public Offering”) was declared effective on March 16, 2012. Andina consummated the Public Offering, the private placement of warrants (“Private Placement”) and the sale of options to the Underwriters on March 22, 2012, receiving proceeds, net of transaction costs, of $43,163, of which $42,740 was placed in a trust account.

Andina’s objective was to acquire, through a merger, share exchange, asset acquisition, share purchase recapitalization, reorganization or other similar business combination, one or more operating businesses. On December 20, 2013, Andina consummated a merger transaction (the “merger”) with Tecno Corporation (“Tecnoglass Holding”) as parent of Tecnoglass S.A. (“TG”) and C.I. Energía Solar S.A. ES. Windows (“ES”). The surviving entity was renamed Tecnoglass Inc.

The Company manufactures hi-specification, architectural glass and windows for the global residential and commercial construction industries. Currently the Company offers design, production, marketing, and installation of architectural systems for buildings of high, medium and low elevation size. Products include windows and doors in glass and aluminum, office partitions and interior divisions, floating façades and commercial window showcases. The Company sells to customers in North, Central and South America, and exports almost half of its production to foreign countries.

TG manufactures both glass and aluminum products. Its glass products include tempered glass, laminated glass, thermo-acoustic glass, curved glass, silk-screened glass, acoustic glass and digital print glass. Its Alutions plant produces mill finished, anodized, painted aluminum profiles and rods, tubes, bars and plates. Alutions’ operations include extrusion, smelting, painting and anodizing processes, and exporting, importing and marketing aluminum products.

The services portfolio of ES includes design, manufacture, marketing and installation of architectural systems for high, medium and low rise construction, glass and aluminum windows and doors, office dividers and interiors, floating facades and commercial display windows.

F-5

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 2. Summary of significant accounting policies

Basis of Presentation and Use of Estimates

These unaudited condensed consolidated financial statements include the consolidated results of TGI and its wholly-owned subsidiaries TG and ES. Material intercompany accounts, transactions and profits are eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements are prepared in accordance with the rules of the Securities and Exchange Commission (“SEC”) for interim reporting purposes. These financial statements include adjustments of a normal recurring nature considered necessary by management for a fair presentation of the Company's unaudited condensed consolidated financial position, results of operations and cash flows.

The results reported in these unaudited condensed consolidated financial statements are not necessarily indicative of results that may be expected for the entire year. These unaudited condensed consolidated financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (2013 Annual Report on Form 10-K). The disclosures included in these unaudited, condensed consolidated financial statements generally do not repeat those included in the annual financial statements.

The accompanying unaudited, condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC. The preparation of these unaudited, condensed consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Actual results may differ from these estimates under different assumptions or conditions. Based on information known before these unaudited, condensed consolidated financial statements were available to be issued, there are no estimates included in these statements for which it is reasonably possible that the estimate will change in the near term up to one year from the date of these financial statements and the effect of the change will be material.

Estimates inherent in the preparation of these unaudited, condensed consolidated financial statements relate to the collectability of account receivables, the valuation of inventories, estimated earnings on uncompleted contracts, useful lives and potential impairment of long-lived assets, and valuation of warrants and other derivative financial instruments.

Foreign Currency Translation

The condensed consolidated financial statements are presented in United States Dollars, the reporting currency. The functional currency of the Company’s operations in Colombia is the Colombian Peso. The condensed consolidated financial statements of the Company’s foreign operations are prepared in the functional currency. The Statements of Operations and Comprehensive Income prepared in the functional currency are translated into the reporting currency using average exchange rates for the respective periods. Assets and liabilities on the condensed consolidated Balance Sheets are translated into the reporting currency using rates of exchange at the end of the period and the related translation adjustments are recorded as Cumulative Translation Adjustments, a component of Equity in the condensed consolidated Balance Sheet. Transaction and remeasurement gains or losses resulting from foreign currency transactions are recorded in the consolidated condensed Statement of Operations.

F-6

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Revenue Recognition

The Company generates revenue from manufactured product sales of glass and aluminum products. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fees are fixed and determinable, and (iv) collectability of the sale is reasonably assured. All revenue is recognized net of discounts, returns and allowances. Evidence of an arrangement consists of a contract or purchase order approved by the customer.

Payments received from customers in advance of delivery are recorded as advances from customers at the time payment is received.

Product Sales

The Company recognizes revenue when goods are shipped, which is “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but title transfer may occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods that the Company sells are fixed, and agreed to with the customer prior to shipment. Selling prices are generally based on established list prices. The Company does not customarily permit its customers to return any of its products for monetary refunds or credit against completed or future sales.

Contract Sales

Revenues from fixed price contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Revenues recognized in advance of amounts billable pursuant to contracts terms are recorded as unbilled receivables on uncompleted contracts based on work performed and costs to date. Unbilled receivables on uncompleted contracts are billable upon various events, including the attainment of performance milestones, delivery of product and/or services, or completion of the contract. Included within Other current assets is approximately $15 million and $12 million of unbilled receivables as of March 31, 2014 and December 31, 2013, respectively. Revisions to cost estimates as contracts progress have the effect of increasing or decreasing expected profits each period. Changes in contract estimates occur for a variety of reasons, including changes in contract scope, estimated revenue and cost estimates. Provisions for anticipated losses are recorded in the period in which they become determinable. No provisions have been recorded for losses on uncompleted contracts for the three month period ended March 31, 2014 and the year ended December 31, 2013.

F-7

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Standard Form Sales

The Company recognizes revenue for standard form sales once the installation is complete. Standard form sales are customer sales comprising low value installations that are of short duration.

A standard form agreement is executed between the Company and its customer. Services are performed by the Company during the installation process. The price quote is determined by the Company, based on the requested installation, and approved by the customer before the Company proceeds with the installation. The customer’s credit worthiness and payment capacity is evaluated before the Company will proceed with the initial order process.

Trade Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on contractual terms, historical trends and expectations regarding the utilization rates for these programs.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the collectability of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, and a review of the local economic environment and its potential impact on the collectability of accounts receivable. Account balances deemed to be uncollectible are charged to the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2014 and Decmber 31, 2013, the reserve for doubtful accounts was $273 and $403, respectively.

Inventories

Inventories, which consist primarily of purchased and processed glass, aluminum, parts and supplies held for use in the ordinary course of business, are valued at the lower of cost or market. Cost is determined using a weighted-average method. Inventory consisting of certain job specific materials not yet installed are valued using the specific identification method.

Reserves for excess or slow-moving inventories are updated based on historical experience of a variety of factors including sales volume and levels of inventories at the end of the period. The Company’s reserve for excess or slow-moving inventories at March 31, 2014 and December 31, 2013 amounted to approximately $1,410 and $1,438, respectively.

F-8

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant improvements and renewals that extend the useful life of the asset are capitalized. Repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any related gains or losses are included in income as a reduction to or increase in selling, general and administrative expenses. Depreciation is computed on a straight-line basis, based on the following estimated useful lives:

Machinery and equipment	10 years
Furniture and fixtures	10 years
Office equipment and software	5 years

Warrant liability

The Company accounts for the 4,200,000 warrants issued in connection with the Public Offering, 4,800,000 warrants issued in connection with the Private Placement, and 200,000 working capital warrants issued upon conversion of a promissory note at the closing of the Merger as a derivative liability. The Company classifies the warrant instrument as a liability at its fair value because the warrants do not meet the criteria for equity treatment under guidance contained in ASC 815-40-15-7D. This liability is subject to re-measurement at each balance sheet date and adjusted at each reporting period until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations.

Income Taxes

The Company’s operations in Colombia are subject to the taxing jurisdiction of the Republic of Colombia. TGI and Tecnoglass Holding are subject to the taxing jurisdiction of the Cayman Islands. All annual tax periods prior to December 2012 are no longer subject to examination by taxing authorities in Colombia.

F-9

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company records interest and penalties, if any, as a component of income tax expense.

Earnings per Share

The Company utilizes FASB ASC Topic No. 260, Earnings per Share. Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding the effects of any potentially dilutive securities. Income per share assuming dilution (diluted earnings per share) would give effect to dilutive options, warrants, and other potential ordinary shares outstanding during the period. Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The calculation of the weighted-average number of ordinary shares includes 20,567,141 recapitalized shares, assumed to be outstanding as of December 31, 2013, and 3,647,529 ordinary shares of Andina Acquisition outstanding at the time of the merger. The computation of basic and diluted income per share for the year ended December 31, 2013 excludes the effect of Unit Purchase Options to purchase 900,000 units (consisting of one warrant and one ordinary share) because their inclusion would be anti-dilutive.

The Company considered the effect of warrants to purchase 9,200,000 ordinary shares in the calculation of diluted income per share, which resulted in 37,208 shares of dilutive securities for the year ended December 31, 2013. This effect had no impact on diluted income per share.

Note 3 – Variable Interest Entities

Following the merger in December 20, 2013, the Company conducted an initial evaluation as a reporting entity of its involvement with certain significant related party business entities as of December 31, 2013 in order to determine whether these entities were variable interest entities requiring consolidation or disclosures in the financial statements of the Company. The Company evaluated two entities with whom it has significant commercial relationships since 2004.

ES Windows LLC (“ESW LLC”), a Florida LLC, imports and resells the Company’s products in the United States and acts as a freight forwarder for certain raw materials inventory purchased in the United States. The Company’s CEO and COO, other family members, and other related parties own 100% of the equity in ESW LLC. The Company’s sales to ESW LLC for the three month periods ended March 31, 2014 and 2013 were $ 8.5 million and $ 4.3 million, respectively. Outstanding receivables from ESW LLC at March 31, 2014 and December 31, 2013 were $ 13.4 million and $11.8 million, respectively.

F-10

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Ventanas Solar S.A. (“VS”), a Panama sociedad anonima, is an importer and installer of the Company’s products in Panama. Family members of the Company’s CEO and CFO and other related parties own 100% of the equity in VS. The Company’s sales to VS for the three month periods ended March 31, 2014 and 2013 were less than $0.1 million in both periods. Outstanding receivables from VS at March 31, 2014 and December 31, 2013 were $0.6 million and $2.7 million, respectively.

We evaluated whether (i) these entities required subordinated financial support from the Company in order to operate, (ii) what variable interests existed in the risks and operations of the entities, (iii) what explicit or implicit interests the Company had in these entities as a result of the significant commercial relationships, (iv) whether the Company or its related parties had the controlling financial interests in these entities, and as a result, (v) who were the primary beneficiaries of those controlling variable interests. In order to evaluate these considerations, the Company analyzed the design and initial purposes of these entities using available quantitative information, qualitative factors and guidance under ASC 810-10-25 Consolidation and related Subsections.

As of the date of the initial evaluation, the Company concluded that (i) neither variable interest entity requires subordinated financial support for its operations as these operations are designed to provide residual returns to their equity investors, (ii) the Company’s explicit variable interests are its arms-length commercial relationships which do not absorb the entities’ risks and variability, (iii) that neither the Company nor its related parties had the controlling financial interests but that as a related party group they had controlling financial interest, and that (iv) the CEO, COO, family members and other equity investors are more closely related to the ESW LLC and VS and were therefore the primary beneficiaries of those entities’ variable interests and residual returns or eventual losses, not the Company. The Company concluded that consolidation of these entities was not indicated.

No subordinated financial support has been provided to these entities as of March 31, 2014 or as of December 31, 2013.

As of March 31, 2014 and December 31, 2013, there were no changes in the facts on circumstances, since its evaluation that would require consolidation of these entities.

F-11

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 4 – Inventories

Inventories are comprised of the following:

	March 31,	December 31,
	2014	2013
Raw materials	$17,320	$17,121
Work in process	2,243	3,243
Finished goods	3,133	2,741
Stores and spares	2,285	2,404
Packing material	125	110
	25,106	25,619
Less: inventory allowances	(1,410)	(1,438)
	$23,696	$24,181

Note 5. Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	March 31,	December 31,
	2014	2013

Building	$34,692	$34,710
Machinery and equipment	60,812	61,539
Office equipment and software	3,169	3,221
Vehicles	1,231	1,193
Furniture and fixtures	1,902	1,888
Total property, plant and equipment	101,806	102,551
Accumulated depreciation and amortization	(28,864)	(27,403)
Net value of property and equipment	72,942	75,148
Land	11,995	12,234
Total property, plant and equipment, net	$84,937	$87,382

Depreciation and amortization expense, inclusive of capital lease amortization, for the three month periods ended March 31, 2014 and 2013 amounted to $1,952 and $1,625, respectively.

As of May 2014, the Company had closed on its contract executed in 2013 for the purchase of land adjacent to the Company’s current facilities for approximately $7.3 million. This purchase brings the Company’s total manufacturing facilities to approximately 2.3 million square feet.

F-12

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 6. Long-Term Debt

Long-term debt is comprised of the following:

	March 31,	December 31,
	2014	2013
Obligations under borrowing arrangements	$83,174	$77,817
Less: Current portion of long-term debt and other current borrowings	38,579	29,720
Long-term debt	$44,595	$48,097

At March 31, 2014, the Company owed approximately $83,174 under its various borrowing arrangements with several banks in Colombia and Panama including obligations under various capital leases as discussed below. The bank obligations have maturities ranging from six months to 10 years that bear interest at rates ranging from 5.6% to 10.2%. These loans are generally secured by substantially all of the Company’s accounts receivable and/or inventory. Certain obligations include covenants and events of default including requirements that the Company maintain a minimum debt to EBITDA ratio, a minimum debt service ratio, total debt to total assets ratio and sales growth ratios.

As of March 31, 2014, the Company was not in compliance with certain financial covenants for its financial obligations with Banco Colpatria. In April 2014, the bank confirmed with the Company it would take no actions to accelerate payments, increase interest, or take any other actions as a result of the non-compliance with the covenants against the Company and is currently working with the Company to redefine such financial covenants to better reflect the operations of the Company.

Revolving Lines of Credit

The Company has approximately $2.3 million available in two lines of credit under a revolving note arrangement as of March 31, 2014. The Revolving Notes expired and were renewed on April 3, 2014. The floating interest rates on the revolving notes are between DTF+4.6% and DTF+5.2%. DTF is the primary measure of interest rates in Colombia. The note is secured by all assets of the Company. At March 31, 2014 and December 31, 2013, $376 and $1,872 was outstanding under these lines, respectively.

Interest expense for the three month periods ended March 31, 2014 and 2013 was $ 2.0 million and $ 1.7 million, respectively.

F-13

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 7. Income Taxes

The Company files income tax returns for TG and ES in the Republic of Colombia where, as a general rule, taxable income for companies is subject to a 25% Income Tax rate, except for taxpayers with special rates approved by the Congress. A minimum taxable income is calculated as 3% of net equity on the last day of the immediately preceding period and is used as taxable income if it is higher than taxable income otherwise calculated. For tax years 2013 through 2015, a special additional CREE tax will apply at a rate of 9% to certain tax payers including the Company. Starting in 2016, the rate for this tax will be 8%.

The components of income tax expense (benefit) are as follows:

	Three month periods ended
	March 31, 2014	March 31, 2013
Current income tax
Foreign	$2,423	$1,415
Deferred income tax
Foreign	548	216
Total Provision for Income tax	$2,971	$1,631
Effective income tax rate	-173%	39%

The Company's higher effective tax rate for the three months ended March 31, 2014, reflects a non-deductible loss of $8.9 million for the change in the fair value of the Company’s warrant liability.

The Company does not have any uncertain tax positions for which it is reasonably possible that the total amount of gross unrecognized tax benefits will increase or decrease within 12 months of March 31, 2014. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

F-14

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 8. Fair Value Measurements

The Company accounts for financial assets and liabilities in accordance with accounting standards that define fair value and establish a framework for measuring fair value. The hierarchy prioritizes the inputs into three broad levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s assumptions used to measure assets and liabilities at fair value. A financial asset’s or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Assets and Liabilities Measured at Fair Value on a Recurring Basis (at March 31, 2014):

	Quotes Prices	Significant	Significant
	in Active	Other Observable	Unobservable
	Markets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
Warrant Liability	-	-	27,160
Interest Rate Swap Derivative Liability	-	157	-

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and advances from customers approximate their fair value due to their relatively short-term maturities. The Company bases its fair value estimate for long term debt obligations on its internal valuation that all debt is floating rate debt based on current interest rates in Colombia.

F-15

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 9. Segment and Geographic Information

The Company operates a single segment business for product sales which consists of geographical sales territories as follows:

	Three months ended March 31,
	2014	2013
Colombia	$20,955	$22,962
United States	21,867	12,379
Panama	4,415	3,268
Other	604	1,022
	$47,841	$39,631

Note 10. Warrant Liability

The fair value of the warrant liability was determined by the Company using the Binomial Lattice pricing model. This model is dependent upon several variables such as the instrument’s expected term, expected strike price, expected risk-free interest rate over the expected instrument term, the expected dividend yield rate over the expected instrument term and the expected volatility of the Company’s stock price over the expected term. The expected term represents the period of time that the instruments granted are expected to be outstanding. The expected strike price is based upon a weighted average probability analysis of the strike price changes expected during the term as a result of the down round protection. The risk-free rates are based on U.S. Treasury securities with similar maturities as the expected terms of the options at the date of valuation. Expected dividend yield is based on historical trends. The Company measures volatility using a blended weighted average of the volatility rates for a number of similar publicly-traded companies. The inputs to the model were as follows:

	March 31, 2014	December 31, 2013

Stock Price	$10.55	$8.55
Dividend Yield	N/A	N/A
Risk-free rate	0.90%	0.78%
Expected Term	2.77	2.97
Expected Volatility	44.74	44.69

The table below provides a reconciliation of the beginning and ending balances for the warrant liability measured using significant unobservable inputs (Level 3):

Balance - December 31, 2013	$18,280
Fair value adjustment	8,880
Balance - March 31, 2014	$27,160

F-16

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Note 11. Related Parties

The Company’s major related party entities are: ESW LLC, a Florida LLC partially owned by the Company’s Chief Executive Officer and Chief Operating Officer, VS, an importer and installer based in Panama owned by related party family members, and Union Temporal ESW (“UT ESW”), a temporary contractual joint venture under Colombian law with Ventanar S. A. managed by related parties that expires at the end of its applicable contracts.

The following is a summary of assets, liabilities, and income and expense transactions with all related parties, shareholders, directors and managers:

	March 31	December 31
Assets	2014	2013
Due from ESW LLC	$13,357	$11,823
Due from VS	555	2,690
Due from UT ESW	3,331	3,199
Due from other related parties	1,750	1,346
	$18,993	$19,058

	Three month periods ended March 31,
	2014	2013
Revenues
Sales to ESW LLC	$8,513	$4,309
Sales to VS	39	12
Sales to UT ESW	66	3,738
	8,618	8,059

Expenses
Fees paid to directors and officers	$-	$117
Payments to other related parties*	-	89

*Payments to other related parties in 2013 consists of donations to Fundación Tecnoglass.

In 2013, the Company guaranteed a bank loan for $519 to related party A Construir S.A. in order to purchase raw materials and accelerate completion of a warehouse for Tecnoglass. At the December 31, 2013 the guarantee was in good standing and no liabilities have been recorded. At completion of the warehouse in February 2014, the loan was repaid in full and the guarantee was canceled.

In 2013, the Company guaranteed a loan for $163 used to develop a lot adjacent to the Alutions plant into a related party fuel service station Santa Maria del Mar S.A. At the March 31, 2014 the guarantee was in good standing and no liabilities have been recorded, and the Company was in the process of restructuring the guarantee to exclude the involvement of Tecnoglass, S.A., as required by the merger agreement.

F-17

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

On April 16, 2014 the Company guaranteed approximately $300 of bank loans for the Company’s Foundation. The guarantee is in good standing and no liabilities have been recorded.

Note 12. Note Payable to Shareholder

From September 5, 2013 to November 7, 2013 A. Lorne Weil loaned the Company $150 of which $70 was paid at closing of the merger and $80 remained unpaid as of March 31, 2014 and December 31, 2013.

Note 13. Derivative Financial Instruments

In 2012, the Company entered into two interest rate swap (IRS) contracts as economic hedges against interest rate risk through 2017, and two currency forward contracts as economic hedges against foreign currency rate risk on U.S. dollar loans. The currency forwards expired in January 2014. Hedge accounting treatment per guidance in ASC 815-10 and related Subsections was not pursued at inception of the contracts. The derivative contracts are recorded on the balance sheet as liabilities as of March 31, 2014 at an aggregate fair value of $157. Changes in the fair value of the derivatives are recorded in current earnings.

Note 14. Commitments and Contingencies

Guarantees

In 2013, the Company guaranteed a $3,633 bank loan for Construimos y Señalizamos S.A. The borrowed funds were deposited with ES to ensure enough resources for large projects that could potentially require significant uses of cash by the Company. At the March 31, 2014, the guarantee was in good standing and no liabilities are recorded. The funds were repaid to the bank on April 1, 2014. In conjunction with such, the guarantee was released.

Guarantees on behalf of or from related parties are disclosed in Note 11 - Related Parties

Legal Matters

Tecnoglass S.A. and Tecnoglass USA, Inc., a related party, are named in a civil action for wrongful death, negligence and negligent infliction of emotional distress arising out of a workplace accident where a crate of glass fell and fatally crushed a worker during the unloading process. TG denies liability and intends to rigorously defend the claim in court. TG’s insurance carrier is providing coverage to TG under a $3.0 million wasting policy, which means that the attorneys’ fees and expenses incurred during the defense of the claim reduce the amount of coverage available. TG’s U.S. counsel believe that the claimants’ initial request of $6.0 million in negotiations is without merit or substance. Based on pre-trial settlement negotiations, TG’s U.S. counsel believe that the claimants will settle for substantially less than the $3.0 million policy coverage, and uninsured losses in excess of the policy are unlikely. The case is scheduled for the trial calendar in Miami-Dade County beginning September 15, 2014. TG’s counsel believes that an uninsured loss to the Company above the coverage limits is unlikely and immaterial.

F-18

Tecnoglass Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

(Unaudited)

Tecnoglass S.A. is also a named defendant in in the matter of Diplomat Properties, Limited Partnership as assignee of Shower Concepts, Inc. v. Tecnoglass Colombia, S.A. in the 17 th Judicial Circuit in and for Broward County, Florida. Plaintiff Diplomat Properties, Limited (“Diplomat”) has asserted a claim for indemnification against TG and Tecnoglass USA, Inc. The claim arises from the supplying of glass shower doors to a hotel/spa in Broward County, Florida. Specifically, in 2006, Diplomat commenced arbitration against Shower Concepts, Inc. seeking damages for breach of contract due to fractures in the installed glass shower doors. Diplomat initiated a complaint asserting various claims which were dismissed with prejudice. The only remaining claim against the Tecnoglass entities is common law indemnification. TG denies liability and asserts that Shower Concepts was at fault and that as a joint tort feasor, it cannot sue for indemnity. A trial date has not yet been set for this case. TG’s counsel believes that a liability in this claim is unlikely and immaterial.

General Legal Matters

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Note 15. Subsequent Events

The Company has evaluated events that occurred subsequent to March 31, 2014 and through the date the financial statements were available to be issued. Management concluded that no additional subsequent events required disclosure other than those disclosed in these financial statements.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Shareholders

of Tecnoglass, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Tecnoglass, Inc. and Subsidiaries (the “Company”) as of December 31, 2013, and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tecnoglass, Inc. and Subsidiaries, as of December 31, 2013, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum llp

Irvine, CA

April 16, 2014

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tecnoglass Inc.:

Crowe Horwath CO S.A.

Member Crowe Horwath International

Carrera 53 No 82-86, Of 601 Barranquilla, Colombia

NIT 830.000.818-9

57.5.385.1888 MAIN

barranquilla@crowehorwath.com.co
www.crowehorwath.com.co

INDEPENDENT AUDITORS’ REPORT

Barranquilla, April 14, 2014

To the Shareholders and Board of Directors

C.I. Energia Solar S.A. ESWindows

We have audited the accompanying consolidated balance sheet of C.I. Energia Solar S.A. ESWindows as of December 31, 2012, and the related consolidated statement of operations for the year ended December 31, 2012. C.I. Energia Solar S.A. ESwindows’ management is responsible for this consolidated statement that will be included in the Company’s consolidated financial statements for the year ending as of December 31, 2012. Our responsibility is to express an opinion on the consolidated balance sheet and statement of operations as of, and for the year ended December 31, 2012 that are included in the company’s financial statements based on our audit.

We conducted our audit of the consolidated balance sheet and statement of operation for 2012 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Our audit consisted of a review of the company’s consolidation of the financial statements of C.I. Energia Solar S.A. ESWindows and Tecnoglass S.A., for which we have issued our reports dated November 6, 2013.

Our audit also included obtaining management representations regarding material subsequent events and representations from the successor audit firm about whether, as a result of their audit, they are aware of items that would have a material effect in the financial statements previously audited by us. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet and statement of operations referred to above present fairly, in all material respects, the financial position of C.I. Energia Solar S.A. ESWindows. as of December 31, 2012, and the results of its operations for the year ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ CROWE HORWATH CO S.A.

CROWE HORWATH CO S.A.

/s/ William Garcia Perez

William Garcia Perez

Audit Partner

F-21

Tecnoglass Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2013	2012
Assets
Current assets
Cash	$2,866	$2,135
Restricted cash	3,633	-
Due from transfer agent	15,908	-
Subscription receivable	6,611	-
Investments	1,353	2,675
Trade accounts receivable, net	59,010	37,431
Unbilled receivables on uncompleted contracts	11,640	873
Due from related parties	19,058	5,294
Advances and other receivables	13,165	16,796
Deferred income taxes	2,321	75
Inventories	24,181	21,559
Prepaid expenses	824	1,606
Total current assets	160,570	88,444
Property, plant and equipment, net	87,382	63,032
Investments	-	1,198
Other assets	262	1,344
Total assets	$248,214	$154,018

Liabilities and shareholders´ equity
Current liabilities
Short-term debt and current portion of long-term debt	$29,720	$7,125
Note payable to shareholder	80	-
Accounts payable and accrued expenses	37,682	25,807
Taxes payables	4,847	4,063
Deferred income taxes	6,698	-
Labor liabilities	6	25
Accrued liabilities and provisions	994	1,714
Current portion of customer advances on uncompleted contracts	28,470	17,867
Total current liabilities	108,497	56,601
Warrant liability	18,280	-
Customer advances on uncompleted contracts	8,220	-
Long-term debt	48,097	50,130
Total liabilities	183,094	106,731

Commitments and contingencies

Shareholders' equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2013 and 2012	-	-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 24,214,670 and 20,567,141shares issued and outstanding at December 31, 2013 and 2012, respectively	2	2
Legal reserves	1,367	1,367
Additional paid capital	40,693	44,219
Retained earnings (accumulated deficit)	18,488	(3,824)
Cumulative translation adjustment	4,570	5,523
Total shareholders´ equity	65,120	47,287
Total liabilities and shareholders´ equity	$248,214	$154,018

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

(in thousands, except share and per share data)

	Years ended December 31,
	2013	2012

Operating revenues	$183,294	$130,324
Cost of sales	127,875	95,451
Gross profit	55,419	34,873

Operating expenses:
Selling	17,287	11,756
General and administration	10,862	12,138
Operating expenses net	28,149	23,894

Operating income	27,270	10,979

Change in fair value of warrant liability	7,626	-
Non-operating revenues	3,998	3,649
Interest expense	(7,886)	(5,513)

Income before taxes	31,008	9,115

Income tax provision	8,696	3,223
Net income	$22,312	$5,892

Comprehensive income:
Net income	$22,312	$5,892
Foreign currency translation adjustments	(953)	6,262
Total comprehensive income	$21,359	$12,154

Basic income per share	$1.08	$0.29

Diluted income per share	$1.08	$0.29

Basic weighted average common shares outstanding	20,677,067	20,567,141

Diluted weighted average common shares outstanding	20,714,275	20,567,141

The accompanying notes are an integral part of these consolidated financial statements.

F-23

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,312	$5,892
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	265	283
Provision for obsolete inventory	1,483	-
Depreciation and amortization	7,238	7,668
Change in fair value of warrant liability	(7,626)	-
Deferred income taxes	4,513	496
Changes in operating assets and liabilities:
Receivables	(20,891)	(13,297)
Deferred income taxes	98	(21)
Inventories	(6,143)	(5,229)
Prepaid expenses	646	(903)
Other assets	1,002	(119)
Accounts payable and accrued expenses	(11,216)	2,677
Taxes payable	1,151	(626)
Labor liabilities	(16)	(31)
Accrued liabilities and provisions	(598)	40
Related parties	375	-
Advances from customers	18,141	(4,113)
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	10,734	(7,283)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of investments	3,222	3,451
Proceeds from sale of property and equipment	-	13,793
Cash acquired from Andina Acquisition Corporation	3	-
Purchase of investments	(107)	(1,278)
Acquisition of property and equipment	(20,001)	(25,938)
Restricted cash	(3,746)	-
CASH USED IN INVESTING ACTIVITIES	(20,629)	(9,972)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	21,237	57,767
Repayments of debt	(12,865)	(48,590)
CASH PROVIDED BY FINANCING ACTIVITIES	8,372	9,177

Effect of exchange rate changes on cash and cash equivalents	2,254	5,650

NET INCREASE (DECREASE) IN CASH	731	(2,428)
CASH — Beginning of year	2,135	4,563
CASH — End of year	$2,866	$2,135

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$7,303	$5,555
Taxes	$4,183	$2,441

NON-CASH INVESTING AND FINANCING ACTIVITES:
Assets acquired under capital lease	$17,686	$7,163

The accompanying notes are an integral part of these consolidated financial statements.

F-24

Tecnoglass, Inc. and Subsidiaries

Consolidated Statements of Shareholders' Equity

For the Years Ended December 31, 2013 and 2012

(in thousands, except share data)

	Preferred Shares, $0.0001 Par Value		Ordinary Shares, $0.0001 Par Value		Additional Paid in	Legal	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Shareholders'
	Shares	Amount	Shares	Amount	Capital	Reserve	Deficit)	Loss	Equity
Balance at January 1, 2012	-	$-	20,567,141	$2	$42,702	$1,367	$(9,716)	$(739)	$33,616

Dividends paid in stock	-	-	-	-	1,517	-	-		1,517

Foreign currency translation	-	-	-	-	-	-	-	6,262	6,262

Net income	-	-	-	-	-	-	5,892	-	5,892

Balance at December 31, 2012	-	-	20,567,141	2	44,219	1,367	(3,824)	5,523	47,287

Outstanding ordinary shares of Andina Acquisition at the time of the exchange	-	-	3,647,529	-	35,351	-	(38,877)	-	(3,526)

Recapitalization of Andina Acquisition accumulated deficit	-	-	-	-	(38,877)	-	38,877	-	-

Foreign currency translation	-	-	-	-	-	-	-	(953)	(953)

Net income	-	-	-	-	-	-	22,312	-	22,312

Balance at December 31, 2013	-	$-	24,214,670	$2	$40,693	$1,367	$18,488	$4,570	$65,120

The accompanying notes are an integral part of these consolidated financial statements.

F-25

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 1. Organization and Business Operations

Tecnoglass Inc. was incorporated in the Cayman Islands on September 21, 2011 under the name “Andina Acquisition Corporation” (“Andina”) as a blank check company. Andina’s registration statement for its initial public offering (the “Public Offering”) was declared effective on March 16, 2012. Andina consummated the Public Offering, the private placement of warrants and the sale of options to the Underwriters on March 22, 2012, receiving proceeds, net of transaction costs, of $43,163, of which $42,740 was placed in a trust account.

Andina’s objective was to acquire, through a merger, share exchange, asset acquisition, share purchase recapitalization, reorganization or other similar business combination, one or more operating businesses. As discussed below, Andina entered into a merger transaction on December 20, 2013 between Tecno Corporation (“Tecnoglass Holding”) as parent of Tecnoglass S.A. (“TG”) and C.I. Energía Solar S.A. E.S. Windows (“ES”). The surviving entity was renamed to Tecnoglass Inc. (The “Company”).

The Company manufactures hi-specification, architectural glass and windows for the global residential and commercial construction industries. Currently the Company offers design, production, marketing, and installation of architectural systems for buildings of high, medium and low elevation size. Products include windows and doors in glass and aluminum, office partitions and interior divisions, floating façades and commercial window showcases. The Company sells to more than 800 customers in North, Central and South America, and exports almost half of its production to foreign countries.

To fund its working capital requirements, the Company expects that the cash flow of the acquired companies will provide sufficient liquidity to meet its current operating requirements. The Company believes that the investments made by the operating companies TG and ES in their technology, infrastructure, and sales staff will generate cash flows sufficient to cover its working capital needs and other ongoing needs for capital. The Company’s cash requirements include funding sales and production, paying interest expense and other operating expenses, including taxes, and investing in its technology infrastructure.

Note 2. Reverse Merger

The Company entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) as of August 17, 2013. Pursuant to the Merger Agreement, on the closing date of December 20, 2013 (the “Closing”), the former Tecnoglass Holding shareholders, through an intermediary entity, received, as consideration for all ordinary shares of Tecnoglass Holding they held: (i) an aggregate of 20,567,141 ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”) at the Closing; and (ii) up to an aggregate of 3,000,000 additional Ordinary Shares (“Earnout Shares”) of the Company to be released after the Closing as described below.

At the Closing, the Company had 3,647,529 ordinary shares outstanding with a net tangible book value of ($3,526). The net tangible book value consisted of a stock subscription receivable aggregating $6,610, amount due from the transfer agent of $15,909, liabilities of $139 and a warrant liability of $25,906. The balance due from the transfer agent is net of $22.9 million paid, from the proceeds of $42.7 million held in the trust account, to the holders of 2,251,853 public shares electing not to participate in the business combination. In addition, transaction expenses of approximately $3.9 million were also paid. The balance of $15.9 is available for working capital and is classified on the accompanying balance sheet as Due From Transfer Agent. The funds were received from the Transfer Agent in January 2014.

F-26

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Prior to the business combination the Company entered into subscription agreements with two investors pursuant to which such investors purchased 649,382 ordinary shares of for an aggregate price of $6,610. As of December 31, 2013 such amount has been classified as a subscription receivable. The proceeds were received in January 2014.

The Merger Agreement was accounted for as a reverse merger and recapitalization where Tecnoglass Holding was the acquirer and TGI was the acquired company. Accordingly, the historical financial statements presented are the consolidated financial statements of Tecnoglass Holding. The ordinary shares and the corresponding capital amounts of the Company pre-merger have been retroactively restated as ordinary shares reflecting the exchange ratio in the merger.

The Earnout Shares have been issued and placed in escrow to be released to the former shareholders of Tecnoglass Holding’s upon the achievement of specified share price targets or targets based on Tecnoglass Holding’s net earnings before interest income or expense, income taxes, depreciation, amortization and any expenses arising solely from the Merger charged to income (“EBITDA”) in the fiscal years ending December 31, 2014, 2015 or 2016. The following table sets forth the targets and the number of Earnout Shares issuable to the former shareholders of Tecnoglass Holding’s upon the achievement of such targets:

	Ordinary Share
	Price Target	EBITDA Target		Number of Earnout Shares
		Minimum	Maximum	Minimum	Maximum
Fiscal year ending 12/31/14	$12.00 per share	$30,000	$36,000	416,667	500,000
Fiscal year ending 12/31/15	$13.00 per share	$35,000	$40,000	875,000	1,000,000
Fiscal year ending 12/31/16	$15.00 per share	$40,000	$45,000	1,333,333	1,500,000

If either the ordinary share target or the maximum EBITDA target is met in any fiscal year, the former shareholders of Tecnoglass Holding’s receive the maximum number of Earnout Shares indicated for the year.

In the event the ordinary share target is not met but the combined company’s EBITDA falls within the minimum and maximum EBITDA target for a specified year, the number of Earnout Shares to be issued will be interpolated between such targets.

In the event neither the ordinary share target nor the minimum EBITDA target is met in a particular year, but a subsequent year’s share price or EBITDA target is met, the former shareholders of Tecnoglass Holding’s will earn the Earnout Shares for the previous year as if the prior year’s target had been met.

The Company and the former shareholders of Tecnoglass Holdings have agreed to indemnify and hold harmless the other for their inaccuracies or breaches of the representations and warranties or for the non-fulfillment or breach of any covenant or agreement contained in the Merger Agreement and for certain other matters. To provide a fund for payment to the Company with respect to its post-closing rights to indemnification under the Merger Agreement, an aggregate of 890,000 of the Ordinary Shares issuable to the Tecnoglass Holding shareholders were placed in escrow with an independent escrow agent at closing. The escrow fund will be the sole remedy for the Company for its rights to indemnification under the Merger Agreement. On the date that is the earlier of (i) 30 days after the date on which the Company has filed its Annual Report on Form 10-K for its 2014 fiscal year or (ii) June 30, 2015, the shares remaining in such escrow fund will be released to the former shareholders of Tecnoglass Holding’s except for any shares subject to pending claims and certain other matters.

F-27

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

On December 19, 2013 prior to the Merger, the Company entered into subscription agreements with two investors pursuant to which such investors agreed to purchase an aggregate of 649,382 ordinary shares at $10.18 per Share, or an aggregate of $6,610,709.

Note 3. Summary of Significant Accounting Policies

Foreign Currency Translation

The consolidated financial statements are presented in United States Dollars, the reporting currency. The functional currency of the Company’s operations in Colombia is the Colombian Peso (COP). The financial statements of the Company’s foreign operations are prepared in the functional currency. In accordance with Accounting Standards Codification (ASC) ASC 830-30 Translation of Financial Statements, the Statements of Income and Comprehensive Income prepared in the functional currency are translated using average exchange rates for the respective periods. Assets and liabilities on the Balance Sheets are translated into the reporting currency using rates of exchange at the end of the period and the related translation adjustments are recorded as a separate component of Accumulated Other Comprehensive Income. Transaction and remeasurement gains or losses resulting from foreign currency transactions are recorded in the consolidated statement of operations.

Basis of Presentation and Use of Estimates

 The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the United States Securities and Exchange Commission (SEC). The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Actual results may differ from these estimates under different assumptions or conditions. Based on information known before these financial statements were available to be issued, there are no estimates included in these statements for which it is reasonably possible that the estimate will change in the near term up to one year from the date of these financial statements and the effect of the change will be material. Estimates included in these financial statements relate to the collectability of account receivable, the valuation of inventories, estimated earnings on uncompleted contracts, useful lives and potential impairment of long-lived assets and valuation of derivative financial instruments.

The accompanying financial statements present the consolidated results of Tecnoglass Inc. (“TGI”) and its wholly-owned subsidiaries Tecnoglass S. A. (“TG”) and Energía Solar ES Windows S.A (“ES”). All significant intercompany transactions and balances have been eliminated. Below is a summary of the total company sales including intercompany eliminations:

Energía Solar S.A. Sales	105,057
Tecnoglass S.A. Sales	117,678
Total Energía Solar S.A. and Tecnoglass S.A.	222,735
Less: Intercompany Sales Elimination	(39,441)
Consolidated Sales	183,294

The results of TGI, as the acquired company in the reverse merger, have been included for the period after the reverse merger on December 20, 2013 to the reporting date December 31, 2013.

F-28

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Revenue Recognition

The Company generates revenue from manufactured product sales. The Company manufactures both glass and aluminum products. Its glass products include tempered glass, laminated glass, thermo-acoustic glass, curved glass, silk-screened glass, acoustic glass and digital print glass. Aluminum profiles offered by the Company include mill finish, anodized, painted profiles, rods, tubes, bars and plates. The Company also generates revenues from sales and installations of windows and façades. Window production lines are defined depending on the different types of windows: normal, impact resistant, hurricane-proof, safety, soundproof and thermal. The Company produces fixed body, sliding windows, projecting windows, guillotine windows, sliding doors and swinging doors. The Company produces façade products which include: floating facades, automatic doors bathroom dividers and commercial display windows.

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fees are fixed and determinable, and (iv) collectability of the sale is reasonably assured. All revenue is recognized net of discounts, returns and allowances.

Revenues recognized in advance of amounts billable pursuant to contracts terms are recorded as unbilled receivables on uncompleted contracts in the accompanying consolidated balance sheet based on work performed and costs to date. Unbilled receivables on uncompleted contracts are billable upon various events, including the attainment of performance milestones, delivery of product and/or services, or completion of the contract.

Payments received from customers in advance of delivery are recorded as advances from customers at the time payment is received.

Product Sales

The Company requires that all of its product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement consists of a contract or purchase order approved by the customer.

The Company recognizes revenue when goods are shipped, which is “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer.

The selling prices of all goods that the Company sells are fixed, and agreed to with the customer, prior to shipment. Selling prices are generally based on established list prices. The Company does not customarily permit its customers to return any of its products for monetary refunds or credit against completed or future sales.

Contract Sales

Revenues from fixed price contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Such contracts provide that the customer accept completion of progress to date and compensate the Company for services rendered, which may be measured in terms of units installed, hours expended or some other measure of progress. Revisions to cost estimates as contracts progress have the effect of increasing or decreasing expected profits each period. Provisions for anticipated losses are recorded in the period in which they become determinable. No provisions have been recorded for losses on uncompleted contracts for the years ended December 31, 2013 and 2012.

F-29

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Standard Form Sales

The Company recognizes revenue for standard form sales once the installation is complete. Standard form sales are customer sales comprising low value installations that are of short duration.

A standard form agreement is executed between the Company and its customer. Services are performed by the Company during the installation process. The price quote is determined by the Company, based on the requested installation, and approved by the customer before the Company proceeds with the installation. The customer’s credit worthiness and payment capacity is evaluated before the Company will proceed with the initial order process.

Shipping and Handling Costs

The Company classifies amounts billed to customers related to shipping and handling in sale transactions as product revenues. Shipping and handling costs incurred are recorded in cost of product revenues. For the years ended December 31, 2013 and 2012, the Company recorded revenue related to shipping and handling costs of $ 7.0 million and $5.9 million, respectively.

Sales Tax and Value Added Taxes

The Company accounts for sales taxes and value added taxes imposed on its goods and services on a net basis – value added taxes paid for goods and services purchased is netted against value added tax collected from customers and the net amount is paid to the government. The current value added tax rate in Colombia for all of the Company’s products is 16%. A municipal industry and commerce tax (ICA) sales tax of 0.7% is payable on all of the Company’s products sold in the Colombian market.

Cash and Cash Equivalents

All liquid investments with an original maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents  are stated at cost, which approximates market value. At December 31, 2013 the Company had no cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist primarily of cash and trade accounts receivable. The Company mitigates its cash risk by maintaining its cash deposits with major financial institutions in Colombia and the Cayman Islands. At times the balances held at financial institutions in Colombia may exceed the Colombia government insured limits of the Ministerio de Hacienda y Credito Publico. The Company has not experienced such losses in such accounts. As discussed below, the Company mitigates its risk to trade accounts receivable by performing on-going credit evaluations of its customers.

F-30

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Trade Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts, and sales returns. Estimates for cash discounts and sales returns are based on contractual terms, historical trends and expectations regarding the utilization rates for these programs.

The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the collectability of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, and a review of the local economic environment and its potential impact on the collectability of accounts receivable. Account balances deemed to be uncollectible are charged to the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories, which consist primarily of purchased and processed glass, aluminum, parts and supplies held for use in the ordinary course of business, are valued at the lower of cost or market. Cost is determined using a weighted-average method. Inventory consisting of certain job specific materials not yet installed are valued using the specific identification method.

Reserves for excess or slow-moving inventories are updated based on historical experience of a variety of factors including sales volume and levels of inventories at the end of the period. The Company’s reserve for excess or slow-moving inventories at December 31, 2013 and 2012 amounted to approximately $1,438 and $0, respectively.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant improvements and renewals that extend the useful life of the asset are capitalized. Repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any related gains or losses are included in income as a reduction to or increase in selling, general and administrative expenses. Depreciation is computed on a straight-line basis, based on the following estimated useful lives:

Machinery and equipment	10 years
Furniture and fixtures	10 years
Office equipment and software	5 years
Vehicles	5 years

F-31

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Long Lived Assets

The Company periodically reviews the carrying values of its long lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and record impairment charges when considered necessary.

When circumstances indicate that impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, is recognized. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Common Stock Purchase Warrants

The Company classifies as equity any warrants contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants and other freestanding derivatives, if any, at each reporting date to determine whether a change in classification between assets and liabilities is required.

Warrant liability

The Company accounts for the 4,200,000 warrants issued in connection with the Public Offering, 4,800,000 warrants issued in connection with the Private Placement, and 200,000 working capital warrants issued upon conversion of a promissory note at the closing of the Merger. In accordance with the guidance contained in ASC 815-40-15-7D whereby under that provision the warrants do not meet the criteria for equity treatment and are recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations.

The fair value of the warrant liability was determined by the Company using the Binomial Lattice pricing model. This model is dependent upon several variables such as the instrument’s expected term, expected strike price, expected risk-free interest rate over the expected instrument term, the expected dividend yield rate over the expected instrument term and the expected volatility of the Company’s stock price over the expected term. The expected term represents the period of time that the instruments granted are expected to be outstanding. The expected strike price is based upon a weighted average probability analysis of the strike price changes expected during the term as a result of the down round protection. The risk-free rates are based on U.S. Treasury securities with similar maturities as the expected terms of the options at the date of valuation. Expected dividend yield is based on historical trends. The Company measures volatility using a blended weighted average of the volatility rates for a number of similar publicly-traded companies

F-32

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

The inputs to the model were as follows:

	December 31, 2013	December 20, 2013

Stock Price	$8.55	$10.18
Dividend Yield	N/A	N/A
Risk-free rate	0.78%	0.70%
Expected Term	2.97	3.00
Expected Volatility	44.69	44.71

The table below provides a reconciliation of the beginning and ending balances for the warrant liability measured using significant unobservable inputs (Level 3):

Balance - December 20, 2013	$25,906
Fair value adjustment	(7,626)
Balance - December 31, 2013	$18,280

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. At December 31, 2013 and 2012, no share-based awards had been granted to employees.

Derivative Financial Instruments

The Company records all derivatives on the balance sheet at fair value, regardless of the purpose or intent for holding them. The Company has not designated its derivatives as hedging instruments, therefore, the Company does not designate them as fair value or cash flow hedging instruments. The accounting for changes in fair value of the derivatives is recorded within earnings.

Advertising Costs

Advertising costs are expensed as they are incurred and are included in general and administrative expenses. Advertising costs for the years ended December 31, 2013 and 2012 amounted to approximately $383 and $255, respectively.

Income Taxes

The Company’s operations in Colombia are subject to the taxing jurisdiction of the Republic of Colombia. TGI and Tecnoglass Holding are subject to the taxing jurisdiction of the Cayman Islands. All periods prior to 2012 are no longer subject to examination by taxing authorities in Colombia.

The Company accounts for income taxes under the asset and liability model (ASC 740 “Income Taxes”) and recognizes deferred tax assets and liabilities for the expected impact of differences between the financial statements and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. A valuation allowance is established when management determines that it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-33

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated financial statements. The Company records interest and penalties, if any, as a component of income tax expense.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding the effects of any potentially dilutive securities. Income per share assuming dilution would give effect to dilutive options, warrants, and other potential ordinary shares outstanding during the period. The calculation of the weighted-average number of ordinary shares includes 20,567,141 recapitalized shares, assumed to be outstanding as of the beginning of each period, and 3,647,529 ordinary shares of Andina Acquisition outstanding at the time of the merger. The computation of basic and diluted income per share for the year ended December 31, 2013 excludes the effect of Unit Purchase Options to purchase 900,000 units (consisting of one warrant and one ordinary share) because their inclusion would be anti-dilutive.

The Company considered the effect of warrants to purchase 9,200,000 ordinary shares in the calculation of diluted income per share, which resulted in 37,208 shares of dilutive securities for the year ended December 31, 2013. This effect had no impact on diluted income per share.

Comprehensive Income (Loss)

Other comprehensive income (loss) includes all changes in stockholders’ equity during a period from non-owner sources and is reported in the consolidated statement of stockholders’ equity. To date, other comprehensive income (loss) consists of changes in accumulated foreign currency translation adjustments during the years.

Loss Contingencies

The Company recognizes contingent losses that are both probable and estimable. In this context, the Company defines probability as circumstances under which events are likely to occur. In regards to legal costs, the Company records such costs as incurred.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU No. 2012-02, “Intangibles-Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” (ASU 2012-02), allowing entities the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. If the qualitative assessment indicates it is more-likely-than-not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, the quantitative impairment test is required. Otherwise, no testing is required. ASU 2012-02 is effective for the Company in the period beginning January 1, 2013. The adoption of this update did not have a material impact on the consolidated financial statements but may have an impact in future periods.

F-34

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

In February 2013, the FASB issued ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income” (“ASU 2013-02”). ASU 2013-02 is intended to improve the reporting of reclassifications out of accumulated other comprehensive income. Accordingly, an entity is required to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under GAAP to be reclassified in its entirety to net income. For other amounts that are not required under GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under GAAP that provide additional detail about those amounts. The amendments in this ASU supersede the presentation requirements for reclassifications out of accumulated other comprehensive income in ASU 2013-05 and ASU 2013-12. ASU 2013-02 is effective for reporting periods beginning after December 15, 2012. The Company adopted ASU 2013-02 effective January 1, 2013 and the adoption did not have an impact on the Company’s consolidated financial statements but may have an impact in future periods.

Note 4. Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, approximate their fair values due to their short-term nature, as they are receivable or payable upon demand. Amounts shown for debt approximate fair value as applicable interest rates are at current market rates.

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and advances from customers approximate their fair value due to their relatively short-term maturities. The Company bases its fair value estimate for long term debt obligations  on its internal valuation that all debt is floating rate debt based on current interest rates in Colombia.

F-35

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 5. Trade Accounts Receivable

Trade accounts receivable consists of the following:

	December 31,
	2013	2012
Trade accounts receivable	$59,413	$37,704
Less: Allowance for doubtful accounts	(403)	(273)
	$59,010	$37,431

The changes in allowances for doubtful accounts for the years ended December 31, 2013 and 2012 are as follows:

	December 31,
	2013	2012
Balance at beginning of year	$273	$169
Provision for bad debts	265	283
Deductions and write-offs	(135)	(179)
Balance at end of year	$403	$273

Note 6. Advances and Other Receivables

	December 31,
	2013	2012
Advances to Suppliers and Loans	$8,310	$10,479
Prepaid Income Taxes and Social Contributions	$2,281	$2,705
Employee Receivables	$374	$69
Other Creditors	$2,200	$3,543
	$13,165	$16,796

Included in advances to suppliers and loans is a loan to Finsocial, a company that makes loans to public school system teachers. At December 31, 2013 and 2012 the loan balances were $4,308 and $3,570 respectively

Note 7. Inventories

Inventories is comprised of the following:

	December 31,
	2013	2012
Raw materials	$17,121	$16,619
Work in process	3,243	2,643
Finished goods	2,741	573
Stores and spares	2,404	1,622
Packing material	110	102
	25,619	21,559
Less: inventory allowances	(1,438)	-
	$24,181	$21,559

F-36

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 8. Property, Plant and Equipment, Net

Property, plant and equipment consist of the following:

	December 31,
	2013	2012
Building	$34,710	$33,891
Machinery and equipment	61,539	47,585
Office equipment and software	3,221	1,773
Vehicles	1,193	885
Furniture and fixtures	1,888	2,872
Total property, plant and equipment	102,551	87,006
Accumulated depreciation and amortization	(27,403)	(26,802)
Net value of property and equipment	75,148	60,204
Land	12,234	2,828
Total property, plant and equipment, net	$87,382	$63,032

Depreciation and amortization expense, inclusive of capital lease amortization, for the years ended December 31, 2013 and 2012 amounted to $7,238 and $7,668, respectively.

Note 9. Long-Term Debt

Long-term debt is comprised of the following:

	December 31,
	2013	2012
Obligations under borrowing arrangements	$77,817	$57,255
Less: Current portion of long-term debt and other current borrowings	(29,720)	(7,125)
Long-term debt	$48,097	$50,130

F-37

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

At December 31, 2013, the Company owes approximately $77,817 under its various borrowing arrangements with several banks in Colombia and Panama including obligations under various capital leases as discussed below. The bank obligations have maturities ranging from six months to 10 years that bear interest at rates ranging from 5.6% to 10.2%. These loans are generally secured by substantially all of the Company’s accounts receivable and/or inventory. Certain obligations include covenants and events of default including requirements that the Company maintain a minimum debt to EBITDA ratio, a minimum debt service ratio, total debt to total assets ratio and sales growth ratios.

The Company was not in compliance with certain financial covenants as of December 31, 2013 for its financial obligations with Banco Colpatria. In April 2014, the bank confirmed with the Company it would take no actions to accelerate payments, increase interest, or any other actions as a result of the non-compliance with the covenants against the Company and is currently working with the Company to redefine such financial covenants to better reflect the operations of the Company.

Maturities of long-term debt and other current borrowings are as follows as of December 31, 2013:

Year Ending December 31,
2014	$26,580
2015	12,554
2016	11,544
2017	5,616
2018	2,705
Thereafter	985
Total	$59,984

Revolving Lines of Credit

The Company has approximately $2.3 million available in two lines of credit under a revolving note arrangement as of December 31, 2013.  The Revolving Notes expired and were renewed on April 3, 2014.  The interest rate on such revolving note is DTF +6.5% and DTF +7%. DTF is the primary measure of interest rates in Colombia.

The note is secured by all assets of the Company and the personal guarantees of the officer-stockholders. At December 31, 2013 and 2012 $1,872 and $487 was outstanding, respectively. Approximately $463 and $291 is available on these revolving notes as of December 31, 2013, and approximately $25 and $112 at December 31, 2012, respectively.

Capital Lease Obligations

The Company is obligated under various capital leases under which the aggregate present value of the minimum lease payments amounted to approximately $17,833. The present value of the minimum lease payments was calculated using discount rates ranging from 7.94% to 12.20%.

The future minimum lease payments under all capital leases at December 31, 2013 are as follows:

Year Ending December 31,
2014	$3,141
2015	3,228
2016	2,832
2017	1,906
2018	1,520
Thereafter	5,206
$17,833

Interest expense for the years ended December 31, 2013 and 2012 was $ 7.9 million and $5.5 million, respectively.

F-38

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 10. Note Payable to Shareholder and Advance from Shareholder

The Company issued a $100 principal amount unsecured promissory note to A. Lorne Weil, one of the Company’s Initial Stockholders and its Non-Executive Chairman of the Board, on November 8, 2011. The note was non-interest bearing and was payable on the earlier of (i) November 8, 2012, (ii) the consummation of the Offering or (iii) the date on which the Company determined not to proceed with the Offering. The parties to the notes informally agreed to extend their payable date past the Offering. The note was repaid in full on May 25, 2012.

In addition, on March 15, 2012, the stockholder paid expenses on behalf of the Company in the amount of $71 for various NASDAQ fees. The liability was repaid in full on August 24, 2012.

On May 20, 2013, the A. Lorne Weil 2006 Irrevocable Trust-Family Investment Trust (the “Trust”), a trust of which the Chairman of the Board of the Company, his spouse and his descendants are among the beneficiaries, loaned the Company $100. This note was converted into 200,000 warrants upon consummation of the Merger. The terms of the warrants were identical to the warrants issued by the Company in its initial public offering except that such warrants will not be redeemable by the Company so long as they are still held by the Trust or its permitted transferees.

From September 5 to November 7, 2013 A. Lorne Weil loaned the Company $150 of which $70 was paid at closing of the Merger and $80 remained unpaid as of December 31, 2013.

F-39

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 11.    Income Taxes

Income Taxes

The Company files income tax returns for TG and ES in the Republic of Colombia where, as a general rule, taxable income for companies is subject to a 25% Income Tax rate, except for taxpayers with special rates approved by the Congress. A minimum taxable income is calculated as 3% of net equity on the last day of the immediately preceding period and is used as taxable income if it is higher than taxable income otherwise calculated. For tax years 2013 through 2015, a special additional CREE tax will apply at a rate of 9% to certain tax payers including the Company. Starting in 2016, the rate for this tax will be 8%.

The components of income tax expense (benefit) are as follows:

	Years Ended
	Dec 31, 2013	Dec 31, 2012
Current income tax
Foreign	4,183	2,421
Deferred income Tax
Foreign	4,513	802
Total Provision for Income tax	8,696	3,223

A reconciliation of the statutory tax rate in Colombia to the Company’s effective tax rate is as follows:

	Dec 31, 2013	Dec 31, 2012
Income tax expense at statutory rates	34.0%	33.0%

Non-deductible expenses	6.5%	4.80%
Non-taxable income	(12.2)%	(5.80)%
Effective tax rate	28.3%	32.0%

The Company has the following net deferred tax assets (in thousands):

December 31, 2013
Deferred tax assets:
Accounts Receivable Clients - Delivered	517
Accounts Receivable Clients - Poc	849
Depreciation	466
Provision Inventory	489
Total deferred tax assets	2,321

Deferred tax liabilities:
Inventory Not delivered	404
Accounts Receivable Clients - Poc	4,706
Depreciation	566
Financials Liabilities	78
Provision Accounts Receivable	944
Total deferred tax liabilities	6,698

F-40

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

The Company does not have any uncertain tax positions for which it is reasonably possible that the total amount of gross unrecognized tax benefits will increase or decrease within 12 months of December 31, 2013. The unrecognized tax benefits may increase or change during the next year for items that arise in the ordinary course of business.

As of December 31, 2013 and 2012, neither TG nor ES had tax losses.

The 2013 fiscal tax year is open for ES and TG until July 1, 2014. All tax years from 2012 and prior are closed.

Note 12. Related Parties

The Company has two major related parties: ES Windows LLC (“ESW LLC”), a Florida LLC partially owned by the Chief Executive Officer and the Chief Operating Officer, and Ventanas Solar S.A. (“VS”), an importer and installer based in Panama owned by related party family members. Union Temporal ESW is a temporary joint venture with Ventanar S.A. for building projects in 2013.

The following is a summary of assets, liabilities, and income and expense transactions as of December 31, 2013 and 2012 with all related parties, shareholders, directors and managers:

Assets—	2013	2012
Due from ESW LLC	$11,823	$1,761
Due from VS	2,690	2,963
Due from Union Temporal ESW	3,199	-
Due from other related parties	1,346	570
	$19,058	$$5,294
Revenues—
Sales to ESW LLC and VS	$28,788	$26,123

Expenses—
Fees paid to Directors and Officers	408	592
Paid to other related parties	512	-

F-41

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

The Company guaranteed a bank loan for $519 to related party A Construir S.A. in order to purchase raw materials and accelerate completion of a warehouse for TG. At the December 31, 2013 the guarantee was in good standing and no liabilities have been recorded. At completion of the warehouse in February 2014, the loan was repaid in full and the guarantee was canceled.

The Company guaranteed a loan for $163 used to develop a lot adjacent to the Alutions plant into a related party fuel service station Santa Maria del Mar S.A. At the December 31, 2013 the guarantee was in good standing and no liabilities have been recorded, and the Company was in the process of restructuring the guarantee to exclude the involvement of Tecnoglass, S.A., as required by the merger agreement.

Note 13. Derivative Financial Instruments

In 2012, the Company entered into two interest rate swap (IRS) contracts as economic hedges against interest rate risk through 2017, and two currency forward contracts as economic hedges against foreign currency rate risk on U.S. dollar loans. The currency forwards expired in January 2014. Hedge accounting treatment per guidance in ASC 815-10 and related Subsections was not pursued at inception of the contracts. The derivative contracts were recorded on the balance sheet as liabilities as of December 31, 2013, at an aggregate fair value of $230. Changes in the fair value of the derivatives will be recorded in current earnings.

Note 14. Commitments and Contingencies

Guarantees

The Company guaranteed a $3,633 bank loan for Construimos y Señalizamos S.A. The borrowed funds were deposited with ES to ensure enough resources for large projects that could potentially require significant uses of cash by the Company. At the December 31, 2013, the guarantee was in good standing and no liabilities are recorded. The funds were repaid to the bank on April 1st, 2014.

Guarantees to related parties are disclosed in Note 12 – Related Parties

Legal Matters

TG and Tecnoglass USA, Inc., a related party, are named in a civil action for wrongful death, negligence and negligent infliction of emotional distress arising out of a workplace accident where a crate of glass fell and fatally crushed a worker during the unloading process. TG denies liability and intends to rigorously defend the claim in court. TG’s insurance carrier is providing coverage to TG under a $3,000 wasting policy, which means that the attorneys’ fees and expenses incurred during the defense of the claim reduce the amount of coverage available. TG’s U.S. counsel believe that the claimants’ initial request of $6,000 in negotiations is without merit or substance. Based on pre-trial settlement negotiations, TG’s U.S. counsel believe that the claimants will settle for substantially less than the $3,000 policy coverage, and uninsured losses in excess of the policy are unlikely. The case is scheduled for the trial calendar in Miami-Dade County beginning September 15, 2014. TG’s counsel believes that an uninsured loss to the Company above the coverage limits is unlikely and immaterial.

TG is also a named defendant in in the matter of Diplomat Properties, Limited Partnership as assignee of Shower Concepts, Inc. v. TG Colombia, S.A. in the 17 th Judicial Circuit in and for Broward County, Florida. Plaintiff Diplomat Properties, Limited (“Diplomat”) has asserted a claim for indemnification against TG and TG USA, Inc.. The claim arises from the supplying of glass shower doors to a hotel/spa in Broward County, Florida. Specifically, in 2006, Diplomat commenced arbitration against Shower Concepts, Inc. seeking damages for breach of contract due to fractures in the installed glass shower doors. Diplomat initiated a complaint asserting various claims which were dismissed with prejudice. The only remaining claim against the TG entities is common law indemnification. TG denies liability and asserts that Shower Concepts was at fault and that as a joint tort feasor, it cannot sue for indemnity. A trial date has not yet been set for this case. TG’s counsel believes that a liability in this claim is unlikely and immaterial.

F-42

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

General Legal Matters

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Note 15. Shareholders’ Equity

Preferred Shares

TGI is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2013, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. As of December 31, 2013, a total of 27,214,670 Ordinary shares were issued and outstanding which includes 3,000,000 Earnout shares which have been issued and placed in escrow but have no voting rights. The Earnout shares are not considered issued and outstanding as a matter of Cayman Islands law.

Legal Reserve

Colombian regulation requires that companies retain 10% of net income until it accumulates at least 50% of subscribed and paid in capital

Long Term Incentive Compensation Plan

The Long-Term Incentive Plan will reserve a number of Company ordinary shares for issuance in accordance with the plan’s terms in an amount equal to 6% of the ordinary shares outstanding immediately after the closing of the merger (including the full amount of earn out shares). The company can offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan, which include options, share appreciation rights, restricted shares and other share-based awards, are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Awards under this plan may only be granted for ten years after December 20th, 2013, the effective date of the plan and may only be exercised within ten years from the date of the grant, and five years in the case of an incentive share option granted to a person possessing more than 10% of the total combined voting power at the time of the grant.

F-43

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 16. Fair Value Measurements

ASC 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), defines fair value, establishes a framework for measuring fair value in U.S. GAAP and provides for expanded disclosure about fair value measurements. ASC 820-10 applies to all other accounting pronouncements that require or permit fair value measurements.

The Company determines or calculates the fair value of financial instruments using quoted market prices in active markets when such information is available or using appropriate present value or other valuation techniques, such as discounted cash flow analyses, incorporating available market discount rate information for similar types of instruments while estimating for non-performance and liquidity risk. These techniques are significantly affected by the assumptions used, including the discount rate, credit spreads, and estimates of future cash flow.

ASC 820-10 requires that assets and liabilities recorded at fair value be classified and disclosed in one of the following three categories:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.
•	Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.
•	Level 3 inputs are unobservable and are typically based on the Company’s own assumptions, including situations where there is little, if any, market activity. Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 classification. As a result, the unrealized gains and losses for assets within the Level 3 classification may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in historical company data) inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company classifies such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Assets and Liabilities Measured at Fair Value on a Recurring Basis (at December 31, 2013)

	Quotes Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Due from Continental Stock and Trust	15,908	-	-

Warrant Liability	-	-	18,280

Interest Rate Swap Derivative Liability		178

Foreign Currency Forward Liability		53

F-44

Tecnoglass, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(amounts in thousands, except share and per share data)

For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s principal executive determines its valuation policies and procedures.

Note 17. Segment and Geographic Information

The Company operates a single segment business for product sales which consists of geographical sales territories as follows:

	December 31,
	2013	2012
Colombia	101,754	63,217
United States	66,723	49,098
Panama	10,210	14,296
Other	4,607	3,713
	$183,294	$130,324

Note 18. Subsequent Events

In March 2014, the Company closed on its letter of intent dated December 26, 2013 for the purchase of land adjacent to the Company’s current facilities for $7.3 million.

On March 5, 2014, the Company entered into a subscription agreement with an affiliate of A. Lorne Weil, the Company’s Non-Executive Chairman of the Board, pursuant to which such affiliate agreed to purchase an aggregate of 95,693 ordinary shares of the Company for $1,000,000, or approximately $10.45 per share, representing a slight premium to the closing price of the ordinary shares immediately prior to the execution of the subscription agreement. The transaction closed on March 14, 2014.

Subsequent events were evaluated through April 16, 2014 the date the financial statements were available for publication.

F-45

TECNOGLASS INC.

31,362,216 Ordinary Shares and 5,500,000 Warrants (for Resale)

11,000,000 Ordinary Shares and 900,000 Warrants (for Issuance)

PROSPECTUS

           , 2014

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.            Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions), all of which will be paid by the registrant, to be incurred in connection with the registration and sale of the ordinary shares and warrants that are the subject of this registration statement:

Securities and Exchange Commission registration fee	$47,350
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	2,650

Total	$80,000

Item 14.            Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful default, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

We also have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys' fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Item 15.            Recent Sales of Unregistered Securities

During the past three years, we sold the following ordinary shares without registration under the Securities Act of 1933, as amended (the “Act”):

We issued the following shares in September and October 2011 in connection with our organization

Name	Number of Shares
A. Lorne Weil	717,500
Julio A. Torres	50,000
Martha L. Byorum	50,000
Capital Advisory Partners L.A.	50,000
Eduardo Robayo	50,000
B. Luke Weil	460,000
Eric Carrera	2,500
Robert Stevens	7,500
LWEH LLC	50,000

These shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02 per share.

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Simultaneous with the consummation of our initial public offering, certain of the Company’s initial shareholders (or their affiliates) and Graubard Miller purchased an aggregate of 4,800,000 warrants from us on a private placement basis simultaneously with the consummation of our initial public offering, for an aggregate purchase price of $2,400,000 and EarlyBirdCapital, Inc. (and its designees) purchased two options to purchase units identical to those sold in our initial public offering for purchase prices of $100 and $500,000.. These issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

On May 20, 2013, the A. Lorne Weil 2006 Irrevocable Trust—Family Investment Trust (the “Trust”), a trust of which our non-executive chairman of the board of directors, his spouse and his descendants are among the beneficiaries, loaned the Company $100,000. The loan was evidenced by an unsecured, convertible promissory note issued to the Trust. Pursuant to the terms of the promissory note, the Trust converted the entire amount of the promissory note into ordinary shares of the Company at a price of $0.50 per share upon consummation of the merger. The issuance of the note, and later issuance of 200,000 ordinary shares upon conversion, to the Trust were exempt pursuant to Section 4(2) of the Securities Act.

On December 19, 2013, the Company entered into subscription agreements with two investors pursuant to which such investors purchased an aggregate of 649,382 ordinary shares at a price of $10.18 per share. These shares were sold under Section 4(2) of the Securities Act, as the investors are accredited investors.

As consideration for the merger, the Company issued 20,567,141 ordinary shares to Energy Holding Corporation, the sole shareholder of Tecnoglass Holding of which the former shareholders of TG and ES are the sole shareholders. Additionally, the Company is contractually obligated to issue 3,000,000 ordinary shares upon the attainment of certain share price targets or targets based on the Company’s EBITDA for the fiscal years ending December 31, 2014, 2015 and 2016. All such shares were (and with respect to the earnout shares will be) issued under Regulation D under the Securities Act with respect to investors residing in the United States as fewer than 35 investors were non-accredited investors and under Regulation S under the Securities Act with respect to investors not residing in the United States.

On March 5, 2014, the Company entered into a subscription agreement with an affiliate of A. Lorne Weil, pursuant to which such affiliate purchased an aggregate of 95,693 shares of the Company for $1,000,000, or approximately $10.45 per share. The shares were sold to the investor under Section 4(2) of the Securities Act of 1933, as the investor is an accredited investor.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.            Exhibits

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.           Undertakings

(a)      The undersigned registrant hereby undertakes:

  (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)         to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

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provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barranquilla, Colombia, on May 20, 2014.

TECNOGLASS INC.

By:	/s/ Joaquin Fernandez
Name:	Joaquin Fernandez
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jose M. Daes
Jose M. Daes	Chief Executive Officer (Principal Executive Officer) and Director	May 20, 2014

/s/ Joaquin Fernandez
Joaquin Fernandez	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2014

/s/ *
Christian Daes	Chief Operating Officer and Director	May 20, 2014

/s/ *
Martha L. Byorum	Director	May 20, 2014

/s/ *
A. Lorne Weil	Non-Executive Chairman of the Board	May 20, 2014

/s/ *
Julio A. Torres	Director	May 20, 2014

/s/ *
Samuel R. Azout	Director	May 20, 2014

/s/ *
Juan Carlos Vilarino	Director	May 20, 2014

* By:	/s/ Jose M. Daes
Jose M. Daes
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description	Included	Form	Filing Date

2.1	Agreement and Plan of Reorganization dated as of August 17, 2013 and as amended November 6, 2013, by and among the Company, Andina Merger Sub, Inc., TG S.A., C.I. Energía Solar S.A. E.S. Windows and Tecno Corporation	By Reference	Schedule 14A	December 4, 2013

3.1	Third Amended and Restated Memorandum and Articles of Association.	By Reference	Schedule 14A	December 4, 2013

4.1	Specimen Ordinary Share Certificate.	By Reference	S-1/A	January 23, 2012

4.2	Specimen Warrant Certificate.	By Reference	S-1/A	December 28, 2011

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.	By Reference	8-K	March 22, 2012

4.4	Form of First Unit Purchase Option issued to EarlyBirdCapital, Inc. and its designees	By Reference	S-1/A	March 12, 2012

4.5	Form of Second Unit Purchase Option issued to EarlyBirdCapital, Inc. and its designees	By Reference	S-1/A	March 7, 2012

5.1	Opinion of Maples & Calder	Herewith

5.2	Opinion of Graubard Miller	Herewith

10.1	Form of Escrow Agreement between the Company, Continental Stock Transfer & Trust Company and the Initial Shareholders.	By Reference	S-1/A	March 12, 2012

10.2	Amended and Restated Registration Rights Agreement among the Company, the Initial Shareholders and Energy Holding Corporation.	By Reference	8-K	December 27, 2013

10.3	Form of Subscription Agreements among the Company, Graubard Miller and the Purchasers of Private Placement Warrants.	By Reference	S-1/A	March 7, 2012

10.4	Promissory Note issued to A. Lorne Weil 2006 Irrevocable Trust – Family Investment Trust	By Reference	10-K	June 13, 2013

10.5	Indemnity Escrow Agreement dated as of December 20, 2013, by and among the Company, Representative, Committee and Continental Stock Transfer and Trust Company.	By Reference	8-K	December 27, 2013

10.6	Additional Shares Escrow Agreement dated as of December 20, 2013, by and among the Company, Representative, Committee and Continental Stock Transfer and Trust Company.	By Reference	8-K	December 27, 2013

10.7	Form of Lock-Up Agreement between the Company and Energy Holding Corporation	By Reference	8-K	August 22, 2013

10.8	Form of Subscription Agreement	By Reference	8-K	December 19, 2013

10.9	Form of Warrant/UPO Transfer Agreement	By Reference	10-K	April 16, 2014

10.10	Advisory Services Agreement between the Company and Morgan Joseph TriArtisan LLC	By Reference	10-K/A	June 17, 2013

10.11	2013 Long-Term Incentive Equity Plan	By Reference	Schedule 14A	December 4, 2013

10.12	Form of Indemnification Agreement	By Reference	8-K	March 6, 2014

21	List of Subsidiaries	By Reference	10-K	April 16, 2014

23.1	Consent of Maples & Calder	Herewith (included in Exhibit 5.1)

23.2	Consent of Graubard Miller	Herewith (included in Exhibit 5.2)

23.3	Consent of Crowe Horwath Co. S.A.	Herewith

23.4	Consent of Marcum LLP	Herewith

24.1	Power of Attorney	*

101.INS	XBRL Instance Document	Herewith
101.SCH	XBRL Taxonomy Extension Schema	Herewith
101.CAL	XBRL Taxonomy Extension Calculation Linkbase	Herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase	Herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase	Herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase	Herewith

*    Previously Provided.

64